Filed Pursuant to Rule 424(b)(5)
Registration No. 333- 249079
The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are part of an effective registration statement filed with the Securities and Exchange Commission under the Securities Act of 1933. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.
Subject to Completion, dated March 16, 2021
PRELIMINARY PROSPECTUS SUPPLEMENT
(To Prospectus dated September 28, 2020)
$3,000,000,000

T-Mobile USA, Inc.
$     % Senior Notes due 2026
$     % Senior Notes due 2029
$     % Senior Notes due 2031
T-Mobile USA, Inc., a Delaware corporation (“T-Mobile USA” or the “Issuer”) and a direct wholly-owned subsidiary of T-Mobile US, Inc., a Delaware corporation (“T-Mobile US” or “Parent”) is offering $     aggregate principal amount of its    % Senior Notes due 2026 (the “2026 Notes”), $    aggregate principal amount of its    % Senior Notes due 2029 (the “2029 Notes”) and $     aggregate principal amount of its    % Senior Notes due 2031 (the “2031 Notes”). In this prospectus supplement, the term “Notes” collectively refers to the 2026 Notes, the 2029 Notes and the 2031 Notes.
We intend to use $2.0 billion of the net proceeds from this offering to acquire spectrum licenses pursuant to the FCC’s C-Band spectrum Auction 107, with any remainder to be used first to redeem the Issuer’s 6.500% Senior Notes due 2026 and then for refinancing existing indebtedness on an ongoing basis. See “Use of Proceeds.”
The 2026 Notes will bear interest at a rate of    % per year and mature on   , 2026. The 2029 Notes will bear interest at a rate of    % per year and mature on   , 2029. The 2031 Notes will bear interest at a rate of    % per year and mature on    , 2031. Interest on the Notes will be paid on each     and    , commencing    , 2021. See “Description of Notes—Brief Description of the Notes and the Note Guarantees—Principal, Maturity and Interest.” There is no sinking fund for the Notes.
The 2026 Notes will be redeemable, in whole or in part, at any time on or after    , 2023 at the redemption prices specified under “Description of Notes—Optional Redemption” plus accrued and unpaid interest to, but not including, the redemption date. The Issuer may redeem up to 40% of the aggregate principal amount of the 2026 Notes prior to    , 2023 with an amount equal to the net cash proceeds from certain equity offerings. The Issuer also may redeem the 2026 Notes prior to    , 2023 at a specified “make-whole” redemption price plus accrued and unpaid interest to, but not including, the redemption date.
The 2029 Notes will be redeemable, in whole or in part, at any time on or after    , 2024 at the redemption prices specified under “Description of Notes—Optional Redemption” plus accrued and unpaid interest to, but not including, the redemption date. The Issuer may redeem up to 40% of the aggregate principal amount of the 2029 Notes prior to    , 2024 with an amount equal to the net cash proceeds from certain equity offerings. The Issuer also may redeem the 2029 Notes prior to    , 2024 at a specified “make-whole” redemption price plus accrued and unpaid interest to, but not including, the redemption date.
The 2031 Notes will be redeemable, in whole or in part, at any time on or after    , 2026 at the redemption prices specified under “Description of Notes—Optional Redemption” plus accrued and unpaid interest to, but not including, the redemption date. The Issuer may redeem up to 40% of the aggregate principal amount of the 2031 Notes prior to    , 2024 with an amount equal to the net cash proceeds from certain equity offerings. The Issuer also may redeem the 2031 Notes prior to    , 2026 at a specified “make-whole” redemption price plus accrued and unpaid interest to, but not including, the redemption date.
If the Issuer experiences a Change of Control Triggering Event (as defined herein), the Issuer will be required to offer to repurchase the Notes at a repurchase price equal to 101% of the principal amount, plus accrued and unpaid interest to, but not including, the repurchase date. See “Description of Notes—Repurchase at the Option of Holders—Change of Control Triggering Event.”
The Issuer’s obligations under the Notes will be guaranteed (such guarantees, the “Guarantees”) by (x) T-Mobile US and each wholly-owned subsidiary of the Issuer that is not an Excluded Subsidiary (as defined herein) and either (i) is or becomes an obligor of the Credit Agreement (as defined herein) or (ii) issues or guarantees certain capital markets debt securities, and (y) any future direct or indirect subsidiary of T-Mobile US or any subsidiary thereof that owns capital stock of the Issuer.
The Notes and the Guarantees will be the Issuer’s and the guarantors’ unsubordinated unsecured obligations; will be senior in right of payment to any future indebtedness of the Issuer or any guarantor to the extent that such future indebtedness provides by its terms that it is subordinated in right of payment to the Notes and the Guarantees; will be equal in right of payment with any of the Issuer’s and the guarantors’ existing and future indebtedness and other liabilities that are not by their terms subordinated in right of payment to the Notes, including, without limitation, obligations under the Existing T-Mobile Secured Notes, the Existing T-Mobile Unsecured Notes, the Existing Sprint Unsecured Notes, the Credit Agreement and the Tower Obligations (each as defined herein); will be effectively subordinated to all existing and future secured indebtedness of the Issuer or any guarantor, including, without limitation, obligations under the Existing T-Mobile Secured Notes and the Credit Agreement, in each case to the extent of the value of the assets securing such indebtedness; and will be structurally subordinated to all of the liabilities and other obligations of the subsidiaries of T-Mobile US that are not obligors with respect to the Notes, including the Existing Sprint Spectrum-Backed Notes (as defined herein), factoring arrangements and Tower Obligations.
Investing in the Notes involves risks. See “Risk Factors” beginning on page S-17 of this prospectus supplement. You should also consider the risk factors described in the documents incorporated by reference in the accompanying prospectus.
	Per 2026 Note	Per 2029 Note	Per 2031 Note
Public Offering Price	%	%	%
Total	$	$	$
Proceeds to T-Mobile USA, Inc.(1)	$	$	$
(1)
Before expenses. The underwriting discount is    % of the principal amount thereof, resulting in total underwriting discounts of (i) $     for the 2026 Notes, (ii) $     for the 2029 Notes and (iii) $     for the 2031 Notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
Each series of Notes will be issued only in registered form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Issuer does not intend to apply for the Notes to be listed on any securities exchange or to arrange for the Notes to be quoted on any quotation system. Currently, there is no public market for the Notes.
The underwriters are offering the Notes as set forth under “Underwriting.” Delivery of the Notes is expected to be made on or about March   , 2021 through the facilities of The Depository Trust Company.
Joint Book-Running Managers
Credit Suisse	Citigroup	Deutsche Bank Securities	Goldman Sachs & Co. LLC
Barclays	J.P. Morgan	Morgan Stanley	RBC Capital Markets
The date of this prospectus supplement is March   , 2021.

Prospectus Supplement
Prospectus
Neither we nor the underwriters named under “Underwriting” in this prospectus supplement (the “underwriters”) have authorized any other person to provide you with information different from that contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus or in any related free writing prospectus that we may provide to you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give. We are offering to sell and are seeking offers to buy the Notes only in jurisdictions where offers and sales are permitted. The information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus is accurate only as of the respective dates of such documents regardless of the time of delivery of this prospectus supplement, the accompanying prospectus, any related free writing prospectus or any sale of the Notes. Our business, financial condition, results of operations and prospects may have changed since such date.
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ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of the Notes and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in the accompanying prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus or this prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement.
As permitted by the rules and regulations of the Securities and Exchange Commission (the “SEC”), the registration statement of which the accompanying prospectus forms a part includes additional information not contained in this prospectus supplement. You may read the registration statement and the other reports we file with the SEC at the SEC’s website described below under the heading “Where You Can Find More Information.”
You should read this prospectus supplement along with the accompanying prospectus, any related free writing prospectus and the documents incorporated by reference carefully before you decide whether to invest. These documents contain important information you should consider when making your investment decision. This prospectus supplement contains information about the securities offered in this offering and may add, update or change information in the accompanying prospectus.
In this prospectus supplement, unless stated otherwise or the context indicates otherwise, references to “T-Mobile,” the “Company,” “our Company,” “we,” “our,” “ours” and “us” refer to T-Mobile US, Inc. together with its direct and indirect domestic subsidiaries, including T-Mobile USA and its subsidiaries and, on and after April 1, 2020, Sprint Corporation, a Delaware corporation (“Sprint”) and its subsidiaries. References to “T-Mobile USA” and the “Issuer” refer to T-Mobile USA, Inc. only. T-Mobile USA’s corporate parent is T-Mobile US, Inc., which we refer to in this prospectus supplement on a stand-alone basis as “T-Mobile US” or “Parent.” T-Mobile US has no operations separate from its investment in T-Mobile USA. Accordingly, unless otherwise noted, all of the business and financial information in this prospectus supplement, including the factors identified under “Risk Factors” beginning on page S-17, is presented on a consolidated basis for T-Mobile.
MARKET AND OTHER DATA AND FORECASTS
Market data and other statistical information used in this prospectus supplement, the accompanying prospectus or any related free writing prospectus or incorporated by reference in this prospectus supplement, the accompanying prospectus or any related free writing prospectus are based on independent industry publications, government publications, reports by market research firms and other published independent sources. Some data is also based on our good faith estimates, which we derive from our review of internal surveys and independent sources. Although we believe these sources are reliable, we have not independently verified the information. We neither guarantee its accuracy nor undertake a duty to provide or update such data in the future.
TRADEMARKS, TRADE NAMES AND SERVICE MARKS
This prospectus supplement, the accompanying prospectus, any related free writing prospectus and the documents incorporated by reference in this prospectus supplement, the accompanying prospectus or any related free writing prospectus may include trademarks, trade names and service marks owned by us or other companies. All trademarks, trade names and service marks included or incorporated by reference in this prospectus supplement, the accompanying prospectus, any related free writing prospectus and the documents incorporated by reference in this prospectus supplement, the accompanying prospectus or any related free writing prospectus are the property of their respective owners.
ROUNDING
Certain numbers and percentages presented in this prospectus supplement may not sum to the totals presented due to rounding.
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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements in this prospectus supplement, the accompanying prospectus, any related free writing prospectus, the documents incorporated by reference and our other public statements include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, including information concerning our future results of operations, are forward-looking statements. These forward-looking statements are generally identified by the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “could” or similar expressions. Forward-looking statements are based on current expectations and assumptions, which are subject to risks and uncertainties that may cause actual results to differ materially from the forward-looking statements. The following important factors, along with the risk factors identified under “Risk Factors” and the risk factors incorporated by reference herein, could affect future results and cause those results to differ materially from those expressed in the forward-looking statements:
•	natural disasters, public health crises, including the COVID-19 pandemic, terrorist attacks or similar incidents;
•	adverse economic, political or market conditions in the U.S. and international markets, including those caused by the COVID-19 pandemic;
•	competition, industry consolidation and changes in the market condition for wireless services;
•	data loss or other security breaches;
•	the scarcity and cost of additional wireless spectrum, and regulations relating to spectrum use;
•	our inability to retain or motivate key personnel, hire qualified personnel or maintain our corporate culture;
•	our inability to take advantage of technological developments on a timely basis;
•	system failures and business disruptions, allowing for unauthorized use of or interference with our network and other systems;
•
the impacts of the actions we have taken and conditions we have agreed to in connection with the regulatory proceedings and approvals of the Transactions (as defined below), including the prepaid transaction, the complaint and proposed final judgment (the “Consent Decree”) agreed to by us, Deutsche Telekom AG (“DT”), Sprint, SoftBank Group Corp. (“SoftBank”) and DISH Network Corporation (“DISH”) with the U.S. District Court for the District of Columbia, which was approved by the Court on April 1, 2020, the proposed commitments filed with the Secretary of the Federal Communications Commission (“FCC”), which we announced on May 20, 2019, certain national security commitments and undertakings, and any other commitments or undertakings entered into including but not limited to those we have made to certain states and nongovernmental organizations (collectively, the “Government Commitments”), and the challenges in satisfying the Government Commitments in the required time frames and the significant cumulative cost incurred in tracking, monitoring and complying with them;

•
our inability to manage the ongoing commercial and transition services arrangements that we entered into with DISH in connection with the prepaid transaction, which we completed on July 1, 2020, and known or unknown liabilities arising in connection therewith;

•	the effects of any future acquisition, investment, or merger involving us;
•	any disruption or failure of our third parties (including key suppliers) to provide products or services for the operation of our business;
•	the occurrence of high fraud rates or volumes related to device financing, customer payment cards, third-party dealers, employees, subscriptions, identities or account takeover fraud;
•	our substantial level of indebtedness and our inability to service our debt obligations in accordance with their terms or to comply with the restrictive covenants contained therein;
•	adverse changes in the ratings of our debt securities or adverse conditions in the credit markets;
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•
the risk of future material weaknesses we may identify while we work to integrate and align policies, principles and practices of the two companies following the Merger (as defined below), or any other failure by us to maintain effective internal controls, and the resulting significant costs and reputational damage;

•	any changes in regulations or in the regulatory framework under which we operate;
•	laws and regulations relating to the handling of privacy and data protection;
•	unfavorable outcomes of existing or future legal proceedings;
•	our offering of regulated financial services products and exposure to a wide variety of state and federal regulations;
•	new or amended tax laws or regulations or administrative interpretations and judicial decisions affecting the scope or application of tax laws or regulations;
•	the possibility that we may be unable to renew our spectrum leases on attractive terms or the possible revocation of our existing licenses in the event that we violate applicable laws;
•	interests of our significant stockholders that may differ from the interests of other stockholders;
•	future sales of our common stock by DT and SoftBank and our inability to attract additional equity financing outside the United States due to foreign ownership limitations by the FCC;
•	the volatility of our stock price and our lack of plan to pay cash dividends in the foreseeable future;
•
failure to realize the expected benefits and synergies of the merger (the “Merger”) with Sprint, pursuant to the Business Combination Agreement with Sprint and the other parties named therein (as amended, the “Business Combination Agreement”) and the other transactions contemplated by the Business Combination Agreement (collectively, the “Transactions”) in the expected timeframes or in the amounts anticipated;

•
any delay and costs of, or difficulties in, integrating our business and Sprint's business and operations, and unexpected additional operating costs, customer loss and business disruption, including maintaining relationships with employees, customers, suppliers or vendors;

•	unanticipated difficulties, disruption, or significant delays in our long-term strategy to migrate Sprint's legacy customers onto T-Mobile's existing billing platforms; and
•	changes to existing or the issuance of new accounting standards by the Financial Accounting Standards Board or other regulatory agencies.
Additional information concerning these and other risk factors is contained in the section titled “Risk Factors” in this prospectus supplement and the documents incorporated by reference.
Forward-looking statements in this prospectus supplement, the accompanying prospectus, any related free writing prospectus or the documents incorporated by reference speak only as of the date of this prospectus supplement or the applicable document incorporated by reference (or such earlier date as may be specified in the applicable document), as applicable, are based on assumptions and expectations as of such dates, and involve risks, uncertainties and assumptions, many of which are beyond our ability to control or predict, including the factors above. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. We undertake no obligation to revise or publicly release any revision to these forward-looking statements, except as required by law. For more information, see the section entitled “Where You Can Find More Information.” The results presented for any period may not be reflective of results for any subsequent period.
You should carefully read and consider the cautionary statements contained or referred to in this section in connection with any subsequent written or oral forward-looking statements that may be issued by us or persons acting on our behalf, and all future written and oral forward-looking statements attributable to us are expressly qualified in their entirety by the foregoing cautionary statements.
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SUMMARY
The following summary highlights selected information about us contained elsewhere or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus. This summary does not contain all of the information you should consider before deciding whether to invest in the Notes. You should review this entire prospectus supplement, the accompanying prospectus and any related free writing prospectus carefully, including the risks of investing in the Notes described under the heading “Risk Factors” beginning on page S-17 in this prospectus supplement, as well as our and Sprint’s consolidated financial statements and notes thereto and other information incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus.
Our Company
We are the Un-carrier. Through our Un-carrier strategy, we have disrupted the wireless communications services industry, by actively engaging with and listening to our customers and eliminating their existing pain points, including providing them with added value, an exceptional experience and implementing signature Un-carrier initiatives that have changed the wireless industry. We ended annual service contracts, overages, unpredictable international roaming fees, data buckets and much more. We are inspired by a relentless customer experience focus, consistently leading the wireless industry in customer care by delivering an excellent customer experience with our “Team of Experts,” which drives our record-high customer satisfaction levels while enabling operational efficiencies.
The Un-carrier was supercharged upon the completion of our Merger with Sprint on April 1, 2020, which resulted in Sprint and its subsidiaries becoming wholly owned consolidated subsidiaries of T-Mobile. Through the Merger, we acquired Sprint’s customers and 2.5 GHz mid-band spectrum, among other assets. As the supercharged Un-carrier, we are on a mission to build America’s best 5G network, offering customers unrivalled coverage and capacity where they live, work and play. Our network is the foundation of our success and powers everything we do. As one company, we have begun to combine our mid-band spectrum licenses, including Advanced Wireless Services (“AWS”), Personal Communications Services (“PCS”) and 2.5 GHz, our millimeter-wave licenses and our foundational layer of low-band spectrum, including 600 MHz, 700 MHz and 800 MHz, to create a “layer cake” of spectrum and provide an unmatched 5G experience to our customers. We believe this layer cake will broaden and deepen our nationwide 5G network enabling accelerated innovation and increased competition in the U.S. wireless, video and broadband industries. We have achieved and expect to continue to achieve significant synergies and cost reductions by eliminating redundancies within the combined network as well as other business processes and operations.
Our 4G Long-Term Evolution (“LTE”) network covers 328 million people (99% of the U.S. population). Additionally, our 5G network is America’s largest, covering 1.6 million square miles, 280 million people and 9,100 cities and towns across the United States, including Puerto Rico and the U.S. Virgin Islands, as of December 31, 2020.
We continue to expand the footprint and improve the quality of our network, providing outstanding wireless experiences for customers who will not have to compromise on quality and value. Going forward, it is this network that will allow us to deliver new, innovative products and services with the same customer experience focus and industry-disrupting mentality that has redefined the wireless communications services industry in the United States in the customers’ favor.
As of December 31, 2020, we provide wireless services to 102.1 million postpaid and prepaid customers and generate revenue by providing affordable wireless communications services to these customers, as well as a wide selection of wireless devices and accessories. Our most significant expenses relate to operating and expanding our network, providing a full range of devices, acquiring and retaining high-quality customers and compensating employees. We provide service, devices and accessories across our flagship brands, T-Mobile and Metro by T-Mobile, through our owned and operated retail stores, as well as through our websites (www.t-mobile.com and www.metrobyt-mobile.com), T-Mobile app and customer care channels. In addition, we sell devices to dealers and other third-party distributors for resale through independent third-party retail outlets and a variety of third-party websites. The information on our websites is not incorporated into or part of this prospectus supplement (except for our SEC reports expressly incorporated by reference herein).

Corporate Information
Our corporate headquarters and principal executive offices are located at 12920 SE 38th Street, Bellevue, Washington 98006. Our telephone number is (425) 378-4000. We maintain a website at www.T-Mobile.com where our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to those reports are available without charge, as soon as reasonably practicable following the time they are filed with or furnished to the SEC. The information on or accessible through our website is not incorporated into or part of this prospectus supplement (except for our SEC reports expressly incorporated by reference herein).
Corporate Structure
The diagram below illustrates the corporate structure of the Company:

(1)	See “Description of Other Indebtedness and Certain Financing Transactions.”
(2)
Certain subsidiaries of the Issuer will not provide guarantees of the Notes, the Existing T-Mobile Unsecured Notes (as defined under “Description of Other Indebtedness and Certain Financing Transactions—Existing T-Mobile Unsecured Notes”) and the Existing T-Mobile Secured Notes (as defined under “Description of Other Indebtedness and Certain Financing Transactions—Existing T-Mobile Secured Notes”) (such as certain designated special purpose entities, a reinsurance subsidiary and immaterial subsidiaries). See “Description of Notes—Brief Description of the Notes and the Note Guarantees—The Note Guarantees.” Assuming that on December 31, 2020, we had completed the Q1 Notes Issuances (as defined under “—Recent Developments—Notes Issuances”) and the issuance of the Notes and all the Guarantees were in place, subsidiaries that will not provide guarantees of the Notes that were included in Parent’s consolidated financial statements as of such date had approximately $12.2 billion of total assets and approximately $6.7 billion in indebtedness and Tower Obligations (as defined under “Description of Other Indebtedness and Certain Financing Transactions—Existing T-Mobile Tower Transactions”) outstanding.

Recent Developments
Notes Issuances
On January 14, 2021, the Issuer issued $1.0 billion in aggregate principal amount of its 2.250% Senior Notes due 2026, $1.0 billion in aggregate principal amount of its 2.625% Senior Notes due 2029 and $1.0 billion in aggregate principal amount of its 2.875% Senior Notes due 2031. Such issuances are referred to collectively as the “Q1 Notes Issuances”.

The Offering
Issuer
T-Mobile USA, Inc.
Securities
$     aggregate principal amount of   % Senior Notes due 2026.
$     aggregate principal amount of   % Senior Notes due 2029.
$     aggregate principal amount of   % Senior Notes due 2031.
Issue Date
    , 2021.
Maturity
The 2026 Notes will mature on    , 2026.
The 2029 Notes will mature on    , 2029.
The 2031 Notes will mature on    , 2031.
Interest Payment Dates
Interest on the Notes will be paid on each     and    , commencing    , 2021.
Optional Redemption
The Issuer may, at its option, redeem some or all of the 2026 Notes at any time on or after    , 2023 at the fixed redemption prices described in the section “Description of Notes—Optional Redemption,” plus accrued and unpaid interest, if any, to, but not including, the redemption date. Prior to    , 2023, the Issuer may, at its option, redeem some or all of the 2026 Notes at a make-whole price, plus accrued and unpaid interest, if any, to, but not including, the redemption date. In addition, prior to    , 2023, the Issuer may, at its option, redeem up to 40% of the aggregate principal amount of the 2026 Notes with an amount equal to the net cash proceeds of certain sales of equity securities or certain contributions to its equity at the redemption prices described in the section “Description of Notes—Optional Redemption,” plus accrued and unpaid interest, if any, to, but not including, the redemption date.

The Issuer may, at its option, redeem some or all of the 2029 Notes at any time on or after    , 2024 at the fixed redemption prices described in the section “Description of Notes—Optional Redemption,” plus accrued and unpaid interest, if any, to, but not including, the redemption date. Prior to    , 2024, the Issuer may, at its option, redeem some or all of the 2029 Notes at a make-whole price, plus accrued and unpaid interest, if any, to, but not including, the redemption date. In addition, prior to     , 2024, the Issuer may, at its option, redeem up to 40% of the aggregate principal amount of the 2029 Notes with an amount equal to the net cash proceeds of certain sales of equity securities or certain contributions to its equity at the redemption prices described in the section “Description of Notes—Optional Redemption,” plus accrued and unpaid interest, if any, to, but not including, the redemption date.

The Issuer may, at its option, redeem some or all of the 2031 Notes at any time on or after    , 2026 at the fixed redemption prices described in the section “Description of Notes—Optional Redemption,” plus accrued and unpaid interest, if any, to, but not including, the redemption date. Prior to    , 2026, the Issuer may, at its option, redeem some or all of the 2031 Notes at a make-whole price, plus accrued and unpaid interest, if any, to, but not including, the redemption date. In addition, prior to    , 2024, the Issuer may, at its option, redeem up to 40% of the aggregate principal amount of the 2031 Notes with an amount equal to the net cash proceeds of certain sales of equity securities or certain contributions to its equity at the redemption prices described in the section “Description of Notes—Optional Redemption,” plus accrued and unpaid interest, if any, to, but not including, the redemption date.
Ranking
The Notes:
•	will be general unsecured, unsubordinated obligations of the Issuer;
•	will be senior in right of payment to any future indebtedness of the Issuer to the extent that such future indebtedness provides by its terms that it is subordinated in right of payment to the Notes;
•
will rank equal in right of payment with any of the Issuer’s existing and future indebtedness and other liabilities that are not by their terms subordinated in right of payment to the Notes, including, without limitation, the obligations under the Existing T-Mobile Secured Notes, the Existing T-Mobile Unsecured Notes, the Existing Sprint Unsecured Notes (as defined under “Description of Other Indebtedness and Certain Financing Transactions—Existing Sprint Unsecured Notes”), the Credit Agreement (as defined under “Description of Other Indebtedness and Certain Financing Transactions—Credit Agreement”) and the Tower Obligations;

•
will be effectively subordinated to all existing and future secured indebtedness of the Issuer, including, without limitation, obligations under the Existing T-Mobile Secured Notes and the Credit Agreement, in each case to the extent of the value of the Issuer’s assets securing such indebtedness;

•	will be structurally subordinated to all of the liabilities and other obligations of the Issuer’s subsidiaries that are not obligors with respect to the Notes, including the Existing Sprint Spectrum-Backed Notes, factoring arrangements and Tower Obligations; and
•	will be unconditionally guaranteed on a senior unsecured basis by Parent and the Subsidiary Guarantors (as defined under “Description of Notes—Certain Definitions”).
See “Risk Factors—Risks Related to this Offering and the Notes—The Notes and the Guarantees will be structurally subordinated to the indebtedness and other liabilities of the Issuer’s non-guarantor subsidiaries.”
Assuming that on December 31, 2020, we had completed the Q1 Notes Issuances, and also completed this offering and used a portion of the net proceeds of this offering, together with cash on hand, to redeem $1.0 billion in aggregate principal amount of the Issuer’s 6.500% Senior Notes due 2026, we would have had approximately $81.6 billion of outstanding indebtedness and other obligations, excluding letter of credit obligations, including $36.3 billion of effectively senior outstanding secured indebtedness and $40.8 billion of pari passu outstanding unsecured indebtedness. Our effectively senior, secured indebtedness would consist of $31.8 billion of Existing T-Mobile Secured Notes and an aggregate principal amount of $4.6 billion of Existing Sprint Spectrum-Backed Notes outstanding, with up to $2.4 billion remaining available for issuance, under the Sprint Spectrum Note Facility (as defined under “Description of Other Indebtedness and Certain Financing Transactions—Existing Sprint Spectrum Note Facility”). Our pari passu unsecured indebtedness would consist of $3.0 billion of Notes offered hereby, $15.1 billion of Existing T-Mobile Unsecured Notes, $19.8 billion of Existing Sprint Unsecured Notes and approximately $3.0 billion in unsecured Tower Obligations. We also would have had $5.5 billion of revolving borrowings available on an effectively senior, secured basis under the Credit Agreement.
Note Guarantees
The Notes will be guaranteed by (x) Parent and any wholly-owned subsidiary of the Issuer that is not an Excluded Subsidiary and either (i) is or becomes an obligor of the Credit Agreement or (ii) issues or guarantees certain capital markets debt securities, and (y) any future direct or indirect subsidiary of Parent or any subsidiary thereof that owns capital stock of the Issuer. See “Description of Notes—Brief Description of the Notes and the Note Guarantees—The Note Guarantees.” Each Guarantee of the Notes by a guarantor:
•	will be a general unsecured, unsubordinated obligation of such guarantor;

•
will be senior in right of payment to any future indebtedness of that guarantor to the extent that such future indebtedness provides by its terms that it is subordinated in right of payment to such guarantor’s Guarantee;

•
will be equal in right of payment with any of that guarantor’s existing and future indebtedness and other liabilities that are not by their terms subordinated in right of payment to the Notes, including, without limitation, obligations under the Existing T-Mobile Secured Notes, the Existing T-Mobile Unsecured Notes, the Existing Sprint Unsecured Notes and the Credit Agreement;

•
will be effectively subordinated to any Subsidiary Guarantor’s existing and future secured indebtedness, including, without limitation, obligations under the Existing T-Mobile Secured Notes and the Credit Agreement, in each case to the extent of the value of the assets of such Subsidiary Guarantor securing such Indebtedness (as defined under “Description of Notes—Certain Definitions”); and

•	will be structurally subordinated to all of the indebtedness and other obligations of any subsidiaries of that guarantor that are not obligors with respect to the Notes.
See “Risk Factors—Risks Related to this Offering and the Notes—The Notes and the Guarantees will be unsecured and effectively subordinated to the Issuer’s and the guarantors’ existing and future secured indebtedness, including the Existing T-Mobile Secured Notes and borrowings under the Credit Agreement” and “Risk Factors—Risks Related to this Offering and the Notes—The Notes and the Guarantees will be structurally subordinated to the indebtedness and other liabilities of the Issuer’s non-guarantor subsidiaries.”
Assuming that on December 31, 2020, we had completed the Q1 Notes Issuances and all the Guarantees were in place, subsidiaries that will not provide guarantees of the Notes that were included in Parent’s consolidated financial statements as of such date had approximately $12.2 billion of total assets and approximately $6.7 billion in indebtedness and Tower Obligations outstanding.
If Parent has achieved an investment grade corporate rating and the Notes would have an investment grade rating after giving effect to the proposed release of the subsidiary guarantees from two of the following: Standard & Poor’s Financial Services LLC, Moody’s

Investors Service, Inc. and Fitch Ratings, Inc. and certain other conditions are met, the Issuer may elect to have the subsidiary guarantees permanently released. There can be no assurance that Parent or the Notes will ever have investment grade ratings, or that, if they do, Parent or the Notes will maintain these ratings. See “Description of Notes—Brief Description of the Notes and the Note Guarantees—The Note Guarantees.”
Certain Covenants
The indentures governing the Notes will contain covenants that, among other things, limit the ability of the Issuer and its restricted subsidiaries to:
•	incur more debt;
•	pay dividends and make distributions;
•	make certain investments;
•	repurchase stock;
•	create liens or other encumbrances;
•	enter into transactions with affiliates;
•	enter into agreements that restrict dividends or distributions from subsidiaries;
•	merge, consolidate or sell, or otherwise dispose of, substantially all of their assets; and
•	grant a subsidiary guarantee of debt incurred under the Credit Agreement or certain capital markets debt without also providing a guarantee of the Notes.
These covenants will be subject to a number of important limitations and exceptions that are described later in this prospectus supplement under the caption “Description of Notes—Certain Covenants.” If the Notes are assigned an investment grade rating by at least two of Standard & Poor’s Financial Services LLC (“S&P”), Moody’s Investors Service, Inc. (“Moody’s”) and Fitch Ratings, Inc. (“Fitch”) and no default has occurred or is continuing, certain covenants will cease to apply and will not be later reinstated even if the rating of the notes should subsequently decline, and the Issuer may elect to have other covenants permanently changed. There can be no assurance that Parent or the Notes will ever have investment grade ratings, or that, if they do, Parent or the Notes will maintain these ratings. See “Description of Notes—Certain Covenants—Changes in Covenants When Notes Rated Investment Grade.”
Asset Sale Proceeds
If the Issuer or its restricted subsidiaries engage in certain types of asset sales, the Issuer generally must use the net cash proceeds from the sale either to make investments in its business (through capital expenditures, acquisitions or otherwise) or to repay permanently debt under credit facilities, including borrowings under the Credit Agreement, or secured by assets sold within a certain period of time after such sale or, prepay other senior debt and the notes on a pro rata basis or prepay debt of a non-guarantor restricted subsidiary (if the assets sold were the assets of a non-guarantor restricted subsidiary); otherwise the Issuer must make an offer to purchase, on a pro rata basis, a principal amount of the notes and other pari passu indebtedness equal to the excess net cash proceeds. The purchase price of the notes would be 100% of their principal amount, plus accrued and unpaid interest, if any, to, but not including, the repurchase date. See “Description of Notes—Repurchase at the Option of Holders—Asset Sales.”
Change of Control Triggering Event
If the Issuer experiences a Change of Control Triggering Event (as defined under “Description of Notes—Certain Definitions”), the Issuer must make an offer to each holder to repurchase the Notes at a price in cash equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to, but not including, the purchase date. See “Description of Notes—Repurchase at the Option of Holders—Change of Control Triggering Event.”
Use of Proceeds
We intend to use $2.0 billion of the net proceeds from this offering to acquire spectrum licenses pursuant to the FCC’s C-Band spectrum Auction 107, with any remainder to be used first to redeem the Issuer’s 6.500% Senior Notes due 2026 and then for refinancing existing indebtedness on an ongoing basis.
Listing
The Issuer does not intend to apply for the Notes to be listed on any securities exchange or to arrange for the Notes to be quoted on any quotation system.
Denominations
The Notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.
Absence of Public Market for the Notes
The 2026 Notes, the 2029 Notes and the 2031 Notes will each be a new class of security and there is currently no established trading market for such Notes. The underwriters have advised us that certain underwriters intend to make a market in the Notes. However, they are not obligated to do so and they may discontinue any market making at any time in their sole discretion. As a result, a liquid market for the Notes may not be available if you wish to sell your Notes.
Trustee
The Trustee for the Notes will be Deutsche Bank Trust Company Americas.
Governing Law
The Notes, the indentures governing the Notes and the Guarantees will be governed by the laws of the State of New York.

Risk Factors
You should consider carefully all of the information set forth in this prospectus supplement, the accompanying prospectus, any related free writing prospectus and the documents incorporated by reference herein and, in particular, you should carefully evaluate the specific factors under “Risk Factors” beginning on page S-17 of this prospectus supplement and those risk factors incorporated by reference herein.

Summary Historical Financial and Operating Data of T-Mobile
The following table sets forth summary consolidated financial and operating data for T-Mobile. The summary consolidated financial data has been derived from T-Mobile’s audited consolidated financial statements and related notes as of December 31, 2020 and 2019 and for the three years ended December 31, 2020 contained in Parent’s Annual Report on Form 10-K filed on February 23, 2021. The summary consolidated balance sheet data as of December 31, 2018 is derived from T-Mobile’s audited consolidated financial statements which are not included or incorporated by reference in this prospectus supplement. The summary financial data should be read in conjunction with the consolidated financial statements described above and the related notes. The summary operating data is not derived from the audited consolidated financial statements.
T-Mobile’s historical financial data may not be indicative of the results of operations or financial position to be expected in the future. In particular, on January 1, 2020, T-Mobile adopted Accounting Standards Update (“ASU”) 2016-13, “Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments” which requires a financial asset (or a group of financial assets) measured at amortized cost basis to be presented at the net amount expected to be collected. The measurement of expected credit losses is based on relevant information about past events, including historical experience, current conditions and reasonable and supportable forecasts that affect the collectibility of the reported amount. T-Mobile adopted the new credit loss standard on January 1, 2020 by recognizing a cumulative effect of initially applying the new credit loss standard on its receivables portfolio. Comparative information has not been restated and continues to be reported under the standards in effect for those periods. Additionally, on January 1, 2019, T-Mobile adopted ASU 2016-02 “Leases (Topic 842)”, which requires most lessees to report a right-of-use asset and a lease liability. T-Mobile adopted the new lease standard on January 1, 2019 by recognizing and measuring leases at the adoption date with a cumulative effect of initially applying the guidance recognized at the date of initial application. Comparative information has not been restated and continues to be reported under the standards in effect for those periods. Lastly, on January 1, 2018, T-Mobile adopted ASU 2014-09, “Revenue from Contracts with Customers (Topic 606),” which requires entities to recognize revenue through the application of a five-step model, which includes: identification of the contract; identification of the performance obligations; determination of the transaction price; allocation of the transaction price to the performance obligations; and recognition of revenue as the entity satisfies the performance obligations. T-Mobile adopted the new revenue standard on January 1, 2018, using the modified retrospective method with the cumulative effect of initially applying the guidance recognized at the date of initial application. Comparative information has not been restated and continues to be reported under the standards in effect for those periods.

	Year ended December 31,(1)
	2020	2019	2018
	(in millions)
Revenues:
Total service revenues	$50,395	$34,500	$32,441
Equipment revenues	17,312	9,840	10,009
Other revenues	690	658	860
Total revenues	68,397	44,998	43,310
Operating expenses:
Cost of services, exclusive of depreciation and amortization shown separately below	11,878	6,622	6,307
Cost of equipment sales, exclusive of depreciation and amortization shown separately below	16,388	11,899	12,047
Selling, general and administrative	18,926	14,139	13,161
Impairment expense	418	—	—
Depreciation and amortization	14,151	6,616	6,486
Total operating expenses	61,761	39,276	38,001
Operating income	6,636	5,722	5,309
Other income (expense):
Interest expense	(2,483)	(727)	(835)
Interest expense to affiliates	(247)	(408)	(522)
Interest income	29	24	19
Other expense, net	(405)	(8)	(54)
Total other expense, net	(3,106)	(1,119)	(1,392)
Income from continuing operations before income taxes	3,530	4,603	3,917
Income tax expense	(786)	(1,135)	(1,029)
Income from continuing operations	2,744	3,468	2,888
Income from discontinued operations, net of tax	320	—	—
Net income	3,064	3,468	2,888
Net income attributable to common stockholders	$3,064	$3,468	$2,888
	Year ended December 31,
	2020	2019	2018
Consolidated Cash Flow Data (in millions):
Net cash provided by operating activities	$8,640	$6,824	$3,899
Net cash used in investing activities	(12,715)	(4,125)	(579)
Net cash provided by (used in) financing activities	13,010	(2,374)	(3,336)
Consolidated Operating Data:
Total customers (at period end)(2) (in thousands)	102,064	67,894	63,656
Adjusted EBITDA(3) (in millions)	$24,557	$13,383	$12,398
Net income margin(4)	6%	10%	9%
Adjusted EBITDA margin(5)	49%	39%	38%
Postpaid phone churn(6)	0.90%	0.89%	1.01%
Prepaid churn(6)	3.03%	3.82%	3.96%
Postpaid phone ARPU(7)	$47.74	$46.04	$46.40
Prepaid ARPU(7)(8)	38.12	37.95	38.53
Postpaid ARPA(9)	131.78	130.43	128.86

	As of December 31,(1)
	2020	2019	2018
	(in millions)
Consolidated Balance Sheet Data:
Total current assets	$23,885	$9,305	$8,281
Property and equipment, net	41,175	21,984	23,359
Operating lease right-of-use assets	28,021	10,933	—
Financing lease right-of-use assets	3,028	2,715	—
Goodwill, spectrum licenses and other intangible assets, net	99,243	38,510	37,658
Other assets and equipment installment plan receivables due after one year, net	4,810	3,474	3,170
Total assets	200,162	86,921	72,468
Total current liabilities	21,703	12,506	10,267
Long-term debt	61,830	10,958	12,124
Long-term debt to affiliates	4,716	13,986	14,582
Tower obligations	3,028	2,236	2,557
Operating lease liabilities	26,719	10,539	—
Financing lease liabilities	1,444	1,346	—
Other long-term liabilities, deferred rent expense and deferred tax liabilities	15,378	6,561	8,220
Total stockholders’ equity	65,344	28,789	24,718
(1)
On January 1, 2020, T-Mobile adopted ASU 2016-13, “Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments” which requires a financial asset (or a group of financial assets) measured at amortized cost basis to be presented at the net amount expected to be collected. The measurement of expected credit losses is based on relevant information about past events, including historical experience, current conditions and reasonable and supportable forecasts that affect the collectibility of the reported amount. T-Mobile adopted the new credit loss standard on January 1, 2020 by recognizing a cumulative effect of initially applying the new credit loss standard on its receivables portfolio. Comparative information has not been restated and continues to be reported under the standards in effect for those periods. For further information see Note 1—Summary of Significant Accounting Policies of the notes to T-Mobile’s Consolidated Financial Statements included in Part II, Item 8 of Parent’s Annual Report on Form 10-K for the year ended December 31, 2020 incorporated by reference in this prospectus supplement. Additionally, on January 1, 2019, T-Mobile adopted ASU 2016-02 “Leases (Topic 842)”, which requires most lessees to report a right-of-use asset and a lease liability. T-Mobile adopted the new lease standard on January 1, 2019 by recognizing and measuring leases at the adoption date with a cumulative effect of initially applying the guidance recognized at the date of initial application. Comparative information has not been restated and continues to be reported under the standards in effect for those periods. Lastly, on January 1, 2018, T-Mobile adopted ASU 2014-09, “Revenue from Contracts with Customers (Topic 606)” and all the related amendments (collectively, the “new revenue standard”), using the modified retrospective method with the cumulative effect of initially applying the guidance recognized at the date of initial application. Comparative information has not been restated and continues to be reported under the standards in effect for those periods.

(2)
Total customers represents total postpaid and prepaid customers. Includes customers acquired in connection with the Merger and certain customer base adjustments. See “Customer Base Adjustments” and “Net Customer Additions” tables in Part II, Item 7 of Parent’s Annual Report on Form 10-K filed on February 23, 2021.

(3)
Adjusted EBITDA represents earnings before interest expense, net of interest income, income tax expense, depreciation and amortization, non-cash stock-based compensation and certain income and expenses not reflective of T-Mobile’s ongoing operating performance.

Adjusted EBITDA is a non-GAAP financial measure utilized by T-Mobile’s management to monitor the financial performance of T-Mobile’s operations. T-Mobile uses Adjusted EBITDA internally as a measure to evaluate and compensate personnel and management for their performance, and as a benchmark to evaluate operating performance in comparison to competitors. Management believes analysts and investors use Adjusted EBITDA as a supplemental measure to evaluate overall operating performance and facilitate comparisons with other wireless communications companies because it is indicative of T-Mobile’s ongoing operating performance and trends by excluding the impact of interest expense from financing, non-cash depreciation and amortization from capital investments, non-cash stock-based compensation, Merger-related costs including network decommissioning costs, incremental costs directly attributable to COVID-19 and impairment expense, as they are not indicative of T-Mobile’s ongoing operating performance as well as certain other nonrecurring income and expenses. Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for income from operations, net income or any other measure of financial performance reported in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”).

The following table illustrates the calculation of Adjusted EBITDA and reconciles Adjusted EBITDA to Net income, which T-Mobile considers to be the most directly comparable GAAP financial measure.
	Year ended December 31,
	2020	2019	2018
	(in millions)
Calculation of Adjusted EBITDA:
Net income	$3,064	$3,468	$2,888
Adjustments:
Income from discontinued operations, net of tax	(320)	—	—
Income from continuing operations	2,744	3,468	2,888
Interest expense	2,483	727	835
Interest expense to affiliates	247	408	522
Interest income	(29)	(24)	(19)
Other expense, net	405	8	54
Income tax expense	786	1,135	1,029
Operating income	6,636	5,722	5,309
Depreciation and amortization	14,151	6,616	6,486
Operating income from discontinued operations(a)	432	—	—
Stock-based compensation(b)	516	423	389
Merger-related costs	1,915	620	196
COVID-19-related costs	458	—	—
Impairment expense	418	—	—
Other, net(c)	31	2	18
Adjusted EBITDA	$24,557	$13,383	$12,398
(a)
Following the prepaid transaction, starting on July 1, 2020, we provide Mobile Virtual Network Operator (“MVNO”) services to DISH. We have included the operating income from discontinued operations from April 1, 2020 through June 30, 2020, in our determination of Adjusted EBITDA to reflect contributions of the prepaid business that were replaced by the Master Network Services Agreement (the “MVNO Agreement”) beginning on July 1, 2020 in order to enable management, analysts and investors to better assess ongoing operating performance and trends.

(b)
Stock-based compensation includes payroll tax impacts and may not agree to stock-based compensation expense in T-Mobile’s consolidated financial statements incorporated by reference in this prospectus supplement. Additionally, certain stock-based compensation expenses associated with the Transactions have been included in Merger-related costs.

(c)
Other, net may not agree to T-Mobile’s Consolidated Statements of Comprehensive Income incorporated by reference in this prospectus supplement primarily due to certain non-routine operating activities, such as other special items that would not be expected to reoccur or are not reflective of T-Mobile’s ongoing operating performance, and are therefore excluded in Adjusted EBITDA.

(4)	Net income margin represents net income divided by service revenues.
(5)	Adjusted EBITDA margin represents Adjusted EBITDA divided by service revenues.
(6)
Churn represents the number of customers whose service was disconnected as a percentage of the average number of customers during the specified period. The number of customers whose service was disconnected is presented net of customers that subsequently have their service restored within a certain period of time. T-Mobile believes that churn provides management, investors and analysts with useful information to evaluate customer retention and loyalty.

(7)
Average Revenue Per User (“ARPU”) represents the average monthly service revenue earned from customers. T-Mobile believes ARPU provides management, investors and analysts with useful information to assess and evaluate service revenue per customer and assist in forecasting future service revenues generated from the customer base. Postpaid phone ARPU excludes postpaid other customers and related revenues which include wearables, DIGITS and connected devices such as tablets and SyncUp products.

The following tables illustrate the calculation of T-Mobile’s operating measure ARPU and reconciles this measure to the related service revenues.
	Year ended December 31,
	2020	2019	2018
	(in millions, except average number of customers and ARPU)
Calculation of Postpaid Phone ARPU:
Postpaid service revenues	$36,306	$22,673	$20,862
Less: Postpaid other revenues	(2,367)	(1,344)	(1,117)
Postpaid phone service revenues	33,939	21,329	19,745
Divided by: Average number of postpaid phone customers (in thousands) and number of months in period	59,249	38,602	35,458
Postpaid phone ARPU	$47.74	$46.04	$46.40

	Year ended December 31,
	2020	2019	2018
Calculation of Prepaid ARPU:	(in millions, except average number of customers and ARPU)
Prepaid service revenues	$9,421	$9,543	$9,598
Divided by: Average number of prepaid customers (in thousands) and number of months in period	20,594	20,955	20,761
Prepaid ARPU	$38.12	$37.95	$38.53
(8)
On July 18, 2019, T-Mobile entered into an agreement whereby certain T-Mobile prepaid products are now offered and distributed by a current MVNO partner. As a result, T-Mobile included a base adjustment in the third quarter of 2019 to reduce prepaid customers by 616,000.

(9)
Average Revenue Per Account (“ARPA”) represents the average monthly postpaid service revenue earned per account. T-Mobile believes Postpaid ARPA provides management, investors and analysts with useful information to assess and evaluate postpaid service revenue realization and assist in forecasting future postpaid service revenues on a per account basis. T-Mobile considers Postpaid ARPA to be indicative of revenue growth potential given the increase in the average number of postpaid phone customers per account and increases in postpaid other customers, including wearables, DIGITS or other connected devices which includes tablets and SyncUp products.

The following tables illustrate the calculation of T-Mobile’s operating measure Postpaid ARPA and reconciles this measure to the related service revenues.
	Year ended December 31,
	2020	2019	2018
	(in millions)
Calculation of Postpaid ARPA:
Postpaid service revenues	$36,306	$22,673	$20,862
Divided by: Average number of postpaid accounts (in thousands) and number of months in period	22,959	14,486	13,492
Postpaid ARPA	$131.78	$130.43	$128.86
Performance Measures
In managing T-Mobile’s business and assessing financial performance, T-Mobile supplements the information provided by the financial statements with other operating or statistical data and non-GAAP financial measures, including Adjusted EBITDA, Postpaid Phone Churn, Prepaid Churn, Postpaid Phone ARPU, Prepaid ARPU and Postpaid ARPA as disclosed above. These operating and financial measures are utilized by T-Mobile’s management to evaluate operating performance and, in certain cases, ability to meet liquidity requirements. Although companies in the wireless industry may not define each of these measures in precisely the same way, T-Mobile believes that these measures facilitate comparisons with other companies in the wireless industry on key operating and financial measures.

Summary Historical Financial Data of Sprint
The following table sets forth summary consolidated financial data for Sprint. The summary consolidated financial data has been derived from Sprint’s audited consolidated financial statements and related notes for the three years ended March 31, 2020 contained in Exhibit 99.1 to Parent’s Current Report on Form 8-K filed on May 18, 2020. The summary financial data should be read in conjunction with the consolidated financial statements described above and the related notes. The summary operating data is not derived from the audited consolidated financial statements.
On December 22, 2017, the U.S. government enacted comprehensive tax legislation commonly referred to as the Tax Cuts and Jobs Act (the “Tax Act”). The Tax Act included changes in tax laws that had a material impact on Sprint’s financial statements. During the year ended March 31, 2018, Sprint recorded a $7.1 billion non-cash tax benefit through net income (loss) to re-measure the carrying values of deferred tax assets and liabilities. The re-measurement of deferred taxes had no impact on cash flows. See Note 12—Income Taxes in Notes to Sprint’s Consolidated Financial Statements filed as Exhibit 99.1 to Parent’s Current Report on Form 8-K filed on May 18, 2020 for additional information.
On April 1, 2018, Sprint adopted authoritative guidance regarding Revenue from Contracts with Customers. Sprint adopted this standard using the modified retrospective method, which requires that the cumulative effect of initially applying the standard be recognized at the date of application beginning April 1, 2018. Sprint recorded a pre-tax cumulative effect of $1.7 billion ($1.3 billion, net of tax) as a reduction to the April 1, 2018 opening balance of accumulated deficit.
On April 1, 2019, Sprint adopted ASU 2016-02 “Leases (Topic 842)” using the modified retrospective transition method. Results for reporting periods beginning after April 1, 2019 are presented under Topic 842, while amounts reported under prior periods have not been adjusted and continue to be reported under accounting standards in effect for those periods. See Note 2—Summary of Significant Accounting Policies and Other Information and Note 7—Leases in Notes to Sprint’s Consolidated Financial Statements filed as Exhibit 99.1 to Parent’s Current Report on Form 8-K filed on May 18, 2020 for additional information related to the adoption of this standard.
	Year ended March 31,
	2020	2019	2018
	(in millions, except per share amounts)
Results of Operations
Service revenues	$21,604	$22,857	$23,834
Equipment sales	4,999	5,606	4,524
Equipment rentals	5,218	5,137	4,048
Net operating revenues	31,821	33,600	32,406
Depreciation—network and other	4,416	4,245	3,976
Depreciation—equipment rentals	4,166	4,538	3,792
Amortization	811	608	812
Goodwill impairment(1)	—	2,000	—
Operating income	931	398	2,727
Net (loss) income	(347)	(1,943)	7,377
Net (loss) income attributable to Sprint Corporation	(338)	(1,943)	7,389
	Year ended March 31,
	2020	2019	2018
	(in millions)
Financial Position
Total assets	$84,559	$84,601	$85,459
Property, plant and equipment, net	20,113	21,201	19,925
Intangible assets, net	46,904	47,832	50,360
Total debt, finance lease and financing obligations (including equity unit notes)	36,092	39,923	40,892
Total stockholders’ equity	25,855	26,072	26,356
Noncontrolling interests	—	55	63

	Year ended March 31,
	2020	2019	2018
	(in millions)
Cash Flow Data
Net cash provided by operating activities	$9,292	$10,429	$10,062
Capital expenditures—network and other	(4,282)	(4,963)	(3,319)
Capital expenditures—leased devices	(6,865)	(7,441)	(7,461)
(1)
During the year ended March 31, 2019, Sprint completed its annual impairment testing for goodwill assigned to the Wireless reporting unit and as a result, recorded a non-cash impairment charge of $2.0 billion. See Note 6—Intangible Assets in Sprint’s audited consolidated financial statements and related notes for the three years ended March 31, 2020 contained in Exhibit 99.1 to Parent’s Current Report on Form 8-K filed on May 18, 2020.

RISK FACTORS
An investment in the Notes involves a high degree of risk. Prior to making a decision about investing in the Notes, you should carefully consider the following risks and uncertainties, as well as those discussed under the caption “Risk Factors” in Parent’s Annual Report on Form 10-K for the year ended December 31, 2020 filed on February 23, 2020. If any of the risks described in this prospectus supplement, the accompanying prospectus or any related free writing prospectus, or the risks described in any documents incorporated by reference in this prospectus supplement, the accompanying prospectus or any related free writing prospectus, actually occur, our business, prospects, financial condition or operating results could be harmed. In such case, the trading price of the Notes could decline, and you may lose all or part of your investment.
Risks Related to this Offering and the Notes
Our actual financial position and results of operations may differ materially from the unaudited pro forma financial information incorporated by reference in this prospectus supplement.
The pro forma financial information incorporated by reference in this prospectus supplement is presented for illustrative purposes only and may not be an accurate indication of what results of operations would have been had the Transactions been completed on the dates assumed. The pro forma financial information has been derived from the audited and unaudited historical financial statements of T-Mobile and Sprint, and certain adjustments and assumptions have been made regarding T-Mobile after giving effect to the Transactions. The pro forma financial statements do not include, among other things, estimated cost or growth synergies, adjustments related to restructuring or integration activities, future acquisitions or disposals not yet known or probable, including those that may be required by regulatory or governmental authorities in connection with the Transactions, impacts of merger-related change in control provisions that are currently not factually supportable and/or probable of occurring, or the issuance of the Notes. The preliminary allocation of the purchase price to the acquired assets and assumed liabilities of Sprint was based on the estimate of fair value. For the preliminary fair values of the assets acquired and liabilities assumed, we used the cost, income and market approaches, including market participant assumptions. The unaudited pro forma adjustments are based upon available information and certain assumptions that T-Mobile believes are reasonable under the circumstances. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined financial information. The purchase adjustments relating to the Sprint and T-Mobile combined financial information are preliminary and subject to change as additional analyses are performed and finalized.
In addition, the assumptions used in preparing the pro forma financial information may not prove to be accurate. Such assumptions can be adversely affected by known or unknown facts, risks and uncertainties, many of which are beyond our control. Other factors may also affect our financial condition or results of operations. In view of these uncertainties, the inclusion and incorporation by reference of pro forma financial information in this prospectus supplement is for illustrative purposes and does not purport to project the future consolidated results of operations or consolidated financial condition for any future period or as of any future date. See the unaudited pro forma condensed combined financial information and related notes filed as Exhibit 99.1 to Parent’s Current Report on Form 8-K filed on March 16, 2021.
Our significant indebtedness could adversely affect our business, financial condition and operating results, and senior creditors would have a secured claim to any collateral securing the debt owed to them.
We have, and we expect that we will continue to have, a significant amount of debt. Assuming that on December 31, 2020, we had completed the Q1 Notes Issuances, and also completed this offering and used a portion of the net proceeds of this offering, together with cash on hand, to redeem $1.0 billion in aggregate principal amount of the Issuer’s 6.500% Senior Notes due 2026, we would have had approximately $81.6 billion of outstanding indebtedness and other obligations, excluding letter of credit obligations, including $36.3 billion of effectively senior outstanding secured indebtedness and $40.8 billion of pari passu outstanding unsecured indebtedness. Our effectively senior, secured indebtedness would consist of $31.8 billion of Existing T-Mobile Secured Notes and an aggregate principal amount of $4.6 billion of Existing Sprint Spectrum-Backed Notes outstanding, with up to $2.4 billion remaining available for issuance, under the Sprint Spectrum Note Facility. Our pari passu unsecured indebtedness would consist of $3.0 billion of Notes offered hereby, $15.1 billion of Existing T-Mobile Unsecured Notes, $19.8 billion of Existing Sprint Unsecured Notes, and approximately $3.0 billion in unsecured Tower Obligations. We also would have had $5.5 billion of revolving borrowings available on an effectively senior secured basis under the Credit Agreement.

Our ability to make payments on our debt, to repay our indebtedness when due and to fund our capital intensive business and operations and significant planned capital expenditures will depend on our ability to generate cash in the future. There can be no assurance that sufficient funds will be available to us under our borrowings or otherwise. Our ability to produce cash from operations is subject to a number of risks, including:
•	introduction of new products and services by us or our competitors or changes in service plans or pricing by us or our competitors;
•	customers’ acceptance of our service offerings;
•	our ability to control our costs and maintain our current cost structure; and
•	our ability to continue to grow our customer base and maintain projected levels of churn.
Our debt service obligations could have important material consequences to you, including the following:
•
limiting our ability to borrow money or sell stock to fund working capital, capital expenditures, debt service requirements, acquisitions, technological initiatives and other general corporate purposes;

•	making it more difficult for us to make payments on indebtedness and satisfy obligations under the Notes;
•
increasing our vulnerability to general economic downturns, including as a result of pandemics and other macroeconomic conditions, and industry conditions and limiting our ability to withstand competitive pressure;

•	limiting our flexibility in planning for, or reacting to, changes in our business or the communications industry or pursuing growth opportunities;
•	limiting our ability to increase our capital expenditures to roll out new services or to upgrade our networks to new technologies, such as LTE and 5G;
•	limiting our ability to purchase additional spectrum, expand existing service areas or develop new metropolitan areas in the future;
•
reducing the amount of cash available for working capital needs, capital expenditures for existing and new markets and other corporate purposes by requiring us to dedicate a substantial portion of cash flow from operations to the payment of principal of, and interest on, indebtedness; and

•	placing us at a competitive disadvantage to competitors who are less leveraged than we are.
Any of these risks could impair our ability to fund our operations or limit our ability to obtain additional spectrum, or expand our business as planned, which could have a material adverse effect on our business, financial condition and operating results. Any such risks could also have an adverse effect on the trading prices of the Notes.
To the extent we become party to any hedging arrangements, we may be exposed to credit-related losses in the event of nonperformance by counterparties to such hedging agreements. The primary credit exposure that we have with respect to such hedging agreements is that a counterparty will default on payments due, which could result in us having to acquire a replacement derivative from a different counterparty at a higher cost or we may be unable to find a suitable replacement. Although counterparties to any hedging agreements may be major financial institutions we would still be exposed to credit risk with these institutions. In addition, any netting and/or set off rights we may have through master netting arrangements with these counterparties may not apply to affiliates of a counterparty with whom we may have various other financial arrangements. If any financial institutions that are parties to any hedging agreements with us were to default on their payment obligations to us, declare bankruptcy or become insolvent, we may be unhedged against the underlying exposures. Any of these risks could have a material adverse effect on our business, financial condition and operating results. Additionally, if the counterparties’ and our obligations under any hedging agreements are required to be secured by cash or U.S. Treasury securities, any posting of collateral by us under such arrangements would negatively impact our liquidity. The modification or termination of any such hedging agreements could also negatively impact our liquidity or other financial metrics.

Some of our debt also has a floating rate of interest linked to various indices. If changes in the indices result in interest rate increases, debt service requirements will increase, which could adversely affect our cash flow and operating results.
In addition, any agreements we have and may continue to enter into to limit our exposure to interest rate increases may not offer complete protection from this risk, and any portion of our indebtedness not subject to such agreements would have full exposure to interest rate increases.
Any of these risks could have a material adverse effect on our business, financial condition and operating results.
Even with our current levels of indebtedness, we may incur additional indebtedness. This could further exacerbate the risks associated with our leverage.
Although we have substantial indebtedness, we may still be able to incur significantly more debt, including more secured debt, as market conditions and contractual obligations permit, which could further reduce the cash available to us to invest in operations, as a result of increased debt service obligations. The terms of the agreements governing our long-term indebtedness allow for the incurrence of additional indebtedness by us and our subsidiaries, subject to specified limitations. In particular, as of December 31, 2020, we had $5.5 billion available for borrowings under the Revolving Credit Facility (as defined under “Description of Other Indebtedness and Certain Financing Transactions—Credit Agreement”). There can be no assurance that sufficient funds will be available to us under our existing indebtedness or otherwise. The more leveraged we become, the more we, and in turn the holders of our securities, become exposed to the risks described above in the risk factor entitled “Our significant indebtedness could adversely affect our business, financial condition and operating results, and senior creditors would have a secured claim to any collateral securing the debt owed to them.”
The Notes and the Guarantees will be unsecured and effectively subordinated to the Issuer’s and the guarantors’ existing and future secured indebtedness, including the Existing T-Mobile Secured Notes and borrowings under the Credit Agreement.
The Notes and the Guarantees will be general unsecured, unsubordinated obligations ranking effectively junior in right of payment to all existing and future secured debt of Parent, the Issuer and of each Subsidiary Guarantor, including the Existing T-Mobile Secured Notes and borrowings under the Credit Agreement, to the extent of the value of the collateral securing such debt. The Notes also will permit us to incur certain additional secured debt.
If the Issuer or a guarantor is declared bankrupt, becomes insolvent or is liquidated or reorganized, any secured debt of the Issuer or that guarantor, including under the Existing T-Mobile Secured Notes and the Credit Agreement, will be entitled to be paid in full from the assets of the Issuer or guarantor, as applicable, securing that debt before any payment may be made with respect to Notes or the Guarantees of such guarantor.
Holders of the Notes will participate ratably in any remaining assets with all other holders of the Issuer’s and the guarantors’ unsecured obligations that are not by their terms subordinated to the Notes, based upon the respective amounts owed. In any of the foregoing events, there may not be sufficient assets to pay the indebtedness and other obligations owed to secured creditors and the amounts due on the Notes. As a result, holders of the Notes would likely receive less, ratably, than holders of secured obligations of the Issuer and the guarantors. It is possible that with respect to the Guarantees, there will be no assets from which claims of holders of the Notes can be satisfied.
The Notes and the Guarantees will be structurally subordinated to the indebtedness and other liabilities of the Issuer’s non-guarantor subsidiaries.
The Notes and the Guarantees will be structurally subordinated to any existing or future liabilities and other obligations of the Issuer’s or the guarantors’ non-guarantor subsidiaries, including the Existing Sprint Spectrum-Backed Notes, factoring arrangements and tower obligations. Accordingly, creditors of current and future subsidiaries of the Issuer or the guarantors that are not obligors with respect to the Notes would have claims with respect to the assets of those subsidiaries that would rank structurally senior to the Notes and the Guarantees. In the event of any distribution or payment of assets of such subsidiaries in any dissolution, winding up, liquidation, reorganization or other bankruptcy proceeding, the claims of those creditors would have to be satisfied prior to making any such distribution or payment to the Issuer or the applicable guarantor in respect of direct or indirect equity interests in such subsidiaries. Certain subsidiaries of the Issuer that are prohibited from providing guarantees of the Notes (such as special purpose finance entities and a reinsurance subsidiary), as well as non-wholly owned and immaterial subsidiaries will not provide guarantees of the Notes. Assuming that on December 31, 2020, we had completed the Q1 Notes Issuances and all the Guarantees were in place, subsidiaries that will not provide guarantees of the Notes that were included in Parent’s consolidated financial statements as of such date had approximately $12.2 billion of total assets and approximately $6.7 billion in indebtedness and Tower Obligations outstanding. See “Description of Notes—Brief Description of the Notes and the Note Guarantees—The Note Guarantees.”
In order to service our debt, we will require a significant amount of cash, which may not be available to us on attractive terms or at all.
Our ability to meet existing or future debt obligations and to reduce indebtedness will depend on future performance and the other cash requirements of our businesses. Our performance, to a certain extent, is subject to general economic conditions and financial, competitive, business, political, regulatory and other factors, including third party rating agency assessments, that are beyond our control. In addition, our ability to borrow funds in the future to make payments on debt will depend on the satisfaction of covenants in the indentures governing the Notes and the Existing T-Mobile Secured Notes, the Existing T-Mobile Unsecured Notes and the Existing Sprint Unsecured Notes, the Credit Agreement, other debt agreements and other agreements we may enter into in the future. Specifically, under the Revolving Credit Facility under our Credit Agreement, we will need to maintain certain financial ratios on a quarterly basis. We cannot assure you that we will continue to generate sufficient cash flow from operations or that future equity issuances or borrowings will be available to us in an amount sufficient to enable us to satisfy financial covenants under the Credit Agreement, service our debt or repay our indebtedness in a timely manner or on favorable or commercially reasonable terms, or at all. If we are unable to satisfy financial covenants or to generate sufficient cash to timely repay our debt, our lenders could accelerate the maturity of some or all of our outstanding indebtedness. As a result, we may need to refinance all or a portion of our remaining existing indebtedness prior to its maturity. We also expect to need to refinance certain indebtedness. Disruptions in the financial markets, unfavorable rating agency assessments, the general amount of debt being refinanced at the same time, and our financial position and performance could make it more difficult to obtain debt or equity financing on favorable or commercially reasonable terms or at all. In addition, instability in the global financial markets has from time to time resulted in volatility in the capital markets. This volatility could limit our access to the credit markets, leading to higher borrowing costs or, in some cases, the inability to obtain financing on terms that are acceptable to us, or at all. Any such failure to obtain additional financing could jeopardize our ability to repay, refinance or reduce debt obligations. If we were able to obtain funds, it may not be on terms and conditions acceptable to us, which could limit or preclude our ability to pursue new opportunities, expand our service, upgrade our networks, engage in acquisitions or purchase additional spectrum, thus limiting our ability to expand our business, which could have a material adverse effect on our business, financial condition and operating results.
Further, should we need to raise additional capital, the foreign ownership restrictions mandated by the FCC, and applicable to us, could limit our ability to attract additional equity financing outside the United States.
Upon certain events including a change of control triggering event, we may be required to offer to repurchase all of the Notes, all of the Existing T-Mobile Secured Notes, all of the Existing T-Mobile Unsecured Notes, all of the Existing Sprint Spectrum-Backed Notes and certain of the Existing Sprint Unsecured Notes and to repay amounts owing under the Credit Agreement, and we may not be able to finance such a repurchase or repayment. Not all significant transactions would constitute a change of control triggering event.
We have in the past been the subject of inquiries or offers related to potential strategic transactions (such as an acquisition of the Company), we may be the subject of such inquires or offers in the future, and we may engage in discussions or negotiations regarding such inquiries or offers that may ultimately lead to a transaction. The indentures governing the Existing T-Mobile Secured Notes, the Existing T-Mobile Unsecured Notes, the Existing Sprint Spectrum-Backed Notes and certain of the Existing Sprint Unsecured Notes, provide, and the indentures governing the Notes will provide, that, upon the occurrence of certain change of control triggering events, which change of control triggering events include a change of control combined with certain ratings downgrades or withdrawals as described further below, the Issuer will be required to offer to repurchase all outstanding Existing T-Mobile Secured Notes, Existing T-Mobile Unsecured Notes, all outstanding Existing Sprint Spectrum-Backed Notes, the applicable Existing Sprint Unsecured Notes and all outstanding Notes at

101% of the principal amount thereof plus accrued and unpaid interest, if any, to, but not including, the date of repurchase. See “Description of Notes—Repurchase at the Option of Holders—Change of Control Triggering Event” and “Description of Other Indebtedness and Certain Financing Transactions.” In addition, any such change of control triggering event is expected to cause an event of default under the Credit Agreement, entitling the lenders to declare all amounts outstanding thereunder to be immediately due and payable. Such a change of control would also trigger repayments with respect to our securitization transactions and capital leases. We may not have access to sufficient funds at the time of the change of control triggering event to make the required repurchases of the Notes, the Existing T-Mobile Secured Notes, the Existing T-Mobile Unsecured Notes, the Existing Sprint Spectrum-Backed Notes and the applicable Existing Sprint Unsecured Notes and to repay outstanding amounts under the Credit Agreement, or contractual restrictions may not allow such repurchases or repayments.
Not all change of control transactions would trigger these repurchase or repayment obligations. Specifically, these repurchase or repayment obligations would not be triggered unless both (i) such a transaction constitutes a “Change of Control” under the applicable indenture or credit agreement and (ii) such “Change of Control” is accompanied or followed by certain downgrades or withdrawals of the credit rating with respect to the applicable notes (in the case of any such indenture) or T-Mobile USA (in the case of the Credit Agreement). In the event that we undergo a significant corporate transaction that does not constitute a change of control triggering event, the Notes and such other obligations generally would be permitted to remain outstanding in accordance with their terms.
The failure to purchase the Notes, the Existing T-Mobile Secured Notes, the Existing T-Mobile Unsecured Notes, the Existing Sprint Spectrum-Backed Notes or the applicable Existing Sprint Unsecured Notes, as required under the respective indentures, would result in defaults under such indentures in addition to any events of default under the Credit Agreement resulting from a change of control triggering event thereunder, any of which could have material adverse consequences for us and the holders of the Notes. Any such event of default would likely trigger an event of default on other outstanding or future indebtedness.
The indentures governing the Notes, the Existing T-Mobile Secured Notes, the Existing T-Mobile Unsecured Notes and the Existing Sprint Unsecured Notes, the Credit Agreement and other financing arrangements include or will include restrictive covenants that limit our operating flexibility.
The indentures governing the Notes, the Existing T-Mobile Secured Notes, the Existing T-Mobile Unsecured Notes and the Existing Sprint Unsecured Notes, the Credit Agreement and other financing arrangements, impose (or, in the case of the indentures governing the Notes, will impose) significant operating and financial restrictions on us. These restrictions, subject in certain cases to customary baskets, exceptions and incurrence-based ratio tests, limit our and our subsidiaries’ ability to engage in some transactions. In particular, the Credit Agreement and the indentures governing the Existing T-Mobile Unsecured Notes include, and the indentures governing the Notes will include, restrictions limiting our and our subsidiaries’ ability to:
•	incur additional indebtedness and issue preferred stock;
•
pay dividends, redeem capital stock or make other restricted payments or investments (although we are able to make significant restricted payments under the Credit Agreement and the indentures governing the Existing T-Mobile Unsecured Notes);

•	sell or buy assets, properties or licenses including by participating in future FCC auctions of spectrum or private sales of spectrum;
•	develop assets, properties or licenses that we have or in the future may procure;
•	enter into transactions with affiliates; and
•	place restrictions on the ability of subsidiaries to pay dividends or make other payments.
In addition, the indentures governing the Existing T-Mobile Secured Notes, the Existing T-Mobile Unsecured Notes and Existing Sprint Unsecured Notes and the Credit Agreement limit, and the indentures governing the Notes will limit, our and our subsidiaries’ ability to:
•	create liens or other encumbrances in respect of indebtedness for borrowed money; and
•	engage in mergers, business combinations or other transactions.

In addition, the Revolving Credit Facility (as defined under “Description of Other Indebtedness and Certain Financing Transactions—Credit Agreement”) contains a financial maintenance covenant, requiring us to maintain a total first lien net leverage ratio at the end of each fiscal quarter of 3.30:1.00 or less. Any future debt that we incur may contain financial maintenance covenants as well. These restrictions could limit our ability to obtain debt financing, repurchase stock, refinance or pay principal on our outstanding debt, complete acquisitions for cash or debt or react to changes in our operating environment or the economy.
Any failure to comply with the restrictions of the indentures governing the Notes, the Existing T-Mobile Secured Notes, the Existing T-Mobile Unsecured Notes or the Existing Sprint Unsecured Notes, the Credit Agreement or other financing agreements may result in an event of default under these agreements, which in turn may result in defaults or acceleration of obligations under these agreements and other agreements, giving our lenders and other debt holders the right to terminate any commitments they had made to provide us with further funds and to require us to repay all amounts then outstanding. Any of these events would have a material adverse effect on our business, financial condition and operating results.
The Guarantees may be released upon the occurrence of certain events.
The Guarantee of a guarantor will be automatically and unconditionally released in respect of the Notes of any series:
•
only in the case of a Subsidiary Guarantor, at such time as such Subsidiary Guarantor (i) is not, (ii) is released or relieved as, or (iii) ceases (or substantially concurrently will cease) to be, a borrower or guarantor under the Credit Agreement and under the Existing T-Mobile Secured Notes, except by or as a result of payment under such guarantee or direct obligation;

•
only in the case of a Subsidiary Guarantor, in connection with any sale or other disposition of all or substantially all of the assets of that Subsidiary Guarantor (including by way of merger or consolidation) to a person that is not (either before or after giving effect to such transaction) the Issuer or a Restricted Subsidiary of the Issuer, if the sale or other disposition is not prohibited by the “Asset Sale” provisions of the Indenture;

•
only in the case of a Subsidiary Guarantor, if for any reason such Subsidiary Guarantor ceases to be a wholly-owned subsidiary of the Issuer; provided, that any Subsidiary Guarantor that ceases to constitute a Subsidiary Guarantor or becomes an Excluded Subsidiary solely by virtue of no longer being a wholly-owned subsidiary (a “Partially Disposed Subsidiary”) shall only be released from its Guarantee to the extent that the other person taking an equity interest in such Partially Disposed Subsidiary is not an affiliate of the Issuer that is controlled by Parent, Deutsche Telekom or any of their respective subsidiaries or an employee of any of the foregoing;

•
upon the legal defeasance, covenant defeasance, or satisfaction and discharge of the indentures governing the Notes as provided below under the captions “Description of Notes—Legal Defeasance and Covenant Defeasance” and “Description of Notes—Satisfaction and Discharge”;

•	upon the liquidation or dissolution of any Subsidiary Guarantor, provided that no event of default under the indentures governing the Notes has occurred that is continuing;
•	upon the merger or consolidation of any guarantor with and into the Issuer or another guarantor that is the surviving person in such merger or consolidation;
•	in the case of a Subsidiary Guarantor, at the time of an Investment Grade Event Election (as defined in “Description of Notes—Certain Definitions”); or
•	if the Issuer designates any restricted subsidiary that is a guarantor to be an unrestricted subsidiary in accordance with the applicable provisions of the indentures governing the Notes.
If any such Guarantee is released, no holder of the Notes will have a claim as a creditor against the applicable guarantor, and the indebtedness and other liabilities of such former Subsidiary Guarantor will be structurally senior to the claim of any holder of the Notes. See “Description of Notes—Brief Description of the Notes and the Note Guarantees—The Note Guarantees.”

The Guarantees may be avoidable and therefore not be enforceable because of fraudulent conveyance or fraudulent transfer laws.
The Guarantees may be subject to review and potential avoidance under federal bankruptcy law or relevant state fraudulent conveyance laws if we or any guarantor file a petition for bankruptcy or our creditors file an involuntary petition for bankruptcy against us or any guarantor. Under these laws, if a court were to find that, at the time a guarantor incurred debt (including debt represented by the Guarantee), such guarantor:
•	incurred this debt with the intent of hindering, delaying or defrauding current or future creditors; or
•	received less than reasonably equivalent value or fair consideration for incurring this debt, and the guarantor:
•	was insolvent or was rendered insolvent by reason of the related financing transactions (including the issuance of the Guarantees);
•
was engaged in, or about to engage in, a business or transaction for which its remaining assets constituted unreasonably small capital to carry on its business as currently engaged in or contemplated; or

•
intended to incur, or believed that it would incur, debts beyond its ability to pay these debts as they mature, as all of the foregoing terms are defined in or interpreted under the relevant fraudulent transfer or conveyance statutes;

then the court could avoid the Guarantee or subordinate the amounts owing under the Guarantee to the guarantor’s presently existing or future debt or take other actions detrimental to you. In the event of a finding that a fraudulent transfer or conveyance occurred, you may not receive any repayment on the relevant Guarantee (and, consequently, the Notes), or may receive only a partial repayment.
The measure of insolvency for purposes of the foregoing considerations will vary depending upon the law of the jurisdiction that is being applied in any such proceeding, such that we cannot be certain as to the standards a court would use to determine whether or not the Issuer or the guarantors were insolvent at the relevant time or, regardless of the insolvency standard applied by the court, that such court would not determine (i) that the Issuer or a guarantor were indeed insolvent on that date, (ii) that any payments to the holders of the Notes (including under the Guarantees) did not constitute preferences, fraudulent transfers or conveyances on other grounds or (iii) whether the Notes or any Guarantees would be subordinated to the Issuer’s or any of the guarantors’ other debt. Generally, however, an entity would be considered insolvent if, at the time it incurred the debt or issued the Guarantee:
•	it could not pay its debts or contingent liabilities as they become due;
•	the sum of its debts, including contingent liabilities, is greater than its assets, at a fair valuation; or
•
the present fair saleable value of its assets is less than the amount required to pay the probable liability on its total existing debts and liabilities, including contingent liabilities, as they become absolute and mature.

As a general matter, value is given for a transfer or an obligation if, in exchange for the transfer or obligation, property is transferred or a valid antecedent debt is secured or satisfied. A court would likely find that a guarantor did not receive “reasonably equivalent value” (or fair consideration for) its Guarantee to the extent the guarantor did not obtain a reasonably equivalent benefit directly or indirectly from the issuance of the Notes. Thus, if the Guarantees were legally challenged, any Guarantee could be subject to the claim that, since the Guarantee was incurred for the benefit of the Issuer, and only indirectly for the benefit of the guarantor, the obligations of the applicable guarantor were incurred for less than “reasonably equivalent value” (or fair consideration). Therefore, if a court were to find that the applicable guarantor was insolvent or rendered insolvent by the incurrence of the Guarantee or one of the other conditions above (relating to the guarantor’s financial condition) were satisfied, the court could avoid the obligations under the Guarantees, subordinate them to the applicable guarantor’s other debt or take other action detrimental to the holders of the Notes.
If a Guarantee is avoided as a fraudulent conveyance, fraudulent transfer, or preference, or found to be unenforceable for any other reason, you will not have a claim against that obligor and will only be our creditor or that of any guarantor whose obligation was not set aside or found to be unenforceable. In addition, the loss of a Guarantee generally will constitute an event of default under the indentures governing the Notes, the Existing T-Mobile Secured Notes and the Existing T-Mobile Unsecured Notes and the Credit Agreement, which events of default would allow the relevant noteholders or lenders to accelerate the amounts due and payable thereunder, and we may not be able to pay any such amounts.
The indentures governing the Notes will contain a provision intended to limit each guarantor’s liability to the maximum amount that it could incur without causing the incurrence of obligations under its Guarantee to be a fraudulent transfer. This provision may not be effective (as a legal matter or otherwise) to protect the Guarantees from being avoided under fraudulent transfer law, or may eliminate the guarantor’s obligations or reduce the guarantor’s obligations to an amount that effectively makes the Guarantee worthless. In a Florida bankruptcy court decision (which was subsequently reversed by a district court on other grounds and then reinstated by the applicable circuit court of appeals), this kind of provision was found to be ineffective to protect the Guarantees.
In addition, any payment by us pursuant to the Notes or by a guarantor under a Guarantee made at a time we or such guarantor were found to be insolvent could be avoided as a preferential transfer under the U.S. Bankruptcy Code and required to be returned to us or such guarantor or to a fund for the benefit of our or such guarantor’s creditors if such payment is made to an insider within a one-year period prior to a bankruptcy filing or within 90 days for any non-insider party, and such payment would give such insider or non-insider party more than such party would have received in a distribution under the U.S. Bankruptcy Code in a hypothetical Chapter 7 case, subject to applicable defenses.
Finally, as a court of equity, the bankruptcy court may subordinate the claims in respect of the Notes or the Guarantees to other claims against us under the principle of equitable subordination if the court determines that (1) a holder of the Notes or the Guarantees engaged in some type of inequitable conduct, (2) the inequitable conduct resulted in injury to our other creditors or conferred an unfair advantage upon the holders of the Notes and (3) equitable subordination is not inconsistent with the provisions of the U.S. Bankruptcy Code.
The lenders under the Credit Agreement have the discretion to release any guarantors under the Credit Agreement in a variety of circumstances, which could cause those guarantors to be released from their guarantees of each series of the Notes.
For so long as any obligations under the Credit Agreement remain outstanding, any guarantee of the Notes may be released without action by, or consent of, any holder of the Notes, if the related guarantor is no longer a guarantor of obligations under the Credit Agreement or certain other indebtedness of the Issuer or any other guarantor (except, in each case, by or as a result of payment under such guarantee or direct obligation). See “Description of Notes—Brief Description of the Notes and the Note Guarantees—The Note Guarantees.” The lenders under the Credit Agreement will have the discretion to release the guarantees under the Credit Agreement in a variety of circumstances. You will not have a claim as a creditor against any entity that is no longer a guarantor of the Notes, and the indebtedness and other liabilities, including trade payables, whether secured or unsecured, of former guarantor subsidiaries will be structurally senior to claims of holders of the Notes.
Many of the covenants in the indentures governing the Notes will not apply if the Notes are rated investment grade.
The indentures governing the Notes will provide that many of its covenants will cease to apply to us if the Notes are rated investment grade by at least two of Moody’s, S&P and Fitch, provided at such time no default or event of default has occurred and is continuing. The indentures will further provide that these covenants will not be later reinstated in the event that the ratings of the Notes subsequently decline. These covenants restrict, among other things, our ability to pay dividends, to incur debt and to enter into certain other transactions. There can be no assurance that the Notes will ever be rated investment grade. However, termination of these covenants would allow us to engage in certain transactions that would not be permitted while these covenants were in force. See “Description of Notes—Certain Covenants—Changes in Covenants When Notes Rated Investment Grade.” Although the indentures will continue to restrict the Issuer’s ability to create liens or other encumbrances after the Notes are rated investment grade by at least two of Moody’s, S&P and Fitch, such covenant may be modified at the Issuer’s election, following such a rating event, to restrict only the Issuer and Material Subsidiaries (as defined under “Description of the Notes—Certain Definitions”) from incurring liens on principal properties or upon capital stock or indebtedness of any Material Subsidiary that directly owns any principal property, subject to certain exceptions set forth in the indentures governing the Notes. See “Description of Notes—Certain Covenants—Liens.” In addition, at the Issuer’s election, following such a rating event, the Guarantees of the Subsidiary Guarantors may be released. See “—The Guarantees may be released upon the occurrence of certain events.”
If we or existing investors sell our debt securities after this offering, the market price of the Notes could decline.
The market price of the Notes could decline as a result of our, or existing investors’, sales of the Issuer’s debt securities in the market after this offering, or the perception that such sales could occur. These sales, or the possibility that these sales may occur, also might make it more difficult for the Issuer to sell other debt securities in the future at a time and on terms that it deems appropriate.
Assuming that on December 31, 2020, we had completed the Q1 Notes Issuances, and also completed this offering and used a portion of the net proceeds of this offering, together with cash on hand, to redeem $1.0 billion in aggregate principal amount of the Issuer’s 6.500% Senior Notes due 2026, we would have outstanding approximately $74.1 billion in aggregate principal amount of debt securities, maturing in 2021 through 2060, $36.3 billion of which would be senior secured debt securities and $37.8 billion of which would be senior unsecured debt securities. Deutsche Telekom, which currently controls approximately 52.3% of the common stock of Parent (on a fully diluted basis), holds approximately $4.8 billion of these debt securities, maturing in 2022 through 2028. We have on file an effective shelf registration statement with respect to these debt securities held by Deutsche Telekom and Deutsche Telekom could sell all or any portion of them at any time.
There is no guarantee that an active trading market for the Notes will exist or that you will be able to sell your Notes.
An active trading market may not exist for the Notes. Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the notes. The market, if any, for the notes may not be free from similar disruptions, and any such disruptions may adversely affect the prices at which you may sell your notes if at all. In addition, subsequent to their initial issuance, the Notes may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar notes, our operating performance and financial condition and other factors. The Issuer does not intend to apply for the Notes to be listed on any securities exchange or to arrange for the Notes to be quoted on any quotation system. Further, the Notes are each a new issue of securities for which there is no established trading market. An active trading market may not develop for such Notes or, if developed, may not continue. If an active public trading market for the Notes does not develop or ceases to exist, the market price and liquidity of the Notes may be adversely affected.
The trading prices for the Notes will be directly affected by many factors, including our credit rating.
Credit rating agencies continually revise their ratings for companies they follow, including us. Changes in our performance, leverage or industry, or changes in the credit ratings agencies’ ratings methodologies, could lead to ratings downgrades. Any ratings downgrade could adversely affect the trading price of the Notes, or the trading market for the Notes, to the extent a trading market for the Notes exists or develops. The condition of the financial and credit markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, and any fluctuation may impact the trading price of the Notes.

USE OF PROCEEDS
We estimate that the net proceeds from the sale of the Notes in this offering will be approximately $   billion, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.
We intend to use $2.0 billion of the net proceeds from this offering to acquire spectrum licenses pursuant to the FCC’s C-Band spectrum Auction 107, with any remainder to be used first to redeem the Issuer’s 6.500% Senior Notes due 2026 and then for refinancing existing indebtedness on an ongoing basis.
While we intend to use a portion of the net proceeds from this offering to redeem certain of the Issuer’s 6.500% Senior Notes due 2026, the Issuer has not issued a notice of redemption with respect to such notes. Nothing in this prospectus supplement constitutes a notice of redemption or an obligation to issue a notice of redemption for such notes and the completion of this offering will not obligate the Issuer to issue a notice of redemption for such notes.
Affiliates of certain of the underwriters have made commitments to provide us with secured bridge financing pursuant to that certain bridge commitment letter dated as of October 30, 2020, as amended on November 13, 2020, in an aggregate amount of up to $2.0 billion (reflecting commitment reductions as a result of the Q1 Notes Issuances). These commitments may be reduced by an amount equal to the aggregate gross proceeds of the Notes. See “Underwriting.”
See “Description of Other Indebtedness and Certain Financing Transactions” for information on our outstanding indebtedness, including as to interest rate and maturity. Certain of the underwriters and/or their respective affiliates may be lenders under, or holders of, such indebtedness and would therefore receive any portion of the net proceeds of this offering used to repay such indebtedness. See “Underwriting.”

CAPITALIZATION
The table below sets forth our cash and cash equivalents and capitalization as of December 31, 2020:
•	on an actual basis;
•
on an as adjusted basis to give effect to the Q1 Notes Issuances and the additional payments made or expected to be made during the first quarter of 2021 of approximately $8.9 billion in relation to our total gross bid in the FCC’s C-Band spectrum Auction 107 of approximately $9.3 billion (not including any C-Band spectrum clearing costs); and

•
on an as further adjusted basis to give effect to this offering and the use of a portion of the net proceeds of this offering, together with cash on hand, to redeem $1.0 billion in aggregate principal amount of the Issuer’s 6.500% Senior Notes due 2026 (but prior to any other use of any remaining net proceeds).

You should read this table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and related notes thereto included in Parent’s Annual Report on Form 10-K filed on February 23, 2021, which is incorporated by reference in this prospectus supplement.
	As of December 31, 2020
	Actual	As adjusted	As further adjusted
	(in millions)
Cash and cash equivalents	$10,385	$4,466
Debt:
Unsecured T-Mobile debt
Existing T-Mobile Unsecured Notes
4.000% Senior Notes due 2022	500	500	500
4.000% Senior Notes due 2022-1 held by Deutsche Telekom	1,000	1,000	1,000
6.000% Senior Notes due 2023	1,300	1,300	1,300
6.000% Senior Notes due 2024	1,000	1,000	1,000
5.125% Senior Notes due 2025	500	500	500
6.500% Senior Notes due 2026	2,000	2,000	1,000
4.500% Senior Notes due 2026	1,000	1,000	1,000
4.500% Senior Notes due 2026-1 held by Deutsche Telekom	1,000	1,000	1,000
2.250% Senior Notes due 2026	—	1,000	1,000
5.375% Senior Notes due 2027	500	500	500
5.375% Senior Notes due 2027-1 held by Deutsche Telekom(1)	1,250	1,250	1,250
4.750% Senior Notes due 2028	1,500	1,500	1,500
4.750% Senior Notes due 2028-1 held by Deutsche Telekom	1,500	1,500	1,500
2.625% Senior Notes due 2029	—	1,000	1,000
2.875% Senior Notes due 2031	—	1,000	1,000
Notes offered hereby
% Senior Notes due 2026	—	—
% Senior Notes due 2029	—	—
% Senior Notes due 2031	—	—
Tower Obligations(2)	3,028	3,028	3,028
Secured T-Mobile debt
Existing T-Mobile Secured Notes
3.500% Senior Secured Notes due 2025	3,000	3,000	3,000
1.500% Senior Secured Notes due 2026	1,000	1,000	1,000
3.750% Senior Secured Notes due 2027	4,000	4,000	4,000
2.050% Senior Secured Notes due 2028	1,750	1,750	1,750
3.875% Senior Secured Notes due 2030	7,000	7,000	7,000
2.550% Senior Secured Notes due 2031	2,500	2,500	2,500

	As of December 31, 2020
	Actual	As adjusted	As further adjusted
	(in millions)
2.250% Senior Secured Notes due 2031	1,000	1,000	1,000
4.375% Senior Secured Notes due 2040	2,000	2,000	2,000
3.000% Senior Secured Notes due 2041	2,500	2,500	2,500
4.500% Senior Secured Notes due 2050	3,000	3,000	3,000
3.300% Senior Secured Notes due 2051	3,000	3,000	3,000
3.600% Senior Secured Notes due 2060	1,000	1,000	1,000
Credit Agreement(3)	—	—	—
Unsecured Sprint debt
Sprint 7.250% senior notes due 2021	2,250	2,250	2,250
Sprint 7.875% senior notes due 2023	4,250	4,250	4,250
Sprint 7.125% senior notes due 2024	2,500	2,500	2,500
Sprint 7.625% senior notes due 2025	1,500	1,500	1,500
Sprint 7.625% senior notes due 2026	1,500	1,500	1,500
Sprint Communications, Inc. 11.500% senior notes due 2021	1,000	1,000	1,000
Sprint Communications, Inc. 6.000% senior notes due 2022	2,280	2,280	2,280
Sprint Capital Corporation 6.875% senior notes due 2028	2,475	2,475	2,475
Sprint Capital Corporation 8.750% senior notes due 2032	2,000	2,000	2,000
Secured Sprint debt
Sprint Spectrum 3.360% Series 2016-1 A-1 Notes due 2021	656	656	656
Sprint Spectrum 4.738% Series 2018-1 A-1 Notes due 2025	2,100	2,100	2,100
Sprint Spectrum 5.152% Series 2018-1 A-2 Notes due 2028	1,838	1,838	1,838
Other(4)	4,483	4,462
Total debt and financing lease liabilities(5)	$76,660	$79,639	$
Stockholders’ equity	65,344	65,344
Total capitalization	$142,004	$144,983	$
(1)	Upon the closing of the Transactions, the maturity date applicable to the 5.375% Senior Notes due 2027-1 was amended from April 15, 2027 to April 15, 2022.
(2)
Represents financing obligations related to the Existing T-Mobile Tower Transactions (as defined under “Description of Other Indebtedness and Certain Financing Transactions—Existing T-Mobile Tower Transactions”).

(3)	The Credit Agreement also provides for revolving borrowings up to $5.5 billion.
(4)	Primarily consists of financing lease liabilities, other obligations, unamortized premiums, discounts, debt issuance costs, consent fees and commitment letter fees.
(5)	Amount does not include operating lease liabilities of $30.6 billion as of December 31, 2020.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF T-MOBILE
The following table sets forth selected consolidated financial data for the Company. The data should be read in conjunction with T-Mobile’s audited consolidated financial statements and related notes as of December 31, 2020 and 2019 and for the three years ended December 31, 2020 contained in Parent’s Annual Report on Form 10-K filed on February 23, 2021. The consolidated balance sheet data as of December 31, 2018, 2017 and 2016 and the consolidated statement of operations and consolidated cash flow data for the fiscal years ended December 31, 2017 and 2016 are derived from T-Mobile’s consolidated financial statements which are not included or incorporated by reference in this prospectus supplement.
T-Mobile’s historical financial data may not be indicative of the results of operations or financial position to be expected in the future. In particular, on January 1, 2020, T-Mobile adopted ASU 2016-13, “Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments” which requires a financial asset (or a group of financial assets) measured at amortized cost basis to be presented at the net amount expected to be collected. The measurement of expected credit losses is based on relevant information about past events, including historical experience, current conditions and reasonable and supportable forecasts that affect the collectibility of the reported amount. T-Mobile adopted the new credit loss standard on January 1, 2020 by recognizing a cumulative effect of initially applying the new credit loss standard on its receivables portfolio. Comparative information has not been restated and continues to be reported under the standards in effect for those periods. Additionally, on January 1, 2019, T-Mobile adopted ASU 2016-02 “Leases (Topic 842)”, which requires most lessees to report a right-of-use asset and a lease liability. T-Mobile adopted the new lease standard on January 1, 2019 by recognizing and measuring leases at the adoption date with a cumulative effect of initially applying the guidance recognized at the date of initial application. Comparative information has not been restated and continues to be reported under the standards in effect for those periods. Lastly, on January 1, 2018, T-Mobile adopted ASU 2014-09, “Revenue from Contracts with Customers (Topic 606),” which requires entities to recognize revenue through the application of a five-step model, which includes: identification of the contract; identification of the performance obligations; determination of the transaction price; allocation of the transaction price to the performance obligations; and recognition of revenue as the entity satisfies the performance obligations. T-Mobile adopted the new revenue standard on January 1, 2018, using the modified retrospective method with the cumulative effect of initially applying the guidance recognized at the date of initial application. Comparative information has not been restated and continues to be reported under the standards in effect for those periods.
	Year ended December 31,
	2020	2019	2018	2017	2016
	(in millions)
Consolidated Statements of Operations Data:
Revenues:
Total service revenues	$50,395	$34,500	$32,441	$30,525	$28,085
Equipment revenues	17,312	9,840	10,009	9,375	8,727
Other revenues	690	658	860	704	678
Total revenues	68,397	44,998	43,310	40,604	37,490
Operating expenses:
Cost of services, exclusive of depreciation and amortization shown separately below	11,878	6,622	6,307	6,100	5,731
Cost of equipment sales, exclusive of depreciation and amortization shown separately below	16,388	11,899	12,047	11,608	10,819
Selling, general and administrative	18,926	14,139	13,161	12,259	11,378
Impairment expense	418	—	—	—	—
Depreciation and amortization	14,151	6,616	6,486	5,984	6,243
Cost of MetroPCS business combination	—	—	—	—	104
Gains on disposal of spectrum licenses	—	—	—	(235)	(835)
Total operating expenses	61,761	39,276	38,001	35,716	33,440
Operating income	6,636	5,722	5,309	4,888	4,050

	Year ended December 31,
	2020	2019	2018	2017	2016
	(in millions)
Other income (expense):
Interest expense	(2,483)	(727)	(835)	(1,111)	(1,418)
Interest expense to affiliates	(247)	(408)	(522)	(560)	(312)
Interest income	29	24	19	17	13
Other expense, net	(405)	(8)	(54)	(73)	(6)
Total other expense, net	(3,106)	(1,119)	(1,392)	(1,727)	(1,723)
Income from continuing operations before income taxes	3,530	4,603	3,917	3,161	2,327
Income tax benefit	$(786)	$(1,135)	$(1,029)	$1,375	$(867)
Income from continuing operations	2,744	3,468	2,888	4,536	1,460
Income from discontinued operations, net of tax	320	0	0	0	0
Net income	$3,064	$3,468	$2,888	$4,536	$1,460
Dividends on preferred stock	—	—	—	(55)	(55)
Net income attributable to common stockholders	$3,064	$3,468	$2,888	$4,481	$1,405
Consolidated Cash Flow Data
Net cash provided by operating activities	$8,640	$6,824	$3,899	$3,831	$2,779
Net cash used in investing activities	(12,715)	(4,125)	(579)	(6,745)	(2,324)
Net cash (used in) provided by financing activities	13,010	(2,374)	(3,336)	(1,367)	463
	As of December 31,
	2020	2019	2018	2017	2016
	(in millions)
Consolidated Balance Sheet Data:
Total current assets	$23,885	$9,305	$8,281	$8,915	$14,217
Property and equipment, net	41,175	21,984	23,359	22,196	20,943
Operating lease right-of-use assets	28,021	10,933	—	—	—
Financing lease right-of-use assets	3,028	2,715	—	—	—
Goodwill, spectrum licenses and other intangible assets, net	99,243	38,510	37,658	37,266	29,073
Other assets and equipment installment plan receivables due after one year, net	4,810	3,474	3,170	2,186	1,658
Total assets	200,162	86,921	72,468	70,563	65,891
Total current liabilities	21,703	12,506	10,267	11,515	9,022
Long-term debt	61,830	10,958	12,124	12,121	21,832
Long-term debt to affiliates	4,716	13,986	14,582	14,586	5,600
Tower obligations	3,028	2,236	2,557	2,590	2,621
Operating lease liabilities	26,719	10,539	—	—	—
Financing lease liabilities	1,444	1,346	—	—	—
Other long-term liabilities, deferred rent expense and deferred tax liabilities	15,378	6,561	8,220	7,192	8,580
Total stockholders’ equity	65,344	28,789	24,718	22,559	18,236

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF SPRINT
The following table sets forth selected consolidated financial data for Sprint. The data should be read in conjunction with Sprint’s audited consolidated financial statements and related notes as of March 31, 2020 and 2019 and for the three years ended March 31, 2020 contained in Exhibit 99.1 to Parent’s Current Report on Form 8-K filed on May 18, 2020. The consolidated balance sheet data as of March 31, 2018, 2017 and 2016 and the consolidated statement of operations data and cash flow data for the fiscal years ended March 31, 2017 and 2016 are derived from Sprint’s consolidated financial statements which are not included or incorporated by reference in this prospectus supplement. Sprint’s historical financial data may not be indicative of the results of operations or financial position to be expected in the future.
On December 22, 2017, the U.S. government enacted comprehensive tax legislation commonly referred to as the Tax Act. During the year ended March 31, 2018, Sprint recorded a $7.1 billion non-cash tax benefit through net income (loss) for the re-measurement of deferred tax assets and liabilities due to changes in tax laws included in the Tax Act. The re-measurement of deferred taxes had no impact on cash flows. See Note 12—Income Taxes in Notes to Sprint’s Consolidated Financial Statements contained in Exhibit 99.1 to Parent’s Current Report on Form 8-K filed on May 18, 2020 for additional information.
On April 1, 2018, Sprint adopted ASU 2014-09, “Revenue from Contracts with Customers (Topic 606).” Sprint adopted this standard using the modified retrospective method, which requires that the cumulative effect of initially applying the standard be recognized at the date of application beginning April 1, 2018. Sprint recorded a pre-tax cumulative effect of $1.7 billion ($1.3 billion, net of tax) as a reduction to the April 1, 2018 opening balance of accumulated deficit.
On April 1, 2019, Sprint adopted ASU 2016-02 “Leases (Topic 842)” using the modified retrospective transition method. Results for reporting periods beginning after April 1, 2019 are presented under Topic 842, while amounts reported under prior periods have not been adjusted and continue to be reported under accounting standards in effect for those periods. See Note 2—Summary of Significant Accounting Policies and Other Information and Note 7—Leases in Notes to Sprint’s Consolidated Financial Statements contained in Exhibit 99.1 to Parent’s Current Report on Form 8-K filed on May 18, 2020 for additional information related to the adoption of this standard.
	Year ended March 31,
	2020	2019	2018	2017	2016
	(in millions)
Results of Operations
Service revenues	$21,604	$22,857	$23,834	$25,368	$27,174
Equipment sales	4,999	5,606	4,524	4,684	3,168
Equipment rentals	5,218	5,137	4,048	3,295	1,838
Net operating revenues	31,821	33,600	32,406	33,347	32,180
Depreciation—network and other	4,416	4,245	3,976	3,982	4,013
Depreciation—equipment rentals	4,166	4,538	3,792	3,116	1,781
Amortization	811	608	812	1,052	1,294
Goodwill impairment(1)	—	2,000	—	—	—
Operating income	931	398	2,727	1,764	310
Net (loss) income	(347)	(1,943)	7,377	(1,206)	(1,995)
Net (loss) income attributable to Sprint Corporation	(338)	(1,943)	7,389	(1,206)	(1,995)
(1)
During the year ended March 31, 2019, Sprint completed its annual impairment testing for goodwill assigned to the Wireless reporting unit and as a result, recorded a non-cash impairment charge of $2.0 billion. See Note 6—Intangible Assets in Sprint’s audited consolidated financial statements and related notes for the three years ended March 31, 2020 contained in Exhibit 99.1 to Parent’s Current Report on Form 8-K filed on May 18, 2020.

	Year ended March 31,
	2020	2019	2018	2017	2016
	(in millions)
Financial Position
Total assets	$84,559	$84,601	$85,459	$85,123	$78,975
Property, plant and equipment, net	20,113	21,201	19,925	19,209	20,297
Intangible assets, net	46,904	47,832	50,360	50,484	51,117
Total debt, finance lease and financing obligations	36,092	39,923	40,892	40,914	33,958
Total stockholders’ equity	25,855	26,072	26,356	18,808	19,783
Noncontrolling interests	—	55	63	—	—
	Year ended March 31,
	2020	2019	2018	2017	2016
	(in millions)
Cash Flow Data
Net cash provided by (used in) operating activities	$9,292	$10,429	$10,062	$(3,290)	$(423)
Capital expenditures—network and other	(4,282)	(4,963)	(3,319)	(1,950)	(4,680)
Capital expenditures—leased devices	(6,865)	(7,441)	(7,461)	(4,976)	(5,898)

DESCRIPTION OF OTHER INDEBTEDNESS AND CERTAIN FINANCING TRANSACTIONS
Existing T-Mobile Unsecured Notes
T-Mobile USA’s senior unsecured notes set forth in the table below (collectively, the “Existing T-Mobile Unsecured Notes”) are currently outstanding. The Notes offered hereby will be issued under the same base indenture as the Existing T-Mobile Unsecured Notes. The Notes will be guaranteed on the same basis by all of the guarantors providing guarantees of the Existing T-Mobile Unsecured Notes. The Existing T-Mobile Unsecured Notes are T-Mobile USA’s unsecured obligations, are guaranteed on a senior unsecured basis by Parent and by all of T-Mobile USA’s wholly-owned domestic restricted subsidiaries, including Sprint and its operating company subsidiaries (other than, in each case, certain designated special purpose entities, a reinsurance subsidiary and immaterial subsidiaries) and are required to be guaranteed by all of T-Mobile USA’s restricted subsidiaries that guarantee certain of T-Mobile USA’s indebtedness and any future subsidiary of Parent that directly or indirectly owns any of T-Mobile USA’s equity interests. T-Mobile USA may, at its option, redeem some or all of the Existing T-Mobile Unsecured Notes at any time on or after the dates set forth below under “Earliest Optional Redemption” at the redemption price set forth in the governing indenture, or prior to such dates at a specified “make-whole” redemption price plus accrued and unpaid interest to, but not including, the redemption date.
Series	Principal Amount as of December 31, 2020(1)	Issue Date	Interest Payment Dates	Maturity	Earliest Optional Redemption
4.000% Senior Notes due 2022	$500,000,000	March 16, 2017	April 15 and October 15	April 15, 2022	March 16, 2022
4.000% Senior Notes due 2022-1 held by Deutsche Telekom	$1,000,000,000	April 27, 2017 ($500 million) April 28, 2017 ($500 million)	April 15 and October 15	April 15, 2022	March 16, 2022
6.000% Senior Notes due 2023	$1,300,000,000	September 4, 2014	March 1 and September 1	March 1, 2023	September 1, 2018
6.000% Senior Notes due 2024	$1,000,000,000	April 1, 2016	April 15 and October 15	April 15, 2024	April 15, 2019
5.125% Senior Notes due 2025	$500,000,000	March 16, 2017	April 15 and October 15	April 15, 2025	April 15, 2020
6.500% Senior Notes due 2026	$2,000,000,000	November 5, 2015	January 15 and July 15	January 15, 2026	January 15, 2021
4.500% Senior Notes due 2026	$1,000,000,000	January 25, 2018	February 1 and August 1	February 1, 2026	February 1, 2021
4.500% Senior Notes due 2026-1 held by Deutsche Telekom	$1,000,000,000	April 30, 2018	February 1 and August 1	February 1, 2026	February 1, 2021
5.375% Senior Notes due 2027	$500,000,000	March 16, 2017	April 15 and October 15	April 15, 2027	April 15, 2022
5.375% Senior Notes due 2027-1 held by Deutsche Telekom	$1,250,000,000	April 28, 2017 ($750 million) September 18, 2017 ($500 million)	April 15 and October 15	April 15, 2022(2)	April 15, 2022
4.750% Senior Notes due 2028	$1,500,000,000	January 25, 2018	February 1 and August 1	February 1, 2028	February 1, 2023
4.750% Senior Notes due 2028-1 held by Deutsche Telekom	$1,500,000,000	April 30, 2018	February 1 and August 1	February 1, 2028	February 1, 2023
TOTAL	$13,050,000,000
(1)
Does not include (a) $1,000,000,000 in aggregate principal amount of 2.250% Senior Notes due 2026 (the “New 2026 Notes”) issued on January 14, 2021, bearing interest payable on February 15 and August 15 and maturing on February 15, 2026, (b) $1,000,000,000 in aggregate principal amount of 2.625% Senior Notes due 2029 (the “New 2029 Notes”) issued on January 14, 2021, bearing interest payable on February 15 and August 15 and maturing on February 15, 2029 and (c) $1,000,000,000 in aggregate principal amount of 2.875% Senior Notes due 2031 (the “New 2031 Notes”) issued on January 14, 2021, bearing interest payable on February 15 and August 15 and maturing on February 15, 2031. T-Mobile USA may, at its option, redeem some or all of the New 2026 Notes, the New 2029 Notes or the New 2031 Notes at any time on or after February 15, 2023, February 15, 2024 or February 15, 2026, respectively, at the redemption price set forth in the governing indenture, or prior to such dates at a specified “make-whole” redemption price plus accrued and unpaid interest to, but not including, the redemption date. In addition, prior to February 15, 2023, February 15, 2024 or February 15, 2026, T-Mobile USA may also redeem up to 40% of the aggregate principal amount of the New 2026 Notes, New 2029 Notes or New 2031 Notes, respectively, at the redemption prices set forth in the governing indenture, with the net cash proceeds of certain sales of equity securities, including the sale of Parent’s common stock.

(2)	Gives effect to the amended maturity date specified in the Financing Matters Agreement, dated as of April 29, 2018 between T-Mobile USA and Deutsche Telekom.

Each series of Existing T-Mobile Unsecured Notes was issued pursuant to an indenture (the “Existing T-Mobile Unsecured Notes Indenture”), dated as of April 28, 2013, among T-Mobile USA, Parent, the other guarantors party thereto, and Deutsche Bank Trust Company Americas, as trustee. The Existing T-Mobile Unsecured Notes Indenture, as amended and supplemented with respect to the Existing T-Mobile Unsecured Notes, contains covenants and other terms, including covenants that, among other things, restrict the ability of T-Mobile USA and its restricted subsidiaries to incur more debt, pay dividends and make distributions, make certain investments, repurchase stock, create liens or other encumbrances, enter into transactions with affiliates, enter into agreements that restrict dividends or distributions from subsidiaries, and merge, consolidate or sell, or otherwise dispose of, substantially all of their assets. The Existing T-Mobile Unsecured Notes Indenture, as so amended and supplemented, also contains customary events of default. These covenants and events of default are subject to a number of important qualifications and exceptions including certain customary baskets, exceptions and incurrence-based ratio tests.
Existing T-Mobile Secured Notes
T-Mobile USA’s senior secured notes set forth in the table below (collectively, the “Existing T-Mobile Secured Notes”) are currently outstanding. The Existing T-Mobile Secured Notes were issued in offerings exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) and have the benefit of registration rights. The Existing T-Mobile Secured Notes will also be subject to optional redemption and will require the Issuer to offer to repurchase the Existing T-Mobile Secured Notes if T-Mobile US or the Issuer experiences certain change of control triggering events.
Series	Principal Amount as of December 31, 2020	Interest Payment Dates	Maturity
3.500% Senior Secured Notes due 2025	$3,000,000,000	April 15 and October 15	April 15, 2025
1.500% Senior Secured Notes due 2026	$1,000,000,000	February 15 and August 15	February 15, 2026
3.750% Senior Secured Notes due 2027	$4,000,000,000	April 15 and October 15	April 15, 2027
2.050% Senior Secured Notes due 2028	$1,750,000,000	February 15 and August 15	February 15, 2028
3.875% Senior Secured Notes due 2030	$7,000,000,000	April 15 and October 15	April 15, 2030
2.550% Senior Secured Notes due 2031	$2,500,000,000	February 15 and August 15	February 15, 2031
2.250% Senior Secured Notes due 2031	$1,000,000,000	May 15 and November 15	November 15, 2031
4.375% Senior Secured Notes due 2040	$2,000,000,000	April 15 and October 15	April 15, 2040
3.000% Senior Secured Notes due 2041	$2,500,000,000	February 15 and August 15	February 15, 2041
4.500% Senior Secured Notes due 2050	$3,000,000,000	April 15 and October 15	April 15, 2050
3.300% Senior Secured Notes due 2051	$3,000,000,000	February 15 and August 15	February 15, 2051
3.600% Senior Secured Notes due 2060	$1,000,000,000	May 15 and November 15	November 15, 2060
TOTAL	$31,750,000,000
Existing Sprint Unsecured Notes
The Sprint Capital Corporation, Sprint Communications, Inc. and Sprint notes set forth in the table below (collectively, the “Existing Sprint Unsecured Notes”) are currently outstanding. The Existing Sprint Unsecured Notes are the applicable issuer’s unsecured obligations and are guaranteed on a senior unsecured basis (i) by Parent, T-Mobile USA and Sprint Communications, Inc., in the case of notes issued by Sprint, (ii) by Parent, T-Mobile USA and Sprint in the case of notes issued by Sprint Communications, Inc. and (iii) by Parent, T-Mobile USA, Sprint and Sprint Communications, Inc. in the case of notes issued by Sprint Capital Corporation. The issuer may, at its option, redeem some or all of the Existing Sprint Unsecured Notes at any time at a specified “make-whole” redemption price plus accrued and unpaid interest to, but not including, the redemption date.

Series	Principal Amount as of December 31, 2020	Issue Date	Interest Payment Dates	Maturity
Sprint Capital Corporation notes

6.875% senior notes due 2028	$2,475,000,000	November 16, 1998	May 15 and November 15	November 15, 2028
8.750% senior notes due 2032	$2,000,000,000	March 14, 2002(1)	March 15 and September 15	March 15, 2032
Sprint Communications, Inc. notes

11.500% senior notes due 2021	$1,000,000,000	November 9, 2011(1)	May 15 and November 15	November 15, 2021
6.000% senior notes due 2022	$2,280,000,000	November 14, 2012	May 15 and November 15	November 15, 2022
Sprint Corporation notes

7.250% senior notes due 2021	$2,250,000,000	September 11, 2013(1)	March 15 and September 15	September 15, 2021
7.875% senior notes due 2023	$4,250,000,000	September 11, 2013(1)	March 15 and September 15	September 15, 2023
7.125% senior notes due 2024	$2,500,000,000	December 12, 2013(1)	June 15 and December 15	June 15, 2024
7.625% senior notes due 2025	$1,500,000,000	February 24, 2015	February 15 and August 15	February 15, 2025
7.625% senior notes due 2026	$1,500,000,000	February 22, 2018	March 1 and September 1	March 1, 2026
TOTAL	$19,755,000,000
(1)
Refers to date of original issuance pursuant to an exemption from registration; registered notes having terms substantially identical in all material respects to the original notes, except that the exchange notes do not contain terms with respect to additional interest or transfer restrictions, were offered subsequently in an exchange offer.

The 6.875% senior notes due 2028 and the 8.750% senior notes due 2032 were issued pursuant to an indenture, dated as of October 1, 1998 (the “1998 Sprint Indenture”), among Sprint Capital Corporation, Sprint and Bank of New York Mellon Trust Company, N.A., as successor to Bank One, N.A., as trustee. The 11.500% senior notes due 2021 and the 6.000% senior notes due 2022 were issued pursuant to an indenture, dated as of November 20, 2006 (the “2006 Sprint Indenture”), among Sprint Nextel Corporation and The Bank of New York Mellon Trust Company, N.A., as successor to The Bank of New York Trust Company, N.A., as trustee. The 7.250% senior notes due 2021, the 7.875% senior notes due 2023, the 7.125% senior notes due 2024, the 7.625% senior notes due 2025 and the 7.625% senior notes due 2026 were issued pursuant to an indenture, dated as of September 11, 2013 (the “2013 Sprint Indenture” and collectively with the 1998 Sprint Indenture and the 2006 Sprint Indenture, the “Existing Sprint Indentures”), among Sprint and The Bank of New York Mellon Trust Company, N.A., as trustee.
The Existing Sprint Indentures, as amended and supplemented with respect to the Existing Sprint Unsecured Notes, contain covenants and other terms, including covenants that, among other things, restrict the ability of Sprint and its restricted subsidiaries to create liens or other encumbrances, and merge, consolidate or sell, or otherwise dispose of, substantially all of their assets. The Existing Sprint Indentures, as so amended and supplemented, also contains customary events of default. These covenants and events of default are subject to a number of important qualifications and exceptions.
Existing Sprint Spectrum Note Facility
The notes set forth in the table below (the “Existing Sprint Spectrum-Backed Notes”) are currently outstanding under Sprint’s $7.0 billion securitization program (the “Sprint Spectrum Note Facility”) and were issued through a group of bankruptcy-remote special purpose entities (the “Existing Sprint Spectrum Note Entities”) formed for such transaction, each of which are wholly-owned by T-Mobile and non-guarantor “Restricted Subsidiaries” under the indentures governing the Notes and the Existing T-Mobile Secured Notes, the Existing T-Mobile Unsecured Notes and the Credit Agreement.
The Existing Sprint Spectrum-Backed Notes are secured primarily by a pool of 2.5 GHz and 1.9 GHz spectrum which has been pledged to secure indebtedness available under the Sprint Spectrum Note Facility (the “Sprint Spectrum Portfolio”).
Additional credit enhancement includes a letter of credit supporting an 18-month interest and expense reserve and a pledge of the secured payment obligations under the Existing Sprint Spectrum Lease (as defined below).
The Sprint Spectrum Note Facility currently allows for the incurrence of up to $7.0 billion of indebtedness. However, the size of the Sprint Spectrum Note Facility may be increased, subject to the applicable covenants and limitations in the documentation governing the Company’s indebtedness outstanding from time to time.
The Existing Sprint Spectrum-Backed Notes are initially paid with interest-only payments, followed by amortizing quarterly principal payments, over the periods specified in the table below. The issuers may optionally prepay the outstanding principal amount of all or any tranche of the Existing Sprint Spectrum-Backed Notes in whole on any business day or in part on any payment date, without any obligation to prepay the Existing Sprint Spectrum-Backed Notes of another series or tranche proportionately or otherwise, at a price equal to 100% of the aggregate principal amount of the Existing Sprint Spectrum-Backed Notes prepaid plus accrued and unpaid interest, if any, to the applicable prepayment date, plus, in the case of any such optional prepayment at any time before the date that is one year prior to the anticipated repayment date set forth in the table below, a specified “make-whole” prepayment premium.
Tranche	Principal Amount as of December 31, 2020	Payment Dates	Interest- Only Payments	Amortizing Principal Payments	Anticipated Repayment Date
Series 2016-1 3.360% Senior Secured Notes, Class A-1	$656,250,000	March 20, June 20, September 20 and December 20	December 2016 through September 2017	December 2017 through September 2021	September 20, 2021
Series 2018-1 4.738% Senior Secured Notes, Class A-1	$2,100,000,000	March 20, June 20, September 20 and December 20	June 2018 through March 2021	June 2021 through March 2025	March 20, 2025
Series 2018-1 5.152% Senior Secured Notes, Class A-2	$1,837,500,000	March 20, June 20, September 20 and December 20	June 2018 through March 2023	June 2023 through March 2028	March 20, 2028
TOTAL	$4,593,750,000
Sprint Communications, Inc. leases the Sprint Spectrum Portfolio from the Existing Sprint Spectrum Note Entities and these lease payments are used to service the indebtedness under the Existing Sprint Spectrum-Backed Notes (the “Existing Sprint Spectrum Lease”). The payment obligations under the Existing Sprint Spectrum Lease, which has been pledged to the holders of the Existing Sprint Spectrum-Backed Notes as additional collateral, are secured by a shared first lien on the collateral that secures the Existing T-Mobile Secured Notes that is capped at $3.5 billion.
Each Existing Sprint Spectrum Note Entity is a separate legal entity with its own separate creditors that would be entitled, prior to and upon the liquidation of the Existing Sprint Spectrum Note Entity, to be satisfied out of the Existing Sprint Spectrum Note Entity’s assets prior to any assets of the Existing Sprint Spectrum Note

Entity becoming available to its parent entities (including T-Mobile). Accordingly, the assets of the Existing Sprint Spectrum Note Entities would not be available to satisfy the debts and other obligations owed to other creditors of T-Mobile until the obligations of the Existing Sprint Spectrum Note Entities (including under the Existing Sprint Spectrum-Backed Notes) are paid in full.
As the Existing Sprint Spectrum Note Entities are wholly-owned subsidiaries of T-Mobile, these entities will be consolidated and all intercompany activity will be eliminated for accounting purposes.
Credit Agreement
On April 1, 2020 (the “Closing Date”), T-Mobile USA entered into a Credit Agreement (the “Credit Agreement”) by and among T-Mobile USA, as borrower, Deutsche Bank AG New York Branch, as administrative agent, and the lenders and other financial institutions party thereto, initially providing for a $4.0 billion secured term loan facility (the “Term Loan Facility”) and a $4.0 billion revolving credit facility (the “Revolving Credit Facility”). On September 16, 2020, T-Mobile USA increased the aggregate commitment under the Revolving Credit Facility to $5.5 billion through an amendment to the Credit Agreement, with proceeds from draws thereunder to be used for general corporate purposes including working capital needs. On October 9, 2020, T-Mobile USA prepaid in full all $4.0 billion of borrowings outstanding, together with accrued and unpaid interest, under the Term Loan Facility.
Commitments under the Revolving Credit Facility will mature on April 1, 2025, except as otherwise extended or replaced. T-Mobile USA may repay amounts borrowed and/or terminate the commitments under the Revolving Credit Facility (in whole or part) at any time without premium or penalty.
The rates of interest on amounts borrowed under the Revolving Credit Facility are based on, at T-Mobile USA’s option, either the London Inter Bank Offered Rate (“LIBOR”) (subject to a 0% LIBOR floor) plus a margin of 1.25% or an alternate base rate plus a margin of 0.25%, with the margins subject to reduction to 1.00% and 0.00%, respectively, if the Company’s Total First Lien Net Leverage Ratio (as defined in the Credit Agreement) is less than or equal to 0.75 to 1.00. The alternate base rate is the highest of (i) the prime rate of the administrative agent, (ii) the federal funds effective rate plus 0.50% and (iii) one-month adjusted LIBOR plus 1.00%. In the event that LIBOR becomes unascertainable, is no longer made available or a public announcement has been made that it will no longer be available or syndicated loans are being executed or amended to incorporate or adopt a new benchmark to replace LIBOR, then T-Mobile USA and the administrative agent are permitted to amend the Credit Agreement to replace LIBOR with an alternative benchmark rate.
The commitment fee for the Revolving Credit Facility is 0.375% per annum, subject to reduction to 0.25% if the Company’s Total First Lien Net Leverage Ratio is less than or equal to 0.75 to 1.00 and an increase to 0.50% if the Company’s Total First Lien Net Leverage Ratio is greater than 1.25 to 1.00, in each case determined on a Pro Forma Basis (as defined in the Credit Agreement) as of the last day of the most recently ended Test Period (as defined in the Credit Agreement).
T-Mobile USA’s obligations under the Credit Agreement are guaranteed by Parent and by all of T-Mobile USA’s wholly-owned domestic restricted subsidiaries (other than certain excluded subsidiaries, including certain designated special purpose finance vehicle entities, insurance subsidiaries and immaterial subsidiaries), all of Parent’s subsidiaries that guarantee certain of T-Mobile USA’s indebtedness, and any subsidiary of Parent that directly or indirectly owns any of T-Mobile USA’s equity interests. In addition, T-Mobile USA’s obligations under the Credit Agreement and the guarantee obligations of the guarantors are supported by a first priority pledge (subject to permitted liens under the Credit Agreement) in substantially all of the tangible and intangible personal property assets of T-Mobile USA and the guarantors (other than the unsecured guarantors), in each case subject to certain exceptions as set forth in the Credit Agreement, the Collateral Agreement, dated as of April 1, 2020, by and among T-Mobile USA, Parent and the other grantors party thereto in favor of Deutsche Bank Trust Company Americas, as collateral trustee, and related documentation.
The Credit Agreement contains certain limitations on T-Mobile USA and its restricted subsidiaries with respect to dividends and other distributions, restrictions on investments, indebtedness and guarantees, sales of certain assets, affiliate transactions, liens, business activities and consolidations and mergers.
The Credit Agreement provides that T-Mobile USA has the right at any time to request incremental term loans or incremental revolving credit commitments (or incremental equivalent debt) up to the greater of the sum of (a) the greater of (x) $11.0 billion and (y) 50% of Consolidated Cash Flow (as defined in the Credit

Agreement) determined on a Pro Forma Basis for the most recently ended Test Period plus (b) the amount of all voluntary prepayments, cash amounts actually paid in connection with below par term loan buybacks (to the extent such term loans are cancelled) and undrawn commitment reductions of term loans, revolving credit loans, incremental term loans, incremental revolving credit loans and incremental equivalent debt (in each case (A) with respect to revolving credit loans, to the extent accompanied by a permanent reduction in such revolving credit commitments and (B) to the extent not funded with the proceeds of debt constituting “long-term debt” (other than debt in respect of any revolving credit facility)) plus (c) such other amount so long as such amount at such time could be incurred without causing T-Mobile USA’s pro forma Total First Lien Net Leverage Ratio to exceed 2.0 to 1.0 in the case of incremental loans or commitments that are first lien obligations, Total Secured Net Leverage Ratio (as defined in the Credit Agreement) to exceed 2.5 to 1.0 in the case of incremental loans or commitments that are junior lien obligations, Total Net Leverage Ratio (as defined in the Credit Agreement) to exceed 6.0 to 1.0 in the case of incremental loans or commitments that are unsecured indebtedness or, in the case of incremental term loans incurred in connection with a permitted acquisition or other investment, the Total First Lien Net Leverage Ratio, Total Secured Net Leverage Ratio or Total Net Leverage Ratio, as applicable, immediately prior to such permitted acquisition or other investment. The lenders are not under any obligation to provide any such incremental commitments or loans.
The Revolving Credit Facility contains a financial maintenance covenant, requiring T-Mobile USA to maintain a Total First Lien Net Leverage Ratio of 3.30 to 1.00 or less at each fiscal quarter end beginning with the fiscal quarter ending September 30, 2020.
Under the Credit Agreement, a Change of Control (as defined in the Credit Agreement) that is accompanied or followed by a downgrade by one or more gradations (including gradations within ratings categories as well as between ratings categories) or withdrawal of T-Mobile USA’s corporate rating within a certain period by at least two out of three of S&P, Moody’s and Fitch, where our corporate rating on any day during such period is below the rating by each such rating agency in effect immediately preceding the change of control shall constitute an event of default; provided that in making the relevant decision(s) referred to above to downgrade or withdraw such ratings, as applicable, the relevant rating agency announces publicly or confirms in writing during such period that such decision(s) resulted, in whole or in part, from the occurrence (or expected occurrence) of such change of control; provided, further, that, notwithstanding the foregoing, no event of default shall occur under the Credit Agreement if at the time of the applicable downgrade, our corporate rating by at least two out of three of S&P, Moody’s and Fitch is investment grade. If such a change of control accompanied by a downgrade or withdrawal were to occur, we may not have sufficient funds to pay the amounts owing under our Credit Agreement and may be required to obtain third-party financing in order to do so. However, we may not be able to obtain such financing on commercially reasonable terms, or at all.
The Credit Agreement contains customary events of default, including, without limitation, payment defaults, covenant defaults, breaches of certain representations and warranties, cross defaults to certain material indebtedness, certain events of bankruptcy and insolvency, material judgments, a change of control coupled with a ratings downgrade, certain ERISA events and the invalidity of security documents and guarantees. If an event of default occurs and is not cured within any applicable grace period or is not waived, the administrative agent and the lenders will be entitled to take various actions, including, without limitation, the acceleration of amounts due thereunder.
Existing T-Mobile Tower Transactions
In 2012, T-Mobile conveyed to Crown Castle International Corp. (“CCI”) the exclusive right to manage and operate approximately 6,200 tower sites (“CCI Lease Sites”) via a master prepaid lease with site lease terms ranging from 23 to 37 years (“2012 Tower Transaction”). CCI has fixed-price purchase options for the CCI Lease Sites totaling approximately $2.0 billion, exercisable at the end of the lease term. T-Mobile leases back a portion of the space at certain tower sites for an initial term of 10 years, followed by optional renewals at customary terms.
Prior to the Merger, Sprint entered into a lease-out and leaseback arrangement with Global Signal Inc., a third party that was subsequently acquired by CCI, that conveyed to CCI the exclusive right to manage and operate approximately 6,400 tower sites (“Master Lease Sites”) via a master prepaid lease. These agreements were assumed upon the close of the Merger, at which point the remaining term of the lease-out was approximately 17 years with no renewal options. CCI has a fixed price purchase option for all (but not less than all) of the leased or subleased sites for approximately $2.3 billion, exercisable one year prior to the expiration of the agreement and ending 120 days prior to the expiration of the agreement. T-Mobile leases back a portion of the space at certain tower sites for an initial term of 10 years, followed by optional renewals at customary terms.
As of the Merger closing date (April 1, 2020), T-Mobile recognized Property and equipment at a fair value of $2.8 billion and tower obligations related to amounts owed to CCI under the leaseback of $1.1 billion as the transfer of control criteria in the revenue standard for the tower assets was not met. Additionally, T-Mobile recognized $1.7 billion in other long-term liabilities associated with contract terms that are unfavorable to current market rates, which includes unfavorable terms associated with the fixed-price purchase option in 2037.
Designated Letter of Credit Facilities
In connection with the closing of the Transactions, T-Mobile USA designated obligations under certain letter of credit facilities as secured pari passu to the obligations under the Existing T-Mobile Secured Notes and the Credit Agreement. Such obligations are also cash collateralized and therefore effectively senior to the Notes. As of December 31, 2020, there were approximately $0.2 billion in outstanding obligations under such facilities.
Off-Balance Sheet Arrangements
T-Mobile has factoring arrangements, as amended from time to time, to sell certain Equipment Installment Plan (“EIP”) accounts receivable and service accounts receivable on a revolving basis as a source of additional liquidity. In 2015, T-Mobile entered into the EIP sale arrangement, which is a revolving facility and currently has a maximum funding commitment of $1.3 billion and on November 2, 2020, T-Mobile extended the scheduled expiration date to November 18, 2021. As of December 31, 2020, the EIP sale arrangement provided funding of $1.3 billion. In 2014, T-Mobile entered into the service accounts receivable arrangement which is also a revolving facility and currently has a maximum funding commitment of $950 million and on March 2, 2021, extended the scheduled expiration date to March 1, 2022. As of December 31, 2020, the service accounts receivable arrangement provided funding of $772 million. As of December 31, 2020, T-Mobile derecognized net receivables of $2.5 billion upon sale through these arrangements. These arrangements are not reflected on Parent’s consolidated balance sheet.

DESCRIPTION OF NOTES
General
T-Mobile USA, Inc., a Delaware corporation (the “Issuer”), is issuing: $    in aggregate principal amount of     % Senior Notes due 2026 (the “2026 Notes”), $   in aggregate principal amount of    % Senior Notes due 2029 (the “2029 Notes”) and $   in aggregate principal amount of    % Senior Notes due 2031 (the “2031 Notes,” and together with the 2026 Notes and the 2029 Notes, the “Notes”).
The Notes will be issued under a base indenture (the “Base Indenture”), dated as of April 28, 2013, among the Issuer, certain Guarantors and Deutsche Bank Trust Company Americas, as trustee (together with its successors and assigns, the “Trustee”), as supplemented (i) with respect to the 2026 Notes by a supplemental indenture dated as of the settlement date of the 2026 Notes (the “2026 Notes Supplemental Indenture”), (ii) with respect to the 2029 Notes by a supplemental indenture dated as of the settlement date of the 2029 Notes (the “2029 Notes Supplemental Indenture”) and (iii) with respect to the 2031 Notes by a supplemental indenture dated as of the settlement date of the 2031 Notes (the “2031 Notes Supplemental Indenture” and each of the 2026 Notes Supplemental Indenture, the 2029 Notes Supplemental Indenture and the 2031 Notes Supplemental Indenture, with respect to the applicable series, the “Supplemental Indenture”) among the Issuer, T-Mobile US, Inc., a Delaware corporation and the direct parent company of the Issuer (“Parent”), the Subsidiary Guarantors, the Trustee, Deutsche Bank Trust Company Americas, as paying agent and Deutsche Bank Trust Company Americas, as registrar and transfer agent. In this Description of Notes, the term “Indenture” refers to the Base Indenture as supplemented separately by the Supplemental Indenture for the applicable series of Notes. The terms of the Notes of each series include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).
In this Description of Notes, (i) the “Issuer” refers only to T-Mobile USA, Inc. and not to any of its Subsidiaries and (ii) “Parent” refers only to T-Mobile US, Inc. and not to any of its Subsidiaries.
The obligations and covenants of the Issuer described in this Description of Notes are only of the Issuer, and not of Parent. Although Parent is a Guarantor of the Notes, Parent and any of its Subsidiaries that are not the Issuer or the Issuer’s Restricted Subsidiaries are generally not subject to any of the obligations and covenants described hereunder.
The following description is a summary of the material provisions of the Indenture. It does not restate the terms of the Indenture in their entirety. We urge you to read the Indenture in its entirety because it, and not this Description of Notes, defines your rights as a holder of the Notes. For more information on how you can obtain a copy of the Base Indenture and the Supplemental Indentures, see “Where You Can Find More Information.” You can find the definitions of certain terms used in this Description of Notes under the caption “—Certain Definitions” below. Certain defined terms used in this Description of Notes but not defined below under “—Certain Definitions” have the meanings assigned to them in the Indenture.
The registered holder of a Note will be treated as the owner of such Note for all purposes. Only registered holders will have rights under the Indenture.
Brief Description of the Notes and the Note Guarantees
The Notes
The Notes of each series:
•	will be general unsecured, unsubordinated obligations of the Issuer;
•	will be senior in right of payment to any future Indebtedness of the Issuer to the extent that such future Indebtedness provides by its terms that it is subordinated in right of payment to the Notes;
•
will rank equal in right of payment with any of the Issuer’s existing and future Indebtedness and other liabilities that are not by their terms subordinated in right of payment to the Notes, including, without limitation, the obligations under the Existing T-Mobile Secured Notes, the Existing T-Mobile Unsecured Notes, the Existing Sprint Unsecured Notes, the Credit Agreement and the Tower Obligations;

•
will be effectively subordinated to all existing and future secured indebtedness of the Issuer, including, without limitation, obligations under the Existing T-Mobile Secured Notes and the Credit Agreement, in each case to the extent of the value of the Issuer’s assets securing such indebtedness;

•
will be structurally subordinated to all of the liabilities and other obligations of the Issuer’s subsidiaries that are not obligors with respect to the Notes, including the Existing Sprint Spectrum-Backed Notes, factoring arrangements and tower obligations; and

•	will be unconditionally guaranteed on a senior unsecured basis by Parent and the Subsidiary Guarantors.
See “Risk Factors—Risks Related to this Offering and the Notes—The Notes and the Guarantees will be unsecured and effectively subordinated to the Issuer’s and the guarantors’ existing and future secured indebtedness, including the Existing T-Mobile Secured Notes and borrowings under the Credit Agreement” and “Risk Factors—Risks Related to this Offering and the Notes—The Notes and the Guarantees will be structurally subordinated to the indebtedness and other liabilities of the Issuer’s non-guarantor subsidiaries.”
Assuming that on December 31, 2020, we had completed the Q1 Notes Issuances, and this offering of the Notes and used a portion of the net proceeds of this offering, together with cash on hand, to redeem $1.0 billion in aggregate principal amount of the Issuer’s 6.500% Senior Notes due 2026, we would have had approximately $81.6 billion of outstanding indebtedness and other obligations, excluding letter of credit obligations, including $36.3 billion of effectively senior outstanding secured indebtedness and $40.8 billion of pari passu outstanding unsecured indebtedness. Our effectively senior, secured indebtedness would consist of $31.8 billion of Existing T-Mobile Secured Notes and an aggregate principal amount of $4.6 billion of Existing Sprint Spectrum-Backed Notes. Up to $2.4 billion would have remained available for issuance under the Sprint Spectrum Note Facility. Our pari passu unsecured indebtedness would consist of $3.0 billion of Notes offered hereby, $15.1 billion of Existing T-Mobile Unsecured Notes, $19.8 billion of Existing Sprint Unsecured Notes and approximately $3.0 billion in unsecured Tower Obligations. We also would have had $5.5 billion of revolving borrowings available on an effectively senior, secured basis under the Credit Agreement.
Assuming that on December 31, 2020, we had completed the Q1 Notes Issuances and all of the Note Guarantees were in place, our non-guarantor subsidiaries would have had approximately $12.2 billion of total assets and approximately $6.7 billion of indebtedness and Tower Obligations outstanding.
The Note Guarantees
The Notes will be guaranteed by (i) Parent and any Wholly-Owned Subsidiary of the Issuer that (x) is not an Excluded Subsidiary and (y) is an obligor under (1) the Credit Agreement or (2) assuming such Subsidiary is not an Unrestricted Subsidiary, any capital markets debt securities in an aggregate principal amount in excess of $500.0 million and (ii) any future direct or indirect Subsidiary of Parent or any Subsidiary of Parent that directly or indirectly owns Capital Stock of the Issuer. Such entities are expected to include the Issuer’s Domestic Subsidiaries that are not Excluded Subsidiaries. These Note Guarantees will be joint and several obligations of the Guarantors. The obligations of each Guarantor under its Note Guarantee will be limited as necessary to prevent that Note Guarantee from constituting a fraudulent conveyance under applicable law. See “Risk Factors—Risks Related to this Offering and the Notes—The Guarantees may be avoidable and therefore not be enforceable because of fraudulent conveyance or fraudulent transfer laws.”
Each Note Guarantee of the Notes by a Guarantor:
•	will be a general unsecured, unsubordinated obligation of such Guarantor;
•
will be senior in right of payment to any future Indebtedness of that Guarantor to the extent that such future Indebtedness provides by its terms that it is subordinated in right of payment to such Guarantor’s Note Guarantee;

•
will be equal in right of payment with any of the Guarantor’s existing and future Indebtedness and other liabilities that are not by their terms subordinated in right of payment to the Notes, including, without limitation, obligations under the Existing T-Mobile Secured Notes, the Existing T-Mobile Unsecured Notes, the Existing Sprint Unsecured Notes and the Credit Agreement;

•
will be effectively subordinated to any Subsidiary Guarantor’s existing and future secured Indebtedness, including, without limitation, obligations under the Existing T-Mobile Secured Notes and the Credit Agreement, in each case to the extent of the value of the assets of such Subsidiary Guarantor securing such Indebtedness; and

•	will be structurally subordinated to all of the Indebtedness and other obligations of any Subsidiaries of such Guarantor that are not obligors with respect to the Notes.

See “Risk Factors—Risks Related to this Offering and the Notes—The Notes and the Guarantees will be unsecured and effectively subordinated to the Issuer’s and the guarantors’ existing and future secured indebtedness, including the Existing T-Mobile Secured Notes and borrowings under the Credit Agreement” and “Risk Factors—Risks Related to this Offering and the Notes—The Notes and the Guarantees will be structurally subordinated to the indebtedness and other liabilities of the Issuer’s non-guarantor subsidiaries.”
The Issuer’s existing and future Subsidiaries are or will be required to guarantee the Notes only under the circumstances described below under the subheading “—Certain Covenants—Additional Note Guarantees.” In the event of a bankruptcy, liquidation or reorganization of any non-guarantor Subsidiaries, the non-guarantor Subsidiaries will pay their trade creditors and the holders of their other debt and obligations before they will be able to distribute any of their assets to the Issuer.
As of the Series Issue Date, all of the Issuer’s Subsidiaries other than Connect CCC, LLC, Sprint Federal Operations, LLC, T-Mobile Airtime Funding LLC, T-Mobile Handset Funding LLC and T-Mobile Ventures LLC will be “Restricted Subsidiaries.” However, under the circumstances described below under the caption “—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries,” the Issuer will be permitted to designate certain of its Subsidiaries as “Unrestricted Subsidiaries.” The Issuer’s Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the Indenture. The Issuer’s Unrestricted Subsidiaries will not guarantee the Notes.
Except as otherwise provided in the following paragraph, prior to the occurrence of an Investment Grade Event Election, a Guarantor of the Notes of any series (other than Parent) may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than the Issuer or another Guarantor, unless:
(1)	immediately after giving effect to that transaction, no Default or Event of Default exists in respect of the Notes of such series; and
(2)	either:
(a)
subject to the following paragraph and if it is not already a Guarantor of the Notes of such series, the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor under the Indenture and its Note Guarantee of the Notes of such series pursuant to a supplemental indenture; or

(b)
such sale or other disposition complies with the “Asset Sale” provisions of the Indenture (it being understood that only such portion of the Net Proceeds as is or is required to be applied on or before the date of such release in accordance with the terms of the Indenture needs to be so applied).

The Note Guarantee of a Guarantor will be automatically and unconditionally released in respect of the Notes of any series:
(1)
only in the case of a Subsidiary Guarantor, at such time as such Subsidiary Guarantor (i) is not, (ii) is released or relieved as, or (iii) ceases (or substantially concurrently will cease) to be, a borrower or guarantor under the Credit Agreement and under the Existing T-Mobile Secured Notes, except by or as a result of payment under such guarantee or direct obligation;

(2)
only in the case of a Subsidiary Guarantor, in connection with any sale or other disposition of all or substantially all of the assets of that Subsidiary Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Issuer or a Restricted Subsidiary of the Issuer, if the sale or other disposition is not prohibited by the “Asset Sale” provisions of the Indenture;

(3)
only in the case of a Subsidiary Guarantor, if for any reason such Subsidiary Guarantor ceases to be a Wholly-Owned Subsidiary of the Issuer; provided, that any Subsidiary Guarantor that ceases to constitute a Subsidiary Guarantor or becomes an Excluded Subsidiary solely by virtue of no longer being a Wholly-Owned Subsidiary (a “Partially Disposed Subsidiary”) shall only be released from its

Note Guarantee to the extent that the other person taking an equity interest in such Partially Disposed Subsidiary is not an affiliate of the Issuer that is controlled by Parent, DT or any of their respective subsidiaries or an employee of any of the foregoing;
(4)
upon the legal defeasance, covenant defeasance, or satisfaction and discharge of the Indenture as provided below under the captions “—Legal Defeasance and Covenant Defeasance” and “—Satisfaction and Discharge”;

(5)	upon the liquidation or dissolution of any Subsidiary Guarantor, provided that no Event of Default has occurred that is continuing;
(6)	upon the merger or consolidation of any Guarantor with and into the Issuer or another Guarantor that is the surviving Person in such merger or consolidation;
(7)	in the case of a Subsidiary Guarantor, at the time of an Investment Grade Event Election; or
(8)	if the Issuer designates any Restricted Subsidiary that is a Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of the Indenture.
Principal, Maturity and Interest
The Issuer will issue $3,000,000,000 in aggregate principal amount of Notes in this offering, of which $   in aggregate principal amount will be 2026 Notes, $   in aggregate principal amount will be 2029 Notes and $   in aggregate principal amount will be 2031 Notes.
The Issuer may issue further additional Notes of any series from time to time, and such additional Notes of such series may be issued under the Base Indenture as supplemented either by the Supplemental Indenture for such series of Notes or one or more other supplemental indentures. Any issuance of additional Notes is subject to all of the covenants in the Indenture including the covenant described below under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.” The Notes of any series and any additional Notes of such series subsequently issued will be treated as a single series for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase; provided that any additional Notes that are not fungible with the Notes of any series (or with any other additional Notes of that series) for U.S. federal income tax purposes will have a separate CUSIP, ISIN, common code or other identifying number, as applicable.
The Issuer will issue Notes in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The 2026 Notes will mature on    , 2026, the 2029 Notes will mature on    , 2029 and the 2031 Notes will mature on    , 2031.
Interest on the Notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. If an interest payment date or the maturity date falls on a day that is not a Business Day, the related payment of principal or interest will be made on the next succeeding Business Day as if made on the date the payment was due, and no interest shall accrue for the intervening period. Interest on the Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.
Interest on the 2026 Notes will accrue at the rate of    % per annum, interest on the 2029 Notes will accrue at the rate of    % per annum and interest on the 2031 Notes will accrue at the rate of    % per annum. Interest on the Notes will be payable semiannually in arrears on   and    , commencing on   , 2021. The Issuer will make each interest payment to the holders of record of each series of the Notes on the immediately preceding   and   (whether or not a Business Day).
Payments of principal of and interest on the Notes issued in book-entry form or definitive form, if any, will be made as described below under the caption “—Methods of Receiving Payments on the Notes.”
Each series of Notes initially will be evidenced by one or more global notes deposited with a custodian for, and registered in the name of, Cede & Co., as nominee of The Depository Trust Company (“DTC”).
Listing
The Issuer does not intend to apply for the Notes to be listed on any securities exchange or to arrange for the Notes to be quoted on any quotation system.

Methods of Receiving Payments on the Notes
If a holder of a definitive note has given wire transfer instructions to the Issuer and the Issuer is the paying agent, the Issuer will pay all principal, interest and premium, if any, on that holder’s Notes in accordance with those instructions until given written notice to the contrary. All other payments on the Notes will be made at the Corporate Trust Office of the Trustee, unless the Issuer elects to make interest payments by check mailed to the noteholders at their address set forth in the books and records of the registrar.
Paying Agent and Registrar for the Notes
The Trustee will initially act as paying agent, registrar and transfer agent where Notes may be presented for payment. The Issuer may change the paying agent, registrar or transfer agent without prior notice to the holders of the Notes, and the Issuer or any of its Subsidiaries may act as paying agent or registrar.
Transfer and Exchange
Except as set forth below, the global notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.
A holder of a definitive note may transfer or exchange Notes in accordance with the provisions of the Indenture. The registrar and the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of Notes. Holders will be required to pay all taxes relating to, arising out of, or in connection with such transfer. The Issuer will not be required to transfer or exchange any Note selected for redemption. Also, the Issuer will not be required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.
Mandatory Redemption; Offers to Purchase; Open Market Purchases
The Issuer will not be required to make any mandatory redemption or sinking fund payments with respect to the Notes. However, under certain circumstances, the Issuer may be required to offer to purchase Notes as described below under the caption “—Repurchase at the Option of Holders.”
As market conditions warrant, the Issuer and its affiliates may from time to time seek to purchase their outstanding debt securities or loans, including the Notes, in privately negotiated or open market transactions, by tender offer or otherwise. Subject to any applicable limitations contained in the agreements governing such indebtedness, any purchases made by the Issuer may be funded by the use of cash on its balance sheet or the incurrence of new secured or unsecured debt, including borrowings under credit facilities. The amounts involved in any such purchase transactions, individually or in the aggregate, may be material. Any such purchases may be with respect to a substantial amount of a particular class or series of debt, with the attendant reduction in the trading liquidity of such class or series.
Optional Redemption
2026 Notes
At any time prior to    , 2023, the Issuer may on any one or more occasions redeem up to 40% of the aggregate principal amount of the 2026 Notes issued under the applicable Indenture, upon not less than 10 nor more than 60 days’ notice, at a redemption price equal to    % of the principal amount of 2026 Notes redeemed plus accrued and unpaid interest, if any, thereon to, but not including, the applicable redemption date, subject to the rights of holders of 2026 Notes on the relevant record date to receive interest due on the relevant interest payment date for periods prior to such redemption date, with an amount equal to the net cash proceeds of one or more sales of Equity Interests (other than Disqualified Stock) of the Issuer or contributions to the Issuer’s common equity capital made with an amount equal to the net cash proceeds of one or more sales of Equity Interests (other than Disqualified Stock) of Parent; provided that:
•
at least 50% of the aggregate principal amount of the 2026 Notes issued under the applicable Indenture (excluding 2026 Notes held by the Issuer and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

•
the redemption occurs within 180 days of the date of the closing of such sale of Equity Interests by the Issuer or the date of contribution to the Issuer’s common equity capital made with an amount equal to the net cash proceeds of one or more sales of Equity Interests of Parent.

On or after   , 2023, the Issuer may redeem all or a part of the 2026 Notes, upon not less than 10 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of the principal amount of 2026 Notes redeemed) set forth below plus accrued and unpaid interest, if any, on the 2026 Notes redeemed to, but not including, the applicable redemption date, if redeemed during the twelve month period beginning on   of the years indicated below, subject to the rights of holders of 2026 Notes on the relevant record date to receive interest due on the relevant interest payment date for periods prior to such redemption date:
Year	Percentage
2023	%
2024	%
2025 and thereafter	100.000%
At any time prior to    , 2023, the Issuer may also redeem all or a part of the 2026 Notes, upon not less than 10 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of 2026 Notes redeemed plus the Applicable Premium for the 2026 Notes as of, and accrued and unpaid interest, if any, to, but not including, the redemption date, subject to the rights of holders of 2026 Notes on the relevant record date to receive interest due on the relevant interest payment date for periods prior to such redemption date.
Unless the Issuer defaults in the payment of the redemption price, interest will cease to accrue on the 2026 Notes or portions thereof called for redemption on the redemption date.
2029 Notes
At any time prior to    , 2024, the Issuer may on any one or more occasions redeem up to 40% of the aggregate principal amount of the 2029 Notes issued under the applicable Indenture, upon not less than 10 nor more than 60 days’ notice, at a redemption price equal to    % of the principal amount of 2029 Notes redeemed plus accrued and unpaid interest, if any, thereon to, but not including, the applicable redemption date, subject to the rights of holders of 2029 Notes on the relevant record date to receive interest due on the relevant interest payment date for periods prior to such redemption date, with an amount equal to the net cash proceeds of one or more sales of Equity Interests (other than Disqualified Stock) of the Issuer or contributions to the Issuer’s common equity capital made with an amount equal to the net cash proceeds of one or more sales of Equity Interests (other than Disqualified Stock) of Parent; provided that:
•
at least 50% of the aggregate principal amount of the 2029 Notes issued under the applicable Indenture (excluding 2029 Notes held by the Issuer and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

•
the redemption occurs within 180 days of the date of the closing of such sale of Equity Interests by the Issuer or the date of contribution to the Issuer’s common equity capital made with an amount equal to the net cash proceeds of one or more sales of Equity Interests of Parent.

On or after   , 2024, the Issuer may redeem all or a part of the 2029 Notes, upon not less than 10 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of the principal amount of 2029 Notes redeemed) set forth below plus accrued and unpaid interest, if any, on the 2029 Notes redeemed to, but, not including, the applicable redemption date, if redeemed during the twelve month period beginning on   of the years indicated below, subject to the rights of holders of 2029 Notes on the relevant record date to receive interest on the relevant interest payment date for periods prior to such redemption date:
Year	Percentage
2024	%
2025	%
2026 and thereafter	100.000%
At any time prior to    , 2024, the Issuer may also redeem all or a part of the 2029 Notes, upon not less than 10 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of 2029 Notes redeemed plus the Applicable Premium for the 2029 Notes as of, and accrued and unpaid interest, if any, to, but not including, the redemption date, subject to the rights of holders of 2029 Notes on the relevant record date to receive interest due on the relevant interest payment date for periods prior to such redemption date.

Unless the Issuer defaults in the payment of the redemption price, interest will cease to accrue on the 2029 Notes or portions thereof called for redemption on the redemption date.
2031 Notes
At any time prior to    , 2024, the Issuer may on any one or more occasions redeem up to 40% of the aggregate principal amount of the 2031 Notes issued under the applicable Indenture, upon not less than 10 nor more than 60 days’ notice, at a redemption price equal to    % of the principal amount of 2031 Notes redeemed plus accrued and unpaid interest, if any, thereon to, but not including, the applicable redemption date, subject to the rights of holders of 2031 Notes on the relevant record date to receive interest due on the relevant interest payment date for periods prior to such redemption date, with an amount equal to the net cash proceeds of one or more sales of Equity Interests (other than Disqualified Stock) of the Issuer or contributions to the Issuer’s common equity capital made with an amount equal to the net cash proceeds of one or more sales of Equity Interests (other than Disqualified Stock) of Parent; provided that:
•
at least 50% of the aggregate principal amount of the 2031 Notes issued under the applicable Indenture (excluding 2031 Notes held by the Issuer and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

•
the redemption occurs within 180 days of the date of the closing of such sale of Equity Interests by the Issuer or the date of contribution to the Issuer’s common equity capital made with an amount equal to the net cash proceeds of one or more sales of Equity Interests of Parent.

On or after    , 2026, the Issuer may redeem all or a part of the 2031 Notes, upon not less than 10 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of the principal amount of 2031 Notes redeemed) set forth below plus accrued and unpaid interest, if any, on the 2031 Notes redeemed to, but, not including, the applicable redemption date, if redeemed during the twelve month period beginning on    of the years indicated below, subject to the rights of holders of 2031 Notes on the relevant record date to receive interest on the relevant interest payment date for periods prior to such redemption date:
Year	Percentage
2026	%
2027	%
2028	%
2029 and thereafter	100.000%
At any time prior to    , 2026, the Issuer may also redeem all or a part of the 2031 Notes, upon not less than 10 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of 2031 Notes redeemed plus the Applicable Premium for the 2031 Notes as of, and accrued and unpaid interest, if any, to, but not including, the redemption date, subject to the rights of holders of 2031 Notes on the relevant record date to receive interest due on the relevant interest payment date for periods prior to such redemption date.
Unless the Issuer defaults in the payment of the redemption price, interest will cease to accrue on the 2031 Notes or portions thereof called for redemption on the redemption date.
For the avoidance of doubt, the requirement to pay any Applicable Premium shall not arise in connection with any recovery of amounts due as a result of any breach of any covenant contained in the Indenture or the applicable Notes except where the transaction resulting in such breach was consummated with the intent to breach such covenant.
Prescription
Under New York’s statute of limitations, any legal action to enforce our payment obligations evidenced by the Notes must be commenced within six years after the payment thereof is due; thereafter our payment obligations will generally become unenforceable. In addition, the Indenture will prohibit the Trustee and the holders from accelerating the obligations under the Notes with respect to or as a result of an Event of Default consisting of any action taken, and reported publicly or to holders of Notes, more than two years prior to the declaration of such acceleration.

Repurchase at the Option of Holders
Change of Control Triggering Event
If a Change of Control Triggering Event occurs with respect to any series of Notes, each holder of outstanding Notes of such series will have the right to require the Issuer to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that holder’s Notes of such series pursuant to a Change of Control Offer on the terms set forth in the Indenture. In the Change of Control Offer, the Issuer will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest, if any, on the Notes repurchased to, but not including, the date of purchase, subject to the rights of holders of Notes on the relevant record date to receive interest due on the relevant interest payment date for periods prior to such repurchase date (the “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event, the Issuer will send a notice (the “Change of Control Offer”) to each holder of Notes to which such Change of Control Triggering Event applies and the Trustee describing the transaction or transactions and identifying the rating decline that together constitute the Change of Control Triggering Event and offering to repurchase the Notes of such series on the Change of Control Payment Date specified in the notice, which date will be no earlier than 10 days and no later than 60 days from the date such notice is sent (the “Change of Control Payment Date”), pursuant to the procedures required by the Indenture and described in such notice. The Issuer will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Triggering Event provisions of the Indenture, or compliance with the Change of Control Triggering Event provisions of the Indenture would constitute a violation of any such laws or regulations, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Triggering Event provisions of the Indenture by virtue of such compliance. In connection with the tender of any Notes with respect to a Change of Control Triggering Event, the tendering holder shall provide good title to the Notes, free and clear of all liens and encumbrances, and shall represent and warrant that such holder is presenting good title, free and clear of all liens and encumbrances, and such other representations and warranties as are customary.
On the Change of Control Payment Date, the Issuer will, to the extent lawful:
(1)	accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;
(2)	deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and
(3)
deliver or cause to be delivered to the paying agent the Notes properly accepted together with an officers’ certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Issuer.

The paying agent will promptly make payment, to each holder of Notes properly tendered, of the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder, a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note will be in a principal amount equal to $2,000 or an integral multiple of $1,000 in excess thereof. The Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.
The provisions described above that require the Issuer to make a Change of Control Offer following a Change of Control Triggering Event will be applicable whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control Triggering Event, the Indenture does not contain provisions that permit the holders of the Notes to require, or otherwise provide, that the Issuer repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.
Notwithstanding the foregoing, the Issuer will not be required to make a Change of Control Offer with respect to any series of the Notes upon a Change of Control Triggering Event if (1) a third party makes the Change of Control Offer for such series of Notes in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Notes of such series properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption with respect to such series has been given pursuant to the Indenture as described above under the caption “—Optional Redemption,” unless and until there is a default in payment of the applicable redemption price.
A Change of Control Offer may be made in advance of a Change of Control Triggering Event, and conditioned upon such Change of Control Triggering Event, if a definitive agreement has been executed for a transaction that would constitute a Change of Control at the time of making of the Change of Control Offer.
In the event that holders of not less than 90% of the aggregate principal amount of the outstanding Notes of a series accept a Change of Control Offer and the Issuer purchases all of the Notes of such series held by such holders, the Issuer will have the right, upon not less than 10 nor more than 60 days’ notice, given not more than 30 days following the purchase pursuant to the Change of Control Offer described above, to redeem all of the Notes of such series that remain outstanding following such purchase at a redemption price equal to the Change of Control Payment plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest, if any, on the Notes of such series that remain outstanding, to, but not including, the date of redemption (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date).
The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of, prior to the occurrence of an Investment Grade Event Election, the Issuer and its Restricted Subsidiaries taken as a whole, and following the occurrence of an Investment Grade Event Election, Parent and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of Notes to require the Issuer to repurchase its Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Issuer and its Restricted Subsidiaries taken as a whole to another Person or group may be uncertain.
Asset Sales
The Issuer will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:
(1)
the Issuer (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of; and

(2)
at least 75% of the consideration received by the Issuer or such Restricted Subsidiary in the Asset Sale and all other Asset Sales since the Closing Date is in the form of cash, Cash Equivalents or Replacement Assets or a combination thereof. For purposes of this provision, each of the following will be deemed to be cash:

(a)
any liabilities, as shown on the Issuer’s most recent consolidated balance sheet (or as would be shown on the Issuer’s consolidated balance sheet as of the date of such Asset Sale), of the Issuer or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Note Guarantees) that are assumed by the transferee of any such assets pursuant to a novation agreement that releases the Issuer or such Restricted Subsidiary from further liability;

(b)
any securities, notes or other obligations received by the Issuer, or any such Restricted Subsidiary, from such transferee that are converted by the Issuer or such Restricted Subsidiary into cash, Cash Equivalents or Replacement Assets within 90 days after such Asset Sale, to the extent of the cash, Cash Equivalents or Replacement Assets received in that conversion;

(c)
consideration consisting of Indebtedness of the Issuer or a Restricted Subsidiary (other than Subordinated Indebtedness) received after the Series Issue Date from Persons who are not the Issuer or any Restricted Subsidiary; and

(d)
any Designated Non-cash Consideration received by the Issuer or any Restricted Subsidiary in such Asset Sale having an aggregate Fair Market Value (as determined in good faith by the Issuer), taken together with all other Designated Non-cash Consideration received pursuant to this clause (d) that is at any time outstanding, not to exceed 5% of the Issuer’s Total Assets (with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value).
Notwithstanding the foregoing, the 75% limitation referred to above shall be deemed satisfied with respect to any Asset Sale in which the cash, Cash Equivalents or Replacement Assets portion of the consideration received therefrom, determined in accordance with the foregoing provision on an after-tax basis, is equal to or greater than what the after-tax proceeds would have been had such Asset Sale complied with the aforementioned 75% limitation.
Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Issuer or a Restricted Subsidiary may apply an amount equal to such Net Proceeds:
(1)	to purchase Replacement Assets;
(2)
to prepay, repay, defease, redeem, purchase or otherwise retire Indebtedness and other Obligations under a Credit Facility or Indebtedness secured by property that is subject to such Asset Sale and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto;

(3)
to prepay, repay, defease, redeem, purchase or otherwise retire Obligations under Indebtedness that is not Subordinated Indebtedness other than the Indebtedness described in clause (2) above (and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto); provided that the Issuer shall equally and ratably prepay, repay, defease, redeem, purchase or otherwise retire (or offer to prepay, repay, defease, redeem, purchase or otherwise retire, as applicable) Obligations under the Notes on a pro rata basis for no less than 100% of the principal amount thereof plus accrued and unpaid interest, if any, thereon to, but not including, the applicable redemption date; or

(4)
if the assets subject to such Asset Sale are the property or assets of a Restricted Subsidiary that is not a Guarantor, to prepay, repay, defease, redeem, purchase or otherwise retire Indebtedness of such Restricted Subsidiary or Indebtedness of any other Restricted Subsidiary that is not a Guarantor, other than Indebtedness owed to the Issuer or any Restricted Subsidiary.

Notwithstanding the foregoing, if within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Issuer or a Restricted Subsidiary enters into a binding written agreement committing the Issuer or such Restricted Subsidiary, subject to customary conditions, to an application of funds of the kind described in clause (1) above, the Issuer or such Restricted Subsidiary shall be deemed not to be in violation of the preceding paragraph so long as such application of funds is consummated within 545 days of the receipt of such Net Proceeds.
Pending the final application of any Net Proceeds of an Asset Sale, the Issuer may temporarily reduce revolving credit borrowings or otherwise use the Net Proceeds in any manner that is not prohibited by the Indenture.
An amount equal to any Net Proceeds from Asset Sales that are not applied or invested as provided in the third paragraph of this covenant will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $100.0 million, within 20 days thereof, the Issuer shall apply the entire aggregate amount of unutilized Excess Proceeds (not only the amount in excess of $100.0 million) to make an offer (an “Asset Sale Offer”) to all holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions requiring the Issuer to make an offer to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of Notes and purchase or redeem such other pari passu Indebtedness that may be purchased or redeemed out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount of the Notes and such other pari passu Indebtedness that may be purchased or redeemed with Excess Proceeds, plus accrued and unpaid interest, if any, to, but not including, the date of consummation of the purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Issuer and its Restricted Subsidiaries may use those Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and other pari passu Indebtedness tendered in response to such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and the Issuer will select such other pari passu Indebtedness to be purchased or redeemed on a pro rata basis unless otherwise required by law or applicable stock exchange or depositary requirements. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.
The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the Indenture, or compliance with the Asset Sale provisions of the Indenture would constitute a violation of any such laws or regulations, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the Indenture by virtue of such compliance.
The agreements governing the Issuer’s other Indebtedness contain, and future agreements may contain, prohibitions of certain events, including events that would constitute a Change of Control or an Asset Sale and may prohibit repurchases of or other prepayments in respect of the Notes. The exercise by the holders of the Notes of their right to require the Issuer to repurchase the Notes upon a Change of Control Triggering Event or an Asset Sale could cause a default under these other agreements, even if the Change of Control Triggering Event or Asset Sale itself does not, due to the financial effect of such repurchases or other prepayments on the Issuer. In the event a Change of Control Triggering Event or Asset Sale occurs at a time when the Issuer is prohibited from purchasing Notes, the Issuer could seek the consent of the holders of such Indebtedness to the purchase of Notes or could attempt to refinance the borrowings that contain such prohibition. If the Issuer does not obtain a consent or repay those borrowings, the Issuer will remain prohibited from purchasing Notes. In that case, the Issuer’s failure to purchase tendered Notes would constitute an Event of Default under the applicable Indenture that could, in turn, constitute a default under the other Indebtedness. Finally, the Issuer’s ability to pay cash to the holders of Notes upon a repurchase may be limited by the Issuer’s then existing financial resources. See “Risk Factors—Risks Related to this Offering and the Notes—The indentures governing the Notes, the Existing T-Mobile Secured Notes, the Existing T-Mobile Unsecured Notes and the Existing Sprint Unsecured Notes, the Credit Agreement and other financing arrangements include or will include restrictive covenants that limit our operating flexibility.”
Selection and Notice
If less than all of the Notes of a series are to be redeemed, the Trustee will select Notes of such series for redemption on a pro rata basis unless otherwise required by law or applicable stock exchange or depositary requirements.
No Notes of $2,000 or less can be redeemed in part. Notices of redemption will be sent electronically or mailed by first class mail at least 10 but not more than 60 days before the redemption date to each holder of Notes to be redeemed at its registered address, except that redemption notices may be sent more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes of a series or a satisfaction and discharge of the Indenture with respect to such series. Any such notice of redemption may, at the Issuer’s discretion, state that such redemption is subject to one or more conditions precedent, including, but not limited to, completion of an equity offering, other offering, issuance of Indebtedness or other corporate transaction or event. In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Issuer’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Issuer in its sole discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Issuer in its sole discretion) by the redemption date (whether the original redemption date or the redemption date so delayed). In addition, the Issuer may provide in such notice or offer to purchase that payment of the redemption or purchase price and performance of the Issuer’s obligations with respect to such redemption or offer to purchase may be performed by another Person.
If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount of that Note that is to be redeemed. If in definitive form a new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the holder of Notes upon cancellation of the original note. Except to the extent that a notice of redemption is conditional, Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of Notes called for redemption.

Certain Covenants
Changes in Covenants When Notes Rated Investment Grade
If on any date following the Series Issue Date with respect to a series of Notes:
(1)	the Notes of such series are rated Investment Grade by two out of the three Rating Agencies; and
(2)
no Default or Event of Default shall have occurred and be continuing with respect to the Notes of such series (other than with respect to the covenants specifically listed under the following captions), then, beginning on that day, the covenants specifically listed under the following captions in this prospectus supplement will cease to apply to such series of Notes and will not be later reinstated even if the ratings of the Notes of such series should subsequently decline:
(1)	“—Repurchase at the Option of Holders—Asset Sales”;
(2)	“—Restricted Payments”;
(3)	“—Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;
(4)	“—Dividend and Other Payment Restrictions Affecting Subsidiaries”;
(5)	“—Transactions with Affiliates”;
(6)	“—Designation of Restricted and Unrestricted Subsidiaries”; and
(7)
clauses (3) (to the extent that a Default or Event of Default exists by reason of one or more of the covenants specifically listed in this paragraph) and (4) of the covenant described below under the caption “—Merger, Consolidation or Sale of Assets.”

There can be no assurance that the Notes of any series will ever achieve an Investment Grade rating.
Restricted Payments
The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:
(1)
declare or pay (without duplication) any dividend, or make any other payment or distribution, on account of the Issuer’s or any of its Restricted Subsidiaries’ Equity Interests (including any payment in connection with any merger or consolidation involving the Issuer or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Issuer’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Issuer and other than dividends or distributions payable to the Issuer or a Restricted Subsidiary of the Issuer);

(2)
purchase, redeem or otherwise acquire or retire for value (including in connection with any merger or consolidation involving the Issuer) any Equity Interests of the Issuer or any direct or indirect parent of the Issuer;

(3)
make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Indebtedness (excluding any intercompany Indebtedness between or among the Issuer and any of its Restricted Subsidiaries), except a payment of interest or principal at the Stated Maturity thereof; or

(4)	make any Restricted Investment (all such payments and other actions set forth in clauses (1) through (4) above being collectively referred as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:
(a)	no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;
(b)	the Issuer would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt to Cash Flow Ratio test set forth in the first paragraph of the covenant described below under the caption “—Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; and
(c)
such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and its Restricted Subsidiaries since the Closing Date (excluding Restricted Payments permitted by clauses (2), (3), (4), (5), (6), (7), (8), (9), (11), (12), (13), (14), (15), (16) and (17) of the next succeeding paragraph), is less than the sum, without duplication, of:

(i)
100% of the Issuer’s Consolidated Cash Flow for the period (taken as one accounting period) from and after the Closing Date to the end of the Issuer’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, less the product of 1.4 times the Issuer’s Consolidated Interest Expense for the same period; plus

(ii)
100% of the aggregate net cash proceeds, and the Fair Market Value of any property other than cash, in each case received by the Issuer after the Closing Date as a contribution to its common equity capital (other than any such contribution resulting, or deemed to result, from the Merger) or from the issue or sale of Equity Interests of the Issuer (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Issuer that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Issuer); plus

(iii)
to the extent that any Restricted Investment that was made after the Closing Date, or, that any Restricted Investment that was made by MetroPCS Wireless, Inc. or any of its Restricted Subsidiaries after November 3, 2006 and prior to the Closing Date (provided that, and solely to the extent that, such Restricted Investment, at the time made, reduced the amount that would be calculated pursuant to clause (g) below), in each case, is sold for cash or Cash Equivalents, or otherwise is liquidated or repaid for cash or Cash Equivalents, an amount equal to such cash and Cash Equivalents; plus

(iv)
to the extent that any Unrestricted Subsidiary of the Issuer designated as such after the Closing Date is redesignated as a Restricted Subsidiary after the Closing Date, the Fair Market Value of the Issuer’s Investment in such Subsidiary as of the date of such redesignation; other than to the extent such Investment constituted a Permitted Investment; plus

(v)
100% of any cash dividends or cash distributions, and the Fair Market Value of any property other than cash, in each case actually received directly or indirectly by the Issuer or a Restricted Subsidiary of the Issuer that is a Guarantor after the Closing Date from an Unrestricted Subsidiary of the Issuer, in each case, to the extent that such dividends, cash distributions or other property were not otherwise included in the Consolidated Net Income of the Issuer for such period and other than to the extent such Investment constituted a Permitted Investment; minus

(vi)
the aggregate amount of any Net Equity Proceeds taken into account for purposes of incurring Indebtedness pursuant to clause (14) the definition of “Permitted Debt” set forth below under the caption “—Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” after the Closing Date; plus

(vii)
the amount that would be calculated immediately prior to the consummation of the Merger on the Closing Date pursuant to clause (3) of the second paragraph of Section 4.07(a) of the September 2010 Senior Notes Indenture, as in effect immediately prior to the effectiveness of the December 2012 Sixth Supplemental Indenture (provided that any calculation of cumulative Consolidated Cash Flow and Consolidated Interest Expense in subclause (A) of such clause (3) shall include (x) the Issuer’s last fiscal quarter ending prior to the Closing Date, and (y) the period from the beginning of the Issuer’s fiscal quarter during which the

Closing Date occurs to the Closing Date, in each case, if internal financial statements are available for such period at the time of calculation, even if they are not available immediately prior to the consummation of the Merger on the Closing Date).
As of December 31, 2020, the amount calculated pursuant to clause (c)(i)-(vii) above, was approximately $113.6 billion.
The preceding provisions will not prohibit:
(1)
the payment of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or redemption payment would have complied with the provisions of the Indenture;

(2)
the making of any Restricted Payment in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Issuer) of, Equity Interests of the Issuer (other than Disqualified Stock) or from the substantially concurrent contribution of common equity capital to the Issuer; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will be excluded from clause (c)(ii) above; provided, further, that any Net Equity Proceeds (x) used for making a Restricted Investment pursuant to clause (10) of this paragraph or (y) taken into account for purposes of incurring Indebtedness pursuant to clause (14) of the definition of “Permitted Debt” set forth below under the caption “—Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” may not also be used to make a Restricted Payment pursuant to this clause (2);

(3)
the repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Indebtedness of the Issuer or any Subsidiary Guarantor with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness;

(4)
the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary of the Issuer to the holders of its Equity Interests on a pro rata basis;

(5)
the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Parent, the Issuer, any Restricted Subsidiary of the Issuer or any direct or indirect parent of the Issuer held by any current or former officer, director, employee or consultant of Parent, the Issuer or any of its Restricted Subsidiaries pursuant to any equity subscription agreement, stock option agreement, shareholders’ agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed an amount equal to $50.0 million in any fiscal year; provided, further, that such amount in any fiscal year may be increased by an amount equal to (a) the net cash proceeds contributed to the Issuer from the sale of Equity Interests of Parent to current or former members of management, directors, consultants or employees that occurs after the Closing Date plus (b) the net cash proceeds of key man life insurance policies received by Parent or its Restricted Subsidiaries after the Closing Date; provided, further, that such amount in any fiscal year shall be reduced by the amount of Indebtedness incurred in such fiscal year pursuant to clause (21) of the second paragraph of the covenant described below under the caption “—Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(6)
the repurchase, redemption or other acquisition or retirement of Equity Interests deemed to occur upon the exercise or exchange of stock options, warrants or other similar rights to the extent such Equity Interests represent a portion of the exercise or exchange price of those stock options, warrants or other similar rights, and the repurchase, redemption or other acquisition or retirement of Equity Interests made in lieu of withholding taxes resulting from the vesting, exercise or exchange of stock options, warrants or other similar rights;

(7)
the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of the Issuer or any Restricted Subsidiary of the Issuer issued on or after the Closing Date in accordance with the Debt to Cash Flow Ratio test described below under the caption “—Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(8)	Permitted Payments to Parent;
(9)
the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Parent to the extent necessary to comply with law or to prevent the loss or secure the renewal or reinstatement of any FCC License held by the Issuer or any of its Subsidiaries;

(10)
Restricted Investments in an amount equal to 100% of the aggregate amount of any Net Equity Proceeds, less the aggregate amount of any Net Equity Proceeds (x) used for making a Restricted Payment pursuant to clause (2) of this paragraph or (y) taken into account for purpose of incurring Indebtedness pursuant to clause (14) of the definition of “Permitted Debt” set forth below under the caption “—Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(11)	payments made to DT or its Subsidiaries from the proceeds of the Towers Transaction;
(12)
the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness pursuant to the provisions similar to those described under the captions “—Repurchase at the Option of Holders—Change of Control Triggering Event” and “—Repurchase at the Option of Holders—Asset Sales”; provided that all Notes tendered by the holders of the Notes in connection with a Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed or otherwise acquired for value;

(13)	Restricted Payments in connection with the Cash Payment, as defined in the Business Combination Agreement;
(14)
the making of cash payments in connection with any conversion of Convertible Debt in an aggregate amount since the Closing Date not to exceed the sum of (a) the principal amount of such Convertible Debt plus (b) any payments received by the Issuer or any of its Restricted Subsidiaries pursuant to the exercise, settlement or termination of any related Permitted Bond Hedge Transactions;

(15)
the distribution, as a dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Issuer or a Restricted Subsidiary by, Unrestricted Subsidiaries (other than any Unrestricted Subsidiary whose principal assets consist of cash and Cash Equivalents to the extent such cash and Cash Equivalents were invested in a Permitted Investment);

(16)	other Restricted Payments in an aggregate amount since the Closing Date not to exceed the greater of (x) $1,600.0 million or (y) 6.0% of the Consolidated Cash Flow of the Issuer; and
(17)
any Restricted Payment; provided that the Debt to Cash Flow Ratio calculated on a pro forma basis in the manner described in the definition of “Debt to Cash Flow Ratio” after giving effect to such Restricted Payment would be equal to or less than 3.00 to 1.00;

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (16) or (17), no Default or Event of Default has occurred and is continuing or would be caused thereby.
For purposes of determining compliance with this “Restricted Payments” covenant, in the event that an Investment or Restricted Payment meets the criteria of more than one of the categories described in clauses (1) through (17) above or one or more of the exceptions contained in the definition of “Permitted Investments”, the Issuer will be permitted to classify all or a portion of such Investment or Restricted Payment on the date of its occurrence, or later reclassify all or a portion of such Investment or Restricted Payment, in any manner that complies with this covenant.
The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Issuer or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.
Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock
The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and the Issuer will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of Preferred Stock; provided, however, that the Issuer may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock and the Subsidiary Guarantors may incur Indebtedness (including Acquired Debt) or issue Preferred Stock, if the Debt to Cash Flow Ratio for the Issuer’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or such Preferred Stock is issued, as the case may be, would have been no greater than 6.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or the Preferred Stock had been issued, as the case may be, at the beginning of such four-quarter period.
The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”), nor will it prohibit the Issuer from issuing the following types of Disqualified Stock or the Issuer’s Restricted Subsidiaries from issuing the following types of Preferred Stock:
(1)
the incurrence by the Issuer and any Subsidiary Guarantor of additional Specified Indebtedness under Credit Facilities, provided that giving effect to such incurrence, the aggregate principal amount (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Issuer and its Restricted Subsidiaries thereunder) of all Specified Indebtedness under Credit Facilities then outstanding under this paragraph (1) does not exceed the sum of (A) $8.0 billion, plus (B)(i) the greater of (x) $22.0 billion and (y) 1.00x Specified Consolidated Cash Flow, plus (ii) an unlimited amount, so long as on a Pro Forma Basis (and calculated (x) as if any incremental revolving facility were fully drawn on the effective date thereof and (y) excluding any cash constituting proceeds of any Credit Facility), with respect to any Credit Facility that constitutes First Lien Obligations, the First Lien Debt to Cash Flow Ratio does not exceed 2.00 to 1.00 (or, if incurred in connection with a Permitted Acquisition or other Specified Investment, the First Lien Debt to Cash Flow Ratio would not exceed the First Lien Debt to Cash Flow Ratio immediately prior to such Permitted Acquisition or other Specified Investment); provided that Credit Facilities will be deemed to be incurred under the foregoing clause (ii) before clause (i), and to the extent amounts are incurred concurrently under the foregoing clauses (i) and (ii), the applicable ratio may exceed the applicable ratio level set forth in clause (ii) to the extent of such amounts incurred in reliance under clause (i);

(2)	the incurrence by the Issuer and its Restricted Subsidiaries of any Existing Indebtedness or any Series Issue Date Existing Indebtedness;
(3)	the incurrence by the Issuer and the Subsidiary Guarantors of Indebtedness represented by the Notes to be issued on the date of the Supplemental Indentures and the related Note Guarantees;
(4)
the incurrence by the Issuer or any of its Restricted Subsidiaries of Indebtedness represented by Financing Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing (whether prior to or within 270 days after) all or any part of the purchase price or cost of design, construction, installation or improvement of property, plant or equipment or the Capital Stock of any Person owning such assets used in the business of the Issuer or any of its Restricted Subsidiaries, in an aggregate principal amount at any time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (4);

(5)
the incurrence by the Issuer or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany Indebtedness) that was permitted by the Indenture to be incurred under the first paragraph of this covenant or clauses (2), (3), (4), (5), (13), (14), (15), (24) or (25) of this paragraph;

(6)
the incurrence by the Issuer or any of its Restricted Subsidiaries of intercompany Indebtedness between or among Parent, the Issuer and any of its Restricted Subsidiaries and any Guarantors; provided, however, that:

(a)
if the Issuer or any Subsidiary Guarantor is the obligor on such Indebtedness and the payee is not the Issuer or a Guarantor, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the Notes, in the case of the Issuer, or the Note Guarantee, in the case of a Subsidiary Guarantor; and

(b)
(i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than Parent, the Issuer or a Restricted Subsidiary of the Issuer, or a Guarantor and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either Parent, the Issuer or a Restricted Subsidiary of the Issuer, or a Guarantor, will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Issuer or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7)	the issuance by any of the Issuer’s Restricted Subsidiaries to the Issuer or to any of its Restricted Subsidiaries of shares of Preferred Stock; provided, however, that:
(a)
any subsequent issuance or transfer of Equity Interests that results in any such Preferred Stock being held by a Person other than Parent, the Issuer or a Restricted Subsidiary of the Issuer or a Guarantor; and

(b)
any sale or other transfer of any such Preferred Stock to a Person that is not either Parent, the Issuer or a Restricted Subsidiary of the Issuer, or a Guarantor, will be deemed, in each case, to constitute an issuance of such Preferred Stock by such Restricted Subsidiary that was not permitted by this clause (7);

(8)	the incurrence by the Issuer or any of its Restricted Subsidiaries of Hedging Obligations (other than for speculative purposes);
(9)
the guarantee by the Issuer or any of the Subsidiary Guarantors of Indebtedness of the Issuer or a Restricted Subsidiary of the Issuer that was permitted to be incurred by another provision of this covenant; provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the Notes, then the guarantee shall be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed;

(10)
the incurrence by the Issuer or any of its Restricted Subsidiaries of Indebtedness in respect of workers’ compensation claims, self-insurance obligations, bankers’ acceptances, deposits, performance bonds, completion bonds, bid bonds, appeal bonds and surety bonds, indemnity bonds, specific performance or injunctive relief bonds or similar bonds or obligations in the ordinary course of business, and any Guarantees or letters of credit functioning as or supporting any of the foregoing;

(11)
the incurrence by the Issuer or any of its Restricted Subsidiaries of Indebtedness arising from (a) the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds, so long as such Indebtedness is covered within five Business Days of notice to the Issuer or any of its Restricted Subsidiaries, (b) in respect of netting, overdraft protection and other arrangement arising under standard business terms of any bank at which the Issuer or any Restricted Subsidiary maintains an overdraft, cash pooling or other similar facility or arrangement or (c) in respect of the financing of insurance premiums in the ordinary course of business, provided that the aggregate principal amount of Indebtedness incurred pursuant to clauses (11)(b) and (c) shall not, at any time outstanding, exceed the greater of (x) $1,350.0 million and (y) 5.0% of the Consolidated Cash Flow of the Issuer as of the time of such incurrence;

(12)	the incurrence by the Issuer or any of its Restricted Subsidiaries of Indebtedness in respect of letters of credit required to be issued in connection with any Permitted Joint Venture Investment;
(13)
the incurrence by the Issuer or any of its Restricted Subsidiaries of Indebtedness for relocation or clearing obligations relating to the Issuer’s or any of its Restricted Subsidiary’s FCC Licenses in an aggregate principal amount (or accreted value, as applicable), including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (13), at any time outstanding not to exceed the greater of (x) $1,900.0 million and (y) 1.0% of the Issuer’s Consolidated Total Assets as of the time of such incurrence;

(14)	the incurrence by the Issuer or any of its Restricted Subsidiaries of Contribution Indebtedness;
(15)
the incurrence by the Issuer or any of its Restricted Subsidiaries of Indebtedness (including Acquired Debt or Indebtedness) used to finance an acquisition of or a merger with another Person, provided that, the Issuer or the Person formed by or surviving any such consolidation or merger (if other than the

Issuer or a Restricted Subsidiary), on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, would either (a) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt to Cash Flow Ratio test set forth in the first paragraph of this covenant or (b) have a Debt to Cash Flow Ratio no greater than the Debt to Cash Flow Ratio of the Issuer immediately prior to such transaction;
(16)
the incurrence by the Issuer or any of its Restricted Subsidiaries of Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Issuer or any of its Restricted Subsidiaries pursuant to such agreements, in any case incurred in connection with the disposition of any business, assets or Restricted Subsidiary (other than Guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), so long as the amount does not exceed the gross proceeds actually received by the Issuer or any Restricted Subsidiary thereof in connection with such disposition;

(17)
the incurrence by the Issuer or any Restricted Subsidiary of Indebtedness constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business; provided that, upon the drawing of such letters of credit, such obligations are reimbursed within 30 days following such drawing;

(18)	the incurrence by the Issuer or any Restricted Subsidiary of Indebtedness to the extent that the net proceeds thereof are promptly deposited to defease or to satisfy and discharge the Notes;
(19)
the incurrence by the Issuer or any of the Subsidiary Guarantors of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (19), not to exceed the greater of (x) $3.8 billion and (y) 2.0% of the Issuer’s Consolidated Total Assets as of the time of such incurrence;

(20)	the incurrence by the Issuer or any Restricted Subsidiary of Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;
(21)
the incurrence by the Issuer or any Restricted Subsidiary of Indebtedness evidenced by promissory notes subordinated to the Notes and the Note Guarantees issued to current or former employees or directors of Parent, the Issuer or any Subsidiary (or their respective spouses or estates) in lieu of cash payments for Capital Stock being repurchased from such Persons, not to exceed, in any twelve-month period, an amount equal to the amount of Restricted Payments that could be made during such twelve-month period pursuant to clause (5) of the third paragraph under the covenant described above under the caption “—Restricted Payments,” less the amount of Restricted Payments that have been made during such twelve-month period pursuant to such clause;

(22)	the incurrence by the Issuer or any Restricted Subsidiary of Indebtedness consisting of take-or-pay obligations contained in supply agreements entered into in the ordinary course of business;
(23)
to the extent that deposits with, or payments owed to, the FCC in connection with the auction or licensing of Governmental Authorizations are deemed to be Indebtedness, the incurrence by the Issuer or any Restricted Subsidiary of such Indebtedness;

(24)	Indebtedness incurred in connection with the Towers Transaction; and
(25)
the incurrence by Restricted Subsidiaries that are not Guarantors of Indebtedness; provided, however, that the aggregate principal amount (or accreted value, as applicable) of all Indebtedness incurred under this clause (25), when aggregated with the principal amount (or accreted value) of all other Indebtedness then outstanding and incurred pursuant to this clause (25), including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (25), does not exceed the greater of (x) $1,350.0 million and (y) 5.0% of the Consolidated Cash Flow of the Issuer and its Subsidiaries for the most recently ended four full fiscal quarters for which financial statements are available.

For purposes of (x) determining compliance with this “Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (25) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, the Issuer will be permitted to classify all or a portion of such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant; and (y) determining the amount of Indebtedness that may be incurred pursuant to clause (1)(B)(ii) of the definition of Permitted Debt, the Issuer may elect, pursuant to an officers’ certificate delivered to the Trustee, to treat all or any portion of the commitment under any Indebtedness (and any refinancing with respect thereto) as being incurred at such time, in which case any subsequent incurrence of Indebtedness under such commitment or refinancing, as the case may be, shall not be deemed, for purposes of this calculation, to be an incurrence at such subsequent time. The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of Preferred Stock as Indebtedness due to a change in accounting principles or the application thereof, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Issuer or any Restricted Subsidiary may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values, and in no event shall the reclassification of any lease or other liability as indebtedness due to a change in accounting principles after the Closing Date be deemed to be an incurrence of Indebtedness. In determining the amount of Indebtedness outstanding under one of the clauses above, the outstanding principal amount of any particular Indebtedness of any Person shall be counted only once and any obligation of such Person or any other Person arising under any guarantee, Lien, letter of credit or similar instrument supporting such Indebtedness shall be disregarded so long as it is permitted to be incurred by the Person or Persons incurring such obligation.
Liens
Prior to the occurrence of an Investment Grade Event Election, the Issuer will not, and will not permit any Guarantor to, directly or indirectly, create, incur or assume any Lien securing Indebtedness upon any asset now owned or hereafter acquired, except Permitted Liens, unless the Notes are equally and ratably secured (except that Liens securing Indebtedness that is contractually subordinated to the Notes shall be expressly subordinate to any Lien securing the Notes to at least the same extent that such Indebtedness is subordinate to the Notes).
Following the occurrence of an Investment Grade Event Election, the Issuer will not, and will not permit any Material Subsidiary to, directly or indirectly, create, incur or assume any Lien securing Indebtedness for Borrowed Money upon any of its or any Material Subsidiary’s Principal Property or upon Capital Stock or Specified Indebtedness of any Material Subsidiary that directly owns any Principal Property, except Permitted Post-IG Event Election Liens, unless the Notes are equally and ratably secured with (or, at the Issuer’s option, on a senior basis to) the Indebtedness for Borrowed Money so secured. Any Lien created for the benefit of the holders of the Notes pursuant to this paragraph is required to provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Lien that gave rise to such Lien created for the benefit of the holders of the Notes.
For purposes of determining compliance with this “Liens” covenant, (x) a Lien need not be incurred solely by reference to one category of Permitted Liens or Permitted Post-IG Event Election Liens, as applicable, but may be incurred under any combination of such categories (including in part under one such category and in part under any other such category) and (y) in the event that a Lien (or any portion thereof) meets the criteria of one or more of such categories of Permitted Liens or Permitted Post-IG Event Election Liens, as applicable, the Issuer shall, in its sole discretion, divide, classify or may subsequently reclassify at any time such Lien (or any portion thereof) in any manner that complies with this “Liens” covenant and the definition of “Permitted Liens” or “Permitted Post-IG Event Election Liens,” as applicable.

Dividend and Other Payment Restrictions Affecting Subsidiaries
The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:
(1)
pay dividends or make any other distributions on its Capital Stock to the Issuer or any of its Restricted Subsidiaries, or pay any Indebtedness owed to the Issuer or any of its Restricted Subsidiaries;

(2)	make loans or advances to the Issuer or any of its Restricted Subsidiaries; or
(3)	sell, lease or transfer any of its properties or assets to the Issuer or any of its Restricted Subsidiaries.
However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:
(1)
agreements or instruments governing (a) Existing Indebtedness and (b) Equity Interests and Credit Facilities as in effect on the Closing Date and, in each case, any amendments, restatements, modifications, renewals, increases, supplements, refundings, replacements or refinancings of those agreements or instruments; provided that the amendments, restatements, modifications, renewals, increases, supplements, refundings, replacements or refinancings are (in the good faith judgment of the Board of Directors of the Issuer or a senior financial officer of the Issuer, whose determination shall be conclusive) not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements or instruments on the Closing Date;

(2)
agreements or instruments governing Credit Facilities not in effect on the Closing Date so long as either (a) the encumbrances and restrictions contained therein do not impair the ability of any Restricted Subsidiary of the Issuer to pay dividends or make any other distributions or payments directly or indirectly to the Issuer in an amount sufficient to permit the Issuer to pay the principal of, or interest and premium, if any, on the Notes, or (b) the encumbrances and restrictions contained therein are no more restrictive, taken as a whole, than those contained in the Indenture;

(3)
Series Issue Date Existing Indebtedness, the Notes issued on the Series Issue Date, and any additional notes of the same series, the Note Guarantees in respect thereof, and the Base Indenture, as supplemented by the Supplemental Indenture;

(4)	applicable law, rule, regulation or order;
(5)
agreements or instruments with respect to a Person acquired by the Issuer or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition) or as may be amended, restated, modified, renewed, extended, supplemented, refunded, replaced or refinanced from time to time (so long as the encumbrances and restrictions in any such amendment, restatement, modification, renewal, extension, supplement, refunding, replacement or refinancing are, in the good faith judgment of the Issuer’s Board of Directors or a senior financial officer of the Issuer, whose determination shall be conclusive, not materially more restrictive, taken as a whole, than those in effect on the date of the acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of agreements or instruments governing Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred;

(6)
customary non-assignment provisions in contracts and licenses entered into in the ordinary course of business and customary contractual restrictions on transfers of all or substantially all assets of a Person;

(7)
any instrument governing any secured Indebtedness or Financing Lease Obligation that imposes restrictions on the assets securing such Indebtedness or the subject of such lease of the nature described in clause (3) of the preceding paragraph;

(8)
any agreement for the sale or other disposition of a Restricted Subsidiary that imposes restrictions of the nature described in clauses (1) and/or (3) of the preceding paragraph on the Restricted Subsidiary pending the sale or other disposition;

(9)	Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;
(10)	Liens permitted to be incurred under the provisions of the covenant described above under the caption “—Liens” that limit the right of the debtor to dispose of the assets subject to such Liens;
(11)
provisions limiting the disposition or distribution of assets or property in partnership and joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements, which limitation is applicable only to the assets that are the subject of such agreements;

(12)
restrictions on cash or other deposits or net worth imposed by customers, suppliers or landlords or required by insurance, surety or bonding companies, in each case, under contracts entered into in the ordinary course of business;

(13)
restrictions in other Indebtedness, Disqualified Stock or Preferred Stock incurred or issued in compliance with the covenant described under the caption “—Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; provided that such restrictions, taken as a whole, are, in the good faith judgment of the Issuer’s Board of Directors or a senior financial officer of the Issuer, whose determination shall be conclusive, not materially more restrictive than those contained in the existing agreements referenced in clauses (1) and (3) above;

(14)
the issuance of Preferred Stock by a Restricted Subsidiary of the Issuer or the payment of dividends thereon in accordance with the terms thereof; provided that issuance of such Preferred Stock is permitted pursuant to the covenant described above under the caption “—Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and the terms of such Preferred Stock do not expressly restrict the ability of such Restricted Subsidiary to pay dividends or make any other distributions on its Capital Stock (other than requirements to pay dividends or liquidation preferences on such Preferred Stock prior to paying any dividends or making any other distributions on such other Capital Stock);

(15)
any agreement or instrument with respect to Indebtedness incurred, or Preferred Stock issued, by any Restricted Subsidiary, provided that the restrictions contained in the agreements or instruments governing such Indebtedness or Preferred Stock (a) either (i) apply only in the event of a payment default or a default with respect to a financial covenant in such agreement or instrument or (ii) will not materially affect the Issuer’s ability to pay all principal, interest and premium, if any, on the Notes, as determined in good faith by the Issuer’s Board of Directors or a senior financial officer of the Issuer, whose determination shall be conclusive; and (b) are not materially more disadvantageous to the holders of the Notes than is customary in comparable financings;

(16)
any agreement or instrument of the Issuer, Parent, MetroPCS Wireless, Inc., or any of MetroPCS Wireless, Inc.’s Subsidiaries existing prior to, or entered into or assumed by the Issuer or any of its Subsidiaries in connection with the Merger, in each case, as such agreements or instruments may be amended, restated, modified, renewed or replaced from time to time; provided that the amendments, restatements, modifications, renewals, and replacements are (in the good faith judgment of the Board of Directors of the Issuer or a senior financial officer of the Issuer, whose determination shall be conclusive) not materially more restrictive, taken as a whole, with respect to such encumbrances and restrictions than those agreements or instruments as in effect as of the Closing Date; and

(17)	restrictions arising from the Towers Transaction.
Merger, Consolidation or Sale of Assets
The Issuer will not: (1) consolidate or merge with or into another Person (whether or not the Issuer is the surviving corporation); or (2) directly or indirectly sell, assign, lease, transfer, convey or otherwise dispose of (including, in each case, by way of division) all or substantially all of the properties and assets of the Issuer and its Restricted Subsidiaries taken as a whole (prior to the occurrence of an Investment Grade Event Election) or the Issuer and its Subsidiaries taken as a whole (following the occurrence of an Investment Grade Event Election), in one or more related transactions, to another Person, unless:
(1)
either: (a) the Issuer is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, lease, transfer, conveyance or other disposition has been made is a corporation, limited liability company or partnership organized or existing under the laws of the United States, any state of the United States or the District of Columbia;
(2)
the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or the Person to which such sale, assignment, lease, transfer, conveyance or other disposition has been made expressly assumes, by a supplemental indenture, executed and delivered to the Trustee, the payment of the principal of and any premium and interest on the Notes and the performance or observance of every covenant of the Indenture on the part of the Issuer to be performed or observed;

(3)	immediately after such transaction, no Default or Event of Default exists; and
(4)
the Issuer or the Person formed by or surviving any such consolidation or merger (if other than the Issuer), or to which such sale, assignment, lease, transfer, conveyance or other disposition has been made would, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, either (a) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt to Cash Flow Ratio test set forth in the first paragraph of the covenant described above under the caption “—Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” or (b) have a Debt to Cash Flow Ratio no greater than the Debt to Cash Flow Ratio of the Issuer immediately prior to such transaction.

Upon any consolidation or merger, or any sale, assignment, lease, transfer, conveyance or other disposition of all or substantially all of the properties and assets of the Issuer and its Restricted Subsidiaries (prior to the occurrence of an Investment Grade Event Election) or the Issuer and its Subsidiaries (following the occurrence of an Investment Grade Event Election), in each case taken as a whole, in a transaction that is subject to, and that complies with the provisions of, this “Merger, Consolidation or Sale of Assets” covenant, the successor Person formed by such consolidation or into or with which the Issuer is merged or to which such sale, assignment, lease, transfer, conveyance or other disposition is made, shall succeed to, and be substituted for the Issuer (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of the Indenture referring to the “Issuer” shall refer instead to the successor Person and not to the Issuer), and may exercise every right and power of the Issuer under the Indenture with the same effect as if such successor Person had been named as the Issuer therein. When the successor Person assumes all of the Issuer’s obligations under the Indenture, the Issuer shall be discharged from those obligations.
This “Merger, Consolidation or Sale of Assets” covenant will not apply to (and the following shall be permitted notwithstanding such covenant):
(1)
a merger of the Issuer with a direct or indirect Subsidiary of Parent solely for the purpose of reincorporating the Issuer in another jurisdiction in the United States so long as the amount of Indebtedness of the Issuer and its Restricted Subsidiaries (prior to the occurrence of an Investment Grade Event Election) or Specified Indebtedness of the Issuer and its Subsidiaries (following the occurrence of an Investment Grade Event Election) is not increased thereby; or

(2)
any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Issuer and its Restricted Subsidiaries (prior to the occurrence of an Investment Grade Event Election) or the Issuer and its Subsidiaries (following the occurrence of an Investment Grade Event Election).

Transactions with Affiliates
The Issuer will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuer (each, an “Affiliate Transaction”), in any one or series of related transactions involving aggregate payments or consideration in excess of $50.0 million, unless:
(1)
the Affiliate Transaction is on terms that, taken as a whole, are no less favorable to the Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person; and

(2)	the Issuer delivers to the Trustee:
(a)
with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $100.0 million, an officers’ certificate certifying that such Affiliate Transaction complies with this covenant; and

(b)
with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $250.0 million, a resolution of the Board of Directors of the Issuer set forth in an officers’ certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of the Issuer.

The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:
(1)
any employment agreement, employee benefit plan, agreement or plan relating to employee, officer or director compensation or severance, officer or director indemnification agreement or any similar arrangement entered into by the Issuer, any of its Restricted Subsidiaries or a direct or indirect parent of the Issuer existing on the Closing Date, or entered into thereafter in the ordinary course of business, and any indemnities or other transactions permitted or required by law, statutory provisions or any of the foregoing agreements, plans or arrangements and payments pursuant thereto;

(2)	transactions between or among Parent, the Issuer and/or its Restricted Subsidiaries;
(3)
transactions with a Person (other than an Unrestricted Subsidiary of the Issuer) that is an Affiliate of the Issuer solely because the Issuer owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

(4)	any issuance of Equity Interests (other than Disqualified Stock) of the Issuer to, or receipt of any capital contribution from, any Affiliate of the Issuer;
(5)	transactions in connection with any Permitted Joint Venture Investment;
(6)	any Permitted Investments or Restricted Payments that do not violate the provisions of the Indenture described above under the caption “—Restricted Payments”;
(7)
(x) any contracts, agreements or understandings existing as of the Issue Date and disclosed in the notes to the consolidated financial statements of MetroPCS Wireless, Inc. for the year ended December 31, 2012, (y) any agreement listed on Schedule 3.2(r)—Related-Party Agreements—to the “T-Mobile Disclosure Letter” to the Business Combination Agreement, and (z) any agreement listed under the section entitled “Transactions with Related Persons and Approval” in the proxy statement of Parent filed with the SEC under cover of Schedule 14A on April 16, 2012 and, in each case, any amendments to, replacements of, or orders pursuant to such contracts, agreements or understandings so long as any such amendments, replacements, or orders, taken as a whole, are not (in the good faith judgment of the Issuer’s Board of Directors or a senior financial officer of the Issuer, whose determination shall be conclusive) more disadvantageous to the Issuer or to the holders of the Notes in any material respect than the original contracts, agreements or understandings as in effect on the Closing Date;

(8)
transactions with customers, clients, suppliers, purchasers, sellers of goods or services, or licensees of intellectual property, in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture, provided that in the good faith determination of the Issuer’s Board of Directors or a senior financial officer of the Issuer, which determination shall be conclusive, such transactions are on terms, taken as a whole, not materially less favorable to the Issuer or the applicable Restricted Subsidiary than those that could reasonably be expected to be obtained in a comparable transaction at such time on an arm’s length basis from a Person that is not an Affiliate of the Issuer;

(9)
issuances, exchanges, purchases or repurchases of Notes or other Indebtedness of the Issuer or its Restricted Subsidiaries or solicitations of amendments, waivers or consents in respect of Notes or such other Indebtedness, if such issuance, exchange, purchase, repurchase or solicitation is approved by a majority of the disinterested members of the Board of Directors of the Issuer;

(10)
reasonable payments made for any financial advisory, financing, underwriting, placement or syndication services approved by the Issuer’s Board of Directors or a senior financial officer of the Issuer in good faith;

(11)
amendments, extensions, replacements and other modifications of transactions with Affiliates otherwise permitted by the Indenture, provided that in the good faith determination of the Issuer’s Board of Directors or a senior financial officer of the Issuer, which determination shall be conclusive, such amendments, extensions, replacements or other modifications, taken as a whole, are no less favorable in any material respect to the Issuer or the applicable Restricted Subsidiary than the transaction or transactions being amended, extended, replaced or modified; and

(12)
(i) the Business Combination Agreement and any Ancillary Agreements, as defined in the Business Combination Agreement, in each case, as the same may be amended, modified, supplemented or replaced from time to time on terms that, taken as a whole, in the good faith determination of the Issuer’s Board of Directors or a senior financial officer of the Issuer, which determination shall be conclusive, are not materially less favorable to the Issuer or the applicable Restricted Subsidiary than those of the agreement being amended, modified, supplemented or replaced, (ii) transactions or agreements relating to the DT Notes and the TMUS Working Capital Facility, each as may be amended, modified, or supplemented from time to time, and any indebtedness incurred in connection with the refinancing of the foregoing, on terms that, taken as a whole, in the good faith determination of the Issuer’s Board of Directors or a senior financial officer of the Issuer, which determination shall be conclusive, are not materially less favorable to the Issuer than those of the DT Notes or TMUS Working Capital Facility, as applicable, and (iii) transactions between the Issuer and its Restricted Subsidiaries, on the one hand, and any Designated Tower Entities that have been designated as Unrestricted Subsidiaries, on the other hand, in connection with the Towers Transaction.

Additional Note Guarantees
Prior to the occurrence of an Investment Grade Event Election with respect to each series of Notes, if (a) any Wholly-Owned Subsidiary of the Issuer that is not an Excluded Subsidiary becomes an obligor with respect to any Indebtedness under the Credit Agreement, (b) any Wholly-Owned Subsidiary of the Issuer that is not an Excluded Subsidiary and that is not an Unrestricted Subsidiary becomes an obligor with respect to any capital markets debt securities in an aggregate principal amount in excess of $500.0 million or (c) Parent or any Subsidiary of Parent acquires or creates a Subsidiary that directly or indirectly owns Capital Stock of the Issuer, then the Issuer or Parent, as applicable, will, within 20 Business Days after the date on which it becomes an obligor with respect to any of the foregoing, or reasonably promptly thereafter, (i) cause that newly acquired or created Subsidiary to become a Guarantor of the Notes and execute a supplemental indenture and (ii), if requested by the Trustee, deliver an opinion of counsel reasonably satisfactory to the Trustee.
Following the occurrence of an Investment Grade Event Election, with respect to each series of Notes, if the aggregate principal amount of Indebtedness for Borrowed Money of non-guarantor Subsidiaries that are not Excluded Subsidiaries (excluding any Specified Indebtedness under any Permitted Receivables Financing and any Specified Indebtedness of an “Unrestricted Subsidiary” (or the equivalent thereof) under the Credit Agreement or Permitted Receivables Financing Subsidiary) that is incurred or issued and outstanding exceeds $2,000.0 million (the “Guarantee Threshold”), then Parent shall cause such of its non-guarantor Subsidiaries that are not Excluded Subsidiaries to, within 60 days, execute and deliver a supplemental indenture providing for a Note Guarantee by such non-guarantor Subsidiaries (each such Note Guarantee, a “Post-Release Event Note Guarantee”) such that the aggregate principal amount of Specified Indebtedness of all other non-guarantor Subsidiaries that are not Excluded Subsidiaries (excluding any Specified Indebtedness under any Permitted Receivables Financing and any Specified Indebtedness of an “Unrestricted Subsidiary” (or the equivalent thereof) under the Credit Agreement or Permitted Receivables Financing Subsidiary) that is incurred or issued and outstanding does not exceed the Guarantee Threshold (after giving effect to the provision of Post-Release Event Note Guarantees pursuant to the foregoing); provided that (i) this covenant shall not be applicable to any Specified Indebtedness of any Subsidiary that existed at the time such Person became a Subsidiary of Parent (including any Specified Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Subsidiary, so long as Parent and its Subsidiaries (other than such Person and its Subsidiaries) are not obligors under such Specified Indebtedness), (ii) if the Guarantee Threshold would be exceeded immediately after giving effect to the occurrence of an Investment Grade Event Election, then such Investment Grade Event Election shall be deemed not to have occurred with respect to the release of such Note Guarantees as the Issuer may designate such that the Guarantee Threshold would not be then exceeded and (iii) a Post-Release Event Note Guarantee shall be released to the extent the Guarantee Threshold would not be exceeded after giving effect to such release.
Designation of Restricted and Unrestricted Subsidiaries
The Board of Directors of the Issuer may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, (i) the aggregate Fair Market Value of all outstanding Investments owned by the Issuer and its Restricted Subsidiaries in the Subsidiary designated as an Unrestricted Subsidiary will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the covenant described above under the caption “—Restricted Payments” or under one or more clauses of the definition of Permitted Investments, as determined by the Issuer in its discretion, and (ii) any Guarantee by the Issuer or any Restricted Subsidiary thereof of any Indebtedness of the Restricted Subsidiary being so designated will be deemed to be an incurrence of Indebtedness by the Issuer or such Restricted Subsidiary (or both, if applicable) at the time of such designation. That designation will only be permitted if the Investment and/or incurrence of Indebtedness would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors of the Issuer may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if that redesignation would not cause a Default.
Any designation of a Subsidiary of the Issuer as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of a resolution of the Board of Directors giving effect to such designation and an officers’ certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption “—Restricted Payments.” The Board of Directors of the Issuer may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Issuer; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Issuer of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption “—Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default would be in existence following such designation, and as a result of, such designation.
Notwithstanding the foregoing, the Issuer may at any time and from time to time designate any Designated Entity, by written notice to the Trustee, as an Unrestricted Subsidiary, and any such Subsidiary shall upon such notice immediately be designated and deemed an Unrestricted Subsidiary, without any further action by the Issuer (and, for the avoidance of doubt, shall not require delivery of a resolution of the Board of Directors or of an officers’ certificate) (each, a “Specified Unrestricted Subsidiary Designation”). The aggregate Fair Market Value of all outstanding Investments owned by the Issuer and its Restricted Subsidiaries in such Designated Entities so designated as Unrestricted Subsidiaries will, as calculated and to the extent permitted by clause (18) of the definition of Permitted Investments, be deemed to be an Investment made as of the time of such Specified Unrestricted Subsidiary Designation under such clause (18), and not reduce the amount available for Restricted Payments under the covenant described above under the caption “—Restricted Payments.”
Reports
Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, Parent will file a copy of each of the reports referred to in clauses (1) and (2) below with the SEC for public availability within the time periods (including all applicable extension periods) specified in the SEC rules and regulations applicable to such reports (unless the SEC will not accept such a filing):
(1)
all quarterly and annual financial reports that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if Parent were required to file such reports, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by its certified independent accountants; and

(2)	all current reports that would be required to be filed with the SEC on Form 8-K if Parent were required to file such reports;

provided that the availability of the foregoing reports on the SEC’s EDGAR service (or successor thereto) shall be deemed to satisfy the Issuer’s delivery obligations to the Trustee and any holder of Notes.
All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports; provided that, if Parent is not required under the rules and regulations of the SEC to file such reports with the SEC for public availability, such reports need not be prepared in accordance with all of the rules and regulations applicable to such reports and shall only be required to include the information or disclosure that would be required by such form to the extent that, and in the same general style of presentation as, the same or substantially similar information or disclosure is also included or incorporated by reference in this prospectus supplement. The Issuer will comply with §314(a) of the Trust Indenture Act.
If the SEC will not accept Parent’s filings for any reason, the Issuer will post the reports referred to in the preceding paragraphs on its website, on intralinks.com or another website within the time periods that would apply if Parent were required to file those reports with the SEC (including all applicable extension periods). If the combined operations of Parent and its Subsidiaries, excluding the operations of the Issuer and its Subsidiaries and excluding Specified Cash Equivalents, would, if held by a single Subsidiary of the Issuer, constitute a Significant Subsidiary of the Issuer, then the quarterly and annual financial information required by the preceding paragraphs will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Issuer and its Subsidiaries separate from the financial condition and results of operations of Parent and its other Subsidiaries; provided, however, that the requirements of this paragraph shall not apply if Parent or the Issuer files with the SEC the reports referred to in clauses (1) and (2) of the first paragraph of this covenant, and any such report contains the information required in this paragraph.
Notwithstanding anything herein to the contrary, the Issuer will not be deemed to have failed to comply with any of its obligations hereunder for purposes of clause (4) under “—Events of Default and Remedies” until 150 days after the receipt of the written notice delivered thereunder.
For so long as any Notes remain outstanding, if at any time Parent or the Issuer is not required to file with the SEC the reports required by the preceding paragraphs, the Issuer will furnish to the holders of Notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act of 1933, as amended (the “Securities Act”).
Any such reports delivered or filed by the Issuer with the Trustee shall be considered for informational purposes only and the Trustee’s receipt of such reports shall not constitute notice or actual knowledge of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on an officers’ certificate).
Events of Default and Remedies
Each of the following is an “Event of Default” in respect of the Notes of a series:
(1)	default for 30 days in the payment when due of interest on the Notes of such series;
(2)	default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the Notes of such series;
(3)
failure by the Issuer or any of its Restricted Subsidiaries (prior to the occurrence of an Investment Grade Event Election) or by the Issuer or any of its Subsidiaries (following the occurrence of an Investment Grade Event Election) for 30 days after notice to the Issuer by the Trustee or the holders of at least 30% in aggregate principal amount of the Notes of such series then outstanding voting as a single class to comply with the provisions described under the caption “—Repurchase at the Option of Holders—Change of Control Triggering Event” (other than a failure to purchase Notes that will constitute an Event of Default under clause (2) above), or “—Certain Covenants—Merger, Consolidation or Sale of Assets”;

(4)
failure by the Issuer or any of its Restricted Subsidiaries (prior to the occurrence of an Investment Grade Event Election) or by the Issuer or any of its Subsidiaries (following the occurrence of an Investment Grade Event Election) for 90 days after notice to the Issuer by the Trustee or the holders of at least 30% in aggregate principal amount of the Notes of such series then outstanding voting as a single class to comply with any of the other agreements in the Indenture (other than those described in clauses (1), (2) and (3) above);
(5)
default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Specified Indebtedness for money borrowed by (i) prior to the occurrence of an Investment Grade Event Election, the Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary (or any Restricted Subsidiaries that together would constitute a Significant Subsidiary) (or the payment of which Specified Indebtedness for borrowed money is guaranteed by the Issuer or any of its Restricted Subsidiaries that would constitute a Significant Subsidiary) or (ii) following the occurrence of an Investment Grade Event Election, the Issuer or any of its Significant Subsidiaries (or any of its Subsidiaries that together would constitute a Significant Subsidiary) (or the payment of which Specified Indebtedness for borrowed money is guaranteed by the Issuer or any of its Significant Subsidiaries); in each case whether such Specified Indebtedness or Specified Guarantee now exists, or is created after the Series Issue Date, if that default:

(a)
is caused by a failure to pay principal of, or interest or premium, if any, on, such Specified Indebtedness at the later of final maturity and the expiration of any related applicable grace period (a “Payment Default”); or

(b)	results in the acceleration of such Specified Indebtedness prior to its express maturity;
and, in each case, the principal amount of any such Specified Indebtedness, together with the principal amount of any other such Specified Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates an amount equal to the greater of $250.0 million and 1.00% of Specified Consolidated Cash Flow determined on a Pro Forma Basis for the most recently ended Test Period or more, in each case for so long as such failure or acceleration is continuing;
(6)
failure by (i) prior to the occurrence of an Investment Grade Event Election, the Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary (or any Restricted Subsidiaries that together would constitute a Significant Subsidiary) or (ii) following the occurrence of an Investment Grade Event Election, the Issuer or any of its Significant Subsidiaries (or any of its Subsidiaries that together would constitute a Significant Subsidiary) in each case to pay or discharge final judgments entered by a court or courts of competent jurisdiction aggregating in excess of an amount equal to the greater of $250.0 million and 1.00% of Specified Consolidated Cash Flow determined on a Pro Forma Basis for the most recently ended Test Period (to the extent not covered by indemnities or insurance), which judgments are not paid, discharged or stayed for a period of 60 consecutive days following entry of such final judgment or decree during which a stay of enforcement of such final judgment or decree, by reason of pending appeal or otherwise, is not in effect;

(7)
(i) prior to the occurrence of an Investment Grade Event Election, the Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary (or any group of Restricted Subsidiaries of the Issuer that, taken together, would constitute a Significant Subsidiary) or, following the occurrence of an Investment Grade Event Election, the Issuer or any of its Significant Subsidiaries, or (any group of its Subsidiaries that, taken together, would constitute a Significant Subsidiary), in each case pursuant to or within the meaning of any Bankruptcy Law:

(a)	commences a voluntary case or proceeding;
(b)	consents to the entry of an order for relief against it in an involuntary case;
(c)	consents to the appointment of a custodian of it or for all or substantially all of its property;
(d)	makes a general assignment for the benefit of its creditors; or
(e)	generally is not paying its debts as they become due;
(8)	a court of competent jurisdiction enters a final order or decree under any Bankruptcy Law that:
(a)	is for relief against (i) prior to the occurrence of an Investment Grade Event Election, the Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted

Subsidiaries of the Issuer that, taken together, would constitute a Significant Subsidiary or (ii) following the occurrence of an Investment Grade Event Election, the Issuer or any group of Subsidiaries of the Issuer that, taken together, would constitute a Significant Subsidiary of the Issuer; in each case in an involuntary case;
(b)
appoints a custodian of (i) prior to the occurrence of an Investment Grade Event Election, the Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Issuer that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of the Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Issuer that, taken together, would constitute a Significant Subsidiary or (ii) following the occurrence of an Investment Grade Event Election, the Issuer or any of its Significant Subsidiaries or any group of Subsidiaries of the Issuer that, taken together, would constitute a Significant Subsidiary of the Issuer or for all or substantially all of the property of the Issuer or any of its Significant Subsidiaries or any group of Subsidiaries of the Issuer that, taken together, would constitute a Significant Subsidiary; or

(c)
orders the liquidation of (i) prior to the occurrence of an Investment Grade Event Election, the Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Issuer that, taken together, would constitute a Significant Subsidiary; or (ii) following the occurrence of an Investment Grade Event Election, the Issuer or any of its Significant Subsidiaries or any group of Subsidiaries of the Issuer that, taken together, would constitute a Significant Subsidiary of the Issuer;

(d)	and the final order or decree remains unstayed and in effect for 60 consecutive days; and
(9)
except as permitted by the Indenture, any Note Guarantee of a Significant Subsidiary or any group of Subsidiaries of the Issuer that, taken together, would constitute a Significant Subsidiary of the Issuer with respect to the Notes of such series is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any Person acting on behalf of any such Guarantor, denies or disaffirms its obligations under its Note Guarantee.

In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to (i) prior to the occurrence of an Investment Grade Event, the Issuer, any Restricted Subsidiary of the Issuer that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Issuer that, taken together, would constitute a Significant Subsidiary of the Issuer, or (ii) following the occurrence of an Investment Grade Event, the Issuer, any of its Significant Subsidiaries or any group of Subsidiaries of the Issuer that, taken together, would constitute a Significant Subsidiary of the Issuer; in each case all outstanding Notes of such series will become due and payable immediately without further action or notice. However, the effect of such provisions may be limited by applicable laws. If any other Event of Default occurs and is continuing with respect to any series of Notes, the Trustee or the holders, with a copy to the Trustee, of at least 30% in aggregate principal amount of the then outstanding Notes of such series may declare all the Notes of such series to be due and payable immediately; provided that no such declaration may be made with respect to or as a result of any action taken, and reported publicly or to holders of Notes, more than two years prior to such declaration.
Subject to certain limitations, the holders of a majority in aggregate principal amount of the then outstanding Notes of such series may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from holders of the Notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default in the payment of interest or premium, if any, on, or the principal of, the Notes of such series.
Subject to the provisions of the Indenture relating to the duties of the Trustee, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any holders of Notes unless such holders have offered to the Trustee indemnity or security satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, a holder may pursue a remedy with respect to the Indenture or the Notes of any series only if:
(1)	such holder gives to the Trustee written notice that an Event of Default is continuing;

(2)
holders of at least 30% in aggregate principal amount of the then outstanding Notes of the applicable series have made a written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee;

(3)
such holder or holders offer and, if requested, provide to the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense to be incurred in compliance with such request;

(4)	the Trustee does not comply with the request within 90 days after receipt of the request and the offer of indemnity or security; and
(5)
during such 90-day period, holders of a majority in aggregate principal amount of the then outstanding Notes of the applicable series have not given the Trustee a direction inconsistent with such request.

The holders of a majority in aggregate principal amount of the then outstanding Notes of a series by written notice to the Trustee may, on behalf of all holders of Notes of that series, rescind an acceleration or waive any existing Default or Event of Default in respect of such series of Notes and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or premium, if any, on, or the principal of, the Notes of such series.
The Issuer and each Guarantor is required to deliver to the Trustee annually a statement regarding compliance with the Indenture. Within 30 days after becoming aware of any Default or Event of Default, the Issuer is required to deliver to the Trustee a statement specifying such Default or Event of Default unless such Default or Event of Default has been cured or waived in such period.
No Personal Liability of Directors, Officers, Employees and Stockholders
No past, present or future director, officer, member, manager, partner, employee, incorporator or stockholder of the Issuer or any Guarantor, as such, will have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Indenture, the Note Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.
Legal Defeasance and Covenant Defeasance
The Issuer may at any time, at the option of its Board of Directors evidenced by a resolution set forth in an officers’ certificate, elect to have all of its obligations discharged with respect to the outstanding Notes of any series and all obligations of the Guarantors discharged with respect to their Note Guarantees with respect to such series (“Legal Defeasance”) and cure all then existing Defaults and Events of Defaults except for:
(1)
the rights of holders of outstanding Notes of such series to receive payments in respect of the principal of, or interest or premium, if any, on, the Notes when such payments are due from the trust referred to below;

(2)
the Issuer’s obligations with respect to the Notes of such series concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment of money for security payments held in trust;

(3)	the rights, powers, trusts, duties, indemnities and immunities of the Trustee, and the Issuer’s and the Guarantors’ obligations in connection therewith; and
(4)	the Legal Defeasance and Covenant Defeasance provisions of the Indenture.
In addition, the Issuer may, at its option and at any time with respect to any series of Notes, elect to have the obligations of the Issuer and the Guarantors released with respect to the provisions of the Indenture described above under “—Repurchase at the Option of Holders” and under the caption “—Certain Covenants” (other than the covenant described under the caption “—Certain Covenants—Merger, Consolidation or Sale of Assets,” except to the extent described below) and the limitation imposed by clause (4) under the caption “—Certain Covenants—Merger, Consolidation or Sale of Assets” (such release and termination being referred to as “Covenant Defeasance”), and thereafter any omission to comply with such obligations or provisions will not constitute a Default or Event of Default with respect to such Notes. In the event Covenant Defeasance occurs with respect to any series of Notes in accordance with the Indenture, the Events of Default described under clauses (3) through (9) under the caption “—Events of Default and Remedies” (in the case of clauses (7) and (8), only with respect to the Issuer’s Subsidiaries) in each case, will no longer constitute an Event of Default.
In order to exercise either Legal Defeasance or Covenant Defeasance with respect to any series of Notes:
(1)
the Issuer must irrevocably deposit with the Trustee or its designee, in trust, for the benefit of the holders of such series of Notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in such amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, and premium, if any, and interest on, the outstanding Notes of such series on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Issuer must specify whether such Notes are being defeased to such stated date for payment or to a particular redemption date; provided that in connection with any Legal Defeasance or Covenant Defeasance that requires the payment of a premium, the amount deposited shall be sufficient for purposes of the Indenture to the extent that an amount is deposited with the Trustee equal to premium calculated as of the date of the deposit, with any deficit as of the maturity date only required to be deposited with the Trustee on or prior to the maturity date;

(2)
in the case of Legal Defeasance, the Issuer must deliver to the Trustee an opinion of counsel reasonably acceptable to the Trustee (which opinion of counsel may be subject to customary assumptions, qualifications and exclusions) confirming that (a) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date Notes of such series were first issued, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the beneficial owners of the outstanding Notes of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)
in the case of Covenant Defeasance, the Issuer must deliver to the Trustee an opinion of counsel reasonably acceptable to the Trustee (which opinion of counsel may be subject to customary assumptions, qualifications and exclusions) confirming that the beneficial owners of the outstanding Notes of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)
no Event of Default has occurred and is continuing with respect to such series of Notes on the date of such deposit (other than an Event of Default resulting from the borrowing of funds, or the imposition of Liens in connection therewith, to be applied to such deposit, or an Event of Default that will be cured by such Covenant Defeasance or Legal Defeasance) and the deposit will not result in a breach or violation of, or constitute a default under, any material instrument to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound;

(5)
such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the Indenture) to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound;

(6)
the Issuer must deliver to the Trustee an officers’ certificate stating that the deposit was not made by the Issuer with the intent of preferring the holders of Notes over the other creditors of the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or others;

(7)	the Issuer must deliver to the Trustee an officers’ certificate, stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with; and
(8)
the Issuer must deliver to the Trustee an opinion of counsel (which may be subject to customary assumptions, qualifications and exclusions), stating that all conditions precedent set forth in clauses (2) and (3) of this paragraph, as applicable, have been complied with.

Amendment, Supplement and Waiver
Except as provided in the next two succeeding paragraphs, the applicable Indenture with respect to the Notes of any series or the related Note Guarantees of the Notes of any series may be amended or supplemented with the consent of the holders of at least a majority in aggregate principal amount of the Notes of such series then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes of such series), and any existing Default or Event of Default or compliance with any provision of the applicable Indenture with respect to such Notes or the related Note Guarantees may be waived with the consent of the holders of a majority in aggregate principal amount of the then outstanding Notes of such series (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes of such series).
Without the consent of each holder of Notes of the applicable series affected, an amendment, supplement or waiver may not (with respect to any Notes of a particular series held by a non-consenting holder):
(1)	reduce the principal amount of Notes of such series whose holders must consent to an amendment, supplement or waiver;
(2)
reduce the principal of or change the fixed maturity of any Note of such series or alter the provisions with respect to the redemption of the Notes of such series (other than notice periods for redemption and provisions relating to the covenants described above under the caption “—Repurchase at the Option of Holders”);

(3)	reduce the rate of or change the time for payment of interest on any Note of such series;
(4)
waive a Default or Event of Default in the payment of principal of, or premium, if any, or interest on, the Notes of such series (except a rescission of acceleration of the Notes of such series by the holders of at least a majority in aggregate principal amount of the then outstanding Notes of such series and a waiver of the payment default that resulted from such acceleration);

(5)	make any Note of such series payable in money other than that stated in the Notes of such series;
(6)
make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of holders of Notes of such series to receive payments of principal of, or interest or premium, if any, on, the Notes of such series;

(7)	waive a redemption payment with respect to any Note of such series (other than a payment required by the covenants described above under the caption “—Repurchase at the Option of Holders”);
(8)	release any Guarantor from any of its obligations under its related Note Guarantee of the Notes of such series or the applicable Indenture, except in accordance with the terms of such Indenture; or
(9)	make any change in the preceding amendment and waiver provisions.
Notwithstanding the preceding, without the consent of any holder of Notes, the Issuer, the Guarantors, and the Trustee may amend or supplement the applicable Indenture, the Notes of any series or the related Note Guarantees:
(1)	to cure any ambiguity, omission, mistake, defect or inconsistency;
(2)	to provide for uncertificated Notes in addition to or in place of certificated Notes;
(3)
to provide for the assumption of the Issuer’s or a Guarantor’s obligations to holders of Notes of such series and related Note Guarantees in the case of a merger or consolidation or sale of all or substantially all of the Issuer’s or such Guarantor’s assets, as applicable;

(4)
to effect the release of a Guarantor from its Note Guarantee in respect of such series of Notes and the termination of such Note Guarantee, all in accordance with the provisions of the applicable Indenture governing such release and termination;

(5)	to add any Guarantor or Note Guarantee with respect to such series or to secure the Notes of such series or the related Note Guarantee;

(6)
to make any change that would provide any additional rights or benefits to the holders of Notes of such series or that does not adversely affect the legal rights under the Indenture of any such holder in any material respect;

(7)	to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;
(8)
to change or eliminate any of the provisions of the applicable Indenture; provided that any such change or elimination shall not become effective with respect to any outstanding Notes of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

(9)	to provide for the issuance of and establish forms and terms and conditions of a new series of Notes as permitted by the Base Indenture;
(10)
to conform the text of the applicable supplemental indenture, the Notes of such series, or the related Note Guarantees to any provision of the “Description of Notes” section of this prospectus supplement applicable to such Note at the time of the initial sale thereof, in each case, as conclusively evidenced by an officers’ certificate;

(11)
to provide for the issuance of additional Notes of such series, provided that such additional Notes have the same terms as, and be deemed part of the same series as, the Notes of such series to the extent required under the applicable Indenture;

(12)
to evidence and provide for the acceptance of and appointment by a successor Trustee with respect to the Notes of such series and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trust by more than one trustee; and

(13)	to allow any Guarantor of the Notes of such series to execute a supplemental indenture and/or a Note Guarantee with respect to the Notes of such series.
The consent of the holders of the Notes is not necessary under the Indenture to approve the particular form of any proposed amendment or waiver. It is sufficient if such consent approves the substance of the proposed amendment or waiver.
For the avoidance of doubt, no amendment to, or deletion of any of the covenants described under, “—Repurchase at the Option of Holders” or “—Certain Covenants,” or action taken in compliance with the covenants in effect at the time of such action, shall be deemed to impair or affect any legal rights of any holders of the Notes to receive payment of principal of or premium, if any, or interest on the Notes to institute suit for the enforcement of any payment on or with respect to such holder’s Notes.
Satisfaction and Discharge
The applicable Indenture will be discharged and will cease to be of further effect as to the Notes of a series issued thereunder, when:
(1)	either:
(a)
all Notes of such series that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Issuer, have been delivered to the Trustee for cancellation; or

(b)
all Notes of such series that have not been delivered to the Trustee for cancellation have become due and payable by reason of the sending of a notice of redemption or otherwise or will become due and payable within one year and the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee or its designee as trust funds in trust solely for the benefit of the holders of such series of Notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes of such series not delivered to the Trustee for cancellation for principal of, and premium, if any, and accrued interest to the date of maturity or redemption; provided that upon any redemption that requires the payment of a premium, the amount deposited shall be sufficient for purposes of the Indenture to the extent that an amount is deposited with the

Trustee equal to the premium calculated as of the date of the notice of redemption, with any deficit as of the redemption date only required to be deposited with the Trustee on or prior to the redemption date;
(2)	the Issuer or any Guarantor has paid or caused to be paid all sums payable by it under the Indenture with respect to the Notes of such series; and
(3)
the Issuer has delivered irrevocable instructions to the Trustee under the Indenture to apply the deposited money toward the payment of the Notes of such series at maturity or on the redemption date, as the case may be.

In addition, the Issuer must deliver to the Trustee (a) an officers’ certificate, stating that all conditions precedent set forth in clauses (1) through (3) above have been satisfied, and (b) an opinion of counsel (which opinion of counsel may be subject to customary assumptions, qualifications and exclusions), stating that all conditions precedent set forth in clause (3) above have been satisfied.
Governing Law
The Indenture, the Notes and the Note Guarantees will be governed by the laws of the State of New York.
Concerning the Trustee
We maintain ordinary banking relationships with Deutsche Bank Trust Company Americas and its affiliates.
If the Trustee becomes a creditor of the Issuer or any Guarantor, the Indenture limits the right of the Trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest when a Default is continuing it must eliminate such conflict within 90 days of the date such conflict arises, apply to the SEC for permission to continue as trustee or resign.
The holders of a majority in aggregate principal amount of the then outstanding Notes of the applicable series will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default occurs and is continuing, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of such person’s own affairs.
Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder of Notes of the applicable series, unless such holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.
Certain Definitions
Set forth below are certain defined terms used in the applicable Indenture. Reference is made to the Indenture for a full disclosure of all defined terms used therein, as well as any other capitalized terms used herein for which no definition is provided.
“$1.75B Notes” means the $1,750,000,000 in principal amount of MetroPCS Wireless, Inc.’s 6.625% Senior Notes due 2023, issued as of March 19, 2013, pursuant to the Indenture, between MetroPCS Wireless, Inc.’s, MetroPCS, Inc., MetroPCS Communications, Inc., the guarantors party thereto, and Deutsche Bank Trust Company Americas, as supplemented by the First Supplemental Indenture dated March 19, 2013 or the Second Supplemental Indenture dated March 19, 2013 thereto, as applicable, as amended by the Third Supplemental Indenture dated April 29, 2013, as further supplemented by the Fourth Supplemental Indenture dated May 1, 2013, among T-Mobile USA, Inc., the guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee, as further supplemented by the Fifth Supplemental Indenture, dated as of July 15, 2013, among T-Mobile USA, Inc., the guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee, and as further supplemented by the Sixth Supplemental Indenture, dated as of August 11, 2014, among T-Mobile USA, Inc., the guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee (as so supplemented and amended, the “$1.75B Notes Indenture”), (ii) any additional 6.625% Senior Notes due 2023 issued under the $1.75B Notes Indenture as part of the same series, and (iii) any “Exchange Notes” (as defined in the $1.75B Notes Indenture) relating thereto.

“Acquired Debt” means, with respect to any specified Person:
(1)
Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

(2)	Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.
The term “Acquired Debt” does not include Indebtedness of a Person that is redeemed, defeased, retired or otherwise repaid at the time of, or immediately upon, consummation of the transactions by which such Person becomes a Restricted Subsidiary or acquires such asset, as the case may be.
“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.
“Applicable Premium,” as calculated by the Issuer and provided to the Trustee, means, with respect to any Note on any redemption date, the greater of:
(1)	1.0% of the principal amount of the Note; or
(2)	the excess of:
(a)
the present value at such redemption date of (i) the redemption price of the Note at       , 2023, in the case of the 2026 Notes, at       , 2024, in the case of the 2029 Notes and at       , 2026, in the case of the 2031 Notes (such redemption price in each case being set in the applicable table appearing above under the caption “—Optional Redemption”), plus (ii) all required interest payments due on the Note through       , 2023, in the case of the 2026 Notes,       , 2024, in the case of the 2029 Notes and       , 2026, in the case of the 2031 Notes (excluding accrued but unpaid interest, if any, to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b)	the principal amount of the Note, if greater.
“Asset Acquisition” means:
(1)
an Investment by the Issuer (or any predecessor thereto) or any of its Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged into or consolidated with the Issuer or any of its Restricted Subsidiaries, or

(2)
an acquisition by the Issuer (or any predecessor thereto) or any of its Restricted Subsidiaries of the property and assets of any Person, other than the Issuer or any of its Restricted Subsidiaries, that constitute all or substantially all of a division, operating unit or line of business of such Person.

For the avoidance of doubt, the Merger shall be deemed to be an Asset Acquisition.
“Asset Disposition” means the sale or other disposition by the Issuer or any of its Restricted Subsidiaries other than to the Issuer or another Restricted Subsidiary of (1) all or substantially all of the Capital Stock owned by the Issuer or any of its Restricted Subsidiaries of any Restricted Subsidiary or any Person that is a Permitted Joint Venture Investment or (2) all or substantially all of the assets that constitute a division, operating unit or line of business of the Issuer or any of its Restricted Subsidiaries.
“Asset Sale” means:
(1)
the sale, lease, conveyance or other disposition of any assets or rights; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Issuer and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the Indenture described above under the caption “—Repurchase at the Option of Holders—Change of Control Triggering Event”

and/or the provisions described above under the caption “—Certain Covenants—Merger, Consolidation or Sale of Assets” and not by the provisions of the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales”; and
(2)
the issuance of Equity Interests in any of the Issuer’s Restricted Subsidiaries or the sale by the Issuer or any Restricted Subsidiary thereof of Equity Interests in any of its Restricted Subsidiaries.

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:
(1)	any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $100.0 million;
(2)	a sale, lease, conveyance or other disposition of assets or Equity Interests between or among the Issuer and/or its Restricted Subsidiaries;
(3)	an issuance or sale of Equity Interests by a Restricted Subsidiary of the Issuer to the Issuer or to a Restricted Subsidiary of the Issuer;
(4)
the sale, lease, sub-lease, conveyance or other disposition of (a) assets, products, services or accounts receivable in the ordinary course of business, (b) equipment or other assets pursuant to a program for the maintenance or upgrading of such equipment or assets, or (c) any sale, conveyance or other disposition of damaged, worn-out, uneconomic or obsolete assets in the ordinary course of business;

(5)	the sale, conveyance or other disposition of cash or Cash Equivalents;
(6)	a surrender or waiver of contract rights or settlement, release or surrender of contract, tort or other claims in the ordinary course of business or a grant of a Lien not prohibited by the Indenture;
(7)	a Restricted Payment that does not violate the covenant described above under the caption “—Certain Covenants—Restricted Payments”;
(8)
arms-length sales, leases or sub-leases (as lessor or sublessor), sale and leasebacks, assignments, conveyances, transfers or other dispositions of assets or rights to a Person that is a Permitted Joint Venture Investment;

(9)	licenses and sales of intellectual property or other general intangibles (other than FCC Licenses) in the ordinary course of business;
(10)	a Permitted Investment;
(11)	dispositions of assets to the ISIS Joint Venture;
(12)	one or more sales, conveyances, leases, subleases, licenses, contributions, or other dispositions, assignments or transfers made as part of, or in connection with, the Towers Transaction;
(13)	the settlement or early termination of any Permitted Bond Hedge Transaction; or
(14)	any issuance, disposition or sale of Equity Interests in, or Indebtedness, assets or other securities of, an Unrestricted Subsidiary.
“Asset Sale Offer” has the meaning assigned to that term in the provision described under the caption “—Repurchase at the Option of Holders—Asset Sales.”
“Bankruptcy Code” means the United States Bankruptcy Code (11 U.S.C. Section 1.1 et seq.), as amended from time to time.
“Bankruptcy Law” means the Bankruptcy Code or any similar federal, state or foreign law for the relief of debtors.
“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that (a) in calculating the Beneficial Ownership of any particular “person” (as such term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have Beneficial Ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time and (b) in the case of a “group” (as such term is used in Rule 13d-5(b)(1) under the Exchange Act) which group includes one or more

Permitted Holders (or one or more Permitted Holders is deemed to share Beneficial Ownership with one or more other persons of any shares of Capital Stock), (i) such “group” shall be deemed not to have Beneficial Ownership of any shares held by such Permitted Holder and (ii) any person (other than such Permitted Holder) that is a member of such group (or sharing such Beneficial Ownership) shall be deemed not to have Beneficial Ownership of any shares held by such Permitted Holder (or in which any Permitted Holder shares Beneficial Ownership). The terms “Beneficially Owns,” “Beneficially Owned” and “Beneficial Ownership” have a corresponding meaning.
“Board of Directors” means:
(1)	with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;
(2)	with respect to a partnership, the board of directors or managing member of the general partner of the partnership;
(3)	with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and
(4)	with respect to any other Person, the board or committee of such Person serving a similar function.
“Boost Asset Purchase Agreement” means the Asset Purchase Agreement, dated as of July 26, 2019, among Parent, Sprint Corporation and DISH Network Corporation and any exhibits attached thereto, as amended, restated, amended and restated, supplemented or otherwise modified or replaced (including a replacement involving different counterparties) from time to time.
“Bridge Credit Agreement” means the Bridge Term Loan Credit Agreement, dated April 1, 2020, by and among Parent, the Issuer, the subsidiaries of the Issuer party thereto, the financial institutions from time to time parties thereto and Goldman Sachs Bank USA, as administrative agent, together with the related documents thereto (including any term loans and revolving loans thereunder, any guarantees and security documents), as further amended, extended, renewed, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time. On April 9, 2020, all $19.0 billion of borrowings outstanding under the Bridge Credit Agreement were repaid in full.
“Business Combination Agreement” means that certain Business Combination Agreement, dated as of October 3, 2012, as amended from time to time, by and among Deutsche Telekom AG, T-Mobile Global Zwischenholding GmbH, T-Mobile Global Holding GmbH, the Issuer and MetroPCS Communications, Inc.
“Business Day” means, unless otherwise provided by board resolution, officers’ certificate or Supplemental Indenture for a particular series, any day except a Saturday, Sunday, or a legal holiday in the City of New York or in any place of payment with respect to the Notes on which banking institutions are authorized or required by law, regulation or executive order to close.
“Capital Stock” means:
(1)	in the case of a corporation, corporate stock;
(2)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
(3)	in the case of an exempted company, shares;
(4)	in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests, respectively; and
(5)
any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Captive Insurance Subsidiary” means any direct or indirect Subsidiary of the Issuer that bears financial risk or exposure relating to insurance or reinsurance activities (including without limitation the Reinsurance Entity) and any segregated accounts associated with any such Person.

“Cash Equivalents” means:
(1)
United States dollars, pounds sterling, euros, the national currency of any member state of the European Union or any other foreign currencies held by the Issuer and its Restricted Subsidiaries from time to time in the ordinary course of business;

(2)
securities issued or directly and fully guaranteed or insured by the government of the United States of America, the United Kingdom or any country that is a member state of the European Union or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America, the United Kingdom or the relevant member state of the European Union, as the case may be, is pledged in support of those securities) having maturities of not more than two years from the date of acquisition;

(3)
demand deposits, certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of “B” or better;

(4)
repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5)	commercial paper having one of the two highest ratings obtainable from a Rating Agency at the date of acquisition and, in each case, maturing within one year after the date of acquisition;
(6)
securities issued and fully guaranteed by any state, commonwealth or territory of the United States, or by any political subdivision or agency or instrumentality thereof, rated at least “A” by a Rating Agency at the date of acquisition and having maturities of not more than two years after the date of acquisition;

(7)	auction rate securities rated at least “AA-” or “Aa3” by a Rating Agency at the time of purchase and with reset dates of one year or less from the time of purchase;
(8)
investments, classified in accordance with GAAP as current assets of the Issuer or any of its Restricted Subsidiaries, in money market funds, mutual funds or investment programs registered under the Investment Company Act of 1940, at least 90% of the portfolios of which constitute investments of the character, quality and maturity described in clauses (1) through (7) of this definition;

(9)	any substantially similar investment to the kinds described in clauses (1) through (7) of this definition rated at least “P-2” by Moody’s or “A-2” by S&P or the equivalent thereof; and
(10)	deposits or payments made to the FCC in connection with the auction or licensing of Governmental Authorizations that are fully refundable.
“CFC” means a “controlled foreign corporation” within the meaning of Section 957 of the Internal Revenue Code.
“Change of Control” means the occurrence of any of the following:
(A)	prior to the occurrence of an Investment Grade Event Election:
(1)
the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Issuer and its Restricted Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d) of the Exchange Act) other than any such disposition to a Restricted Subsidiary or a Permitted Holder;

(2)	the adoption of a plan relating to the liquidation or dissolution of the Issuer;
(3)
the consummation of any transaction (including any merger or consolidation), the result of which is that any “person” (as defined above), other than a Permitted Holder, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of Parent (or its successor by merger, consolidation or purchase of all or substantially all of its assets or its equity), measured by voting power rather than number of shares; or

(4)	the Issuer ceases to be a direct or indirect Wholly-Owned Subsidiary of Parent; and

(B)	following the occurrence of an Investment Grade Event Election:
(1)
the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Parent and its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d) of the Exchange Act) other than any such disposition to a Subsidiary of Parent or a Permitted Holder;

(2)
the consummation of any transaction (including any merger or consolidation), the result of which is that any “person” (as such term is used in Section 13(d) of the Exchange Act), other than a Permitted Holder, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of Parent (or its successor by merger, consolidation or purchase of all or substantially all of its assets or its equity), measured by voting power rather than number of shares; or

(3)	the Issuer ceases to be a direct or indirect Wholly-Owned Subsidiary of Parent.
“Change of Control Offer” has the meaning assigned to that term in the provision described under the caption “—Repurchase at the Option of Holders—Change of Control Triggering Event.”
“Change of Control Payment” has the meaning assigned to that term in the provision described under the caption “—Repurchase at the Option of Holders—Change of Control Triggering Event.”
“Change of Control Payment Date” has the meaning assigned to that term in the provision described under the caption “—Repurchase at the Option of Holders—Change of Control Triggering Event.”
“Change of Control Triggering Event” with respect to any series of the Notes means:
(A)
prior to the occurrence of an Investment Grade Event Election, with respect to any series of Notes, the occurrence of a Change of Control (x) that is accompanied or followed by a downgrade by one or more gradations (including gradations within ratings categories as well as between ratings categories) or withdrawal of the rating of such series of Notes within the Ratings Decline Period by at least two out of the three Rating Agencies and (y) the rating of such series of Notes on any day during such Ratings Decline Period is below the rating by each such Rating Agency in effect immediately preceding the first public announcement of the Change of Control (or occurrence thereof if such Change of Control occurs prior to public announcement), provided that in making the relevant decision(s) referred to above to downgrade or withdraw such ratings, as applicable, the relevant Rating Agency announces publicly or confirms in writing during such Ratings Decline Period that such decision(s) resulted, in whole or in part, from the occurrence (or expected occurrence) of such Change of Control or the announcement of the intention to effect such Change of Control; provided, further, that no Change of Control Triggering Event shall be deemed to occur if at the time of the applicable downgrade the rating of such series of Notes by at least two out of the three Rating Agencies is Investment Grade; and

(B)	following the occurrence of an Investment Grade Event Election, the occurrence of both a Change of Control and a Rating Event.
“Closing Date” means the date on which the Merger was consummated, or May 1, 2013.
“Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:
(1)
provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(2)
the Consolidated Interest Expense of such Person and its Restricted Subsidiaries for such period, to the extent that such Consolidated Interest Expense was deducted in computing such Consolidated Net Income; plus

(3)
depreciation, amortization (including non-cash impairment charges and any write-off or write-down or amortization of intangibles but excluding amortization of ordinary course prepaid cash expenses that were paid in a prior period) and other non-cash expenses or charges (excluding any such non-cash expense to the extent that it represents an ordinary course accrual of or reserve for cash expenses in any future period or amortization of any ordinary course prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses or charges were deducted in computing such Consolidated Net Income; plus
(4)
any nonrecurring or unusual gains or losses or income, expenses or charges (including all fees and expenses relating thereto), including (a) any fees, expenses and costs relating to the Towers Transaction, (b) any fees, expenses or charges related to any sale or offering of Equity Interests of such Person or Parent, any acquisition or disposition or any Indebtedness, in each case that is permitted to be incurred hereunder (in each case, whether or not successful), or the offering, amendment or modification of any debt instrument, including the offering, any amendment or other modification of the Notes, provided that Consolidated Cash Flow shall not be deemed to be increased by more than $250.0 million in any twelve-month period pursuant to this clause (b), (c) any premium, penalty or fee paid in relation to any repayment, prepayment or repurchase of Indebtedness, (d) any fees or expenses relating to the Transactions and the offering, issuance and sale (in each case, whether or not successful) of the DT Notes and any “Exchange Notes” (as defined in the Base Indenture) issued in respect thereof and the Permitted MetroPCS Notes and any “Exchange Notes” (as defined in the $1.75B Notes Indenture), and (e) restructuring charges, integration costs (including retention, relocation and contract termination costs) and related costs and charges; plus

(5)	New Market Losses; minus
(6)
non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with GAAP.

Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Restricted Subsidiary of the Issuer that is not a Subsidiary Guarantor will be added to Consolidated Net Income to compute Consolidated Cash Flow of the Issuer only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to the Issuer by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.
For the avoidance of doubt, calculations of “Consolidated Cash Flow” of the Issuer for any period prior to the Closing Date for purposes of calculating the Debt to Cash Flow Ratio shall be on a pro forma basis as described in the last paragraph of the definition of “Debt to Cash Flow Ratio.”
“Consolidated Indebtedness” means:
(A)
prior to the occurrence of an Investment Grade Event Election, with respect to any Person as of any date of determination, the sum, without duplication, of (i) the total amount of Indebtedness of such Person and its Restricted Subsidiaries, plus (ii) the total amount of Indebtedness of any other Person, to the extent that such Indebtedness has been Guaranteed by the referent Person or one or more of its Restricted Subsidiaries, plus (iii) the aggregate liquidation value of all Disqualified Stock of such Person and all Preferred Stock of Subsidiaries of such Person, in each case, determined on a consolidated basis in accordance with GAAP.

(B)
following the occurrence of an Investment Grade Event Election, with respect to any Person as of any date of determination, the sum, without duplication, of (i) the total amount of Specified Indebtedness of such Person and its Subsidiaries described in clauses (1)(a) and (b) (excluding, for the avoidance of doubt, surety bonds, performance bonds and similar instruments) of the definition of Specified Indebtedness, determined on a consolidated basis, to the extent required to be recorded on a balance sheet in accordance with GAAP, including, without duplication, the outstanding principal amount of the Notes; provided that Consolidated Indebtedness shall not include (w) Specified Indebtedness incurred in connection with any Permitted Tower Financing or other special purpose entity financing (other than Specified Indebtedness incurred by a Permitted Spectrum Financing Subsidiary, including the Existing

Sprint Spectrum-Backed Notes), (x) obligations in respect of letters of credit, except to the extent of any unreimbursed amounts thereunder or (y) Specified Indebtedness constituting Financing Lease Obligations, purchase money debt or other similar Specified Indebtedness.
“Consolidated Interest Expense” means, with respect to any Person for any period, the sum of, without duplication:
(1)
the consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued (including amortization of debt issuance costs or original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Financing Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of payments (if any) pursuant to Hedging Obligations); plus

(2)	the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus
(3)
any interest expense on that portion of Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such Guarantee or Lien is called upon); plus

(4)
the product of (a) all dividend payments on any series of Preferred Stock of such Person or any of its Restricted Subsidiaries; times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal;

in each case, on a consolidated basis and in accordance with GAAP; excluding, however, any amount of such interest of any Restricted Subsidiary of the referent Person if the net income of such Restricted Subsidiary is excluded in the calculation of Consolidated Net Income pursuant to clause (2) of the definition thereof (but only in the same proportion as the net income of such Restricted Subsidiary is excluded from the calculation of Consolidated Net Income pursuant to clause (2) of the definition thereof). Notwithstanding the foregoing, if any lease or other liability is reclassified as indebtedness or as a Financing Lease Obligation due to a change in accounting principles or the application thereof after the Closing Date, the interest component of all payments associated with such lease or other liability shall be excluded from Consolidated Interest Expense.
“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:
(1)
the positive Net Income of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

(2)
solely for the purpose of determining the amount available for Restricted Payments under clause (c)(i) of the covenant described above under the caption “—Certain Covenants—Restricted Payments” the Net Income of any Restricted Subsidiary that is not a Guarantor will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

(3)	the effect of a change in accounting principles or in the application thereof (including any change to IFRS and any cumulative effect adjustment) will be excluded;
(4)
unrealized losses and gains attributable to Hedging Obligations, including those resulting from the application of the Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 815, will be excluded; and

(5)	any non-cash compensation charge or expense realized from grants of stock, stock appreciation or similar rights, stock option or other rights to officers, directors and employees will be excluded.

“Consolidated Net Tangible Assets” means, with respect to any Person, the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (1) all current liabilities, except for (a) notes and loans payable, (b) current maturities of long-term debt and (c) current maturities of obligations under Financing Lease Obligations, and (2) to the extent included in such aggregate amount of assets, all intangible assets, goodwill, trade names, trademarks, patents, organization and development expenses, unamortized debt discount and expenses and deferred charges (other than capitalized unamortized product development costs, such as, without limitation, capitalized hardware and software development costs), determined on a consolidated basis in accordance with GAAP consistently applied, as determined on a Pro Forma Basis for the most recently ended Test Period.
“Consolidated Net Worth” means, with respect to any Person, at the date of any determination, the consolidated stockholders’ or owners’ equity of the holders of Capital Stock of such Person and its Subsidiaries, determined on a consolidated basis in accordance with GAAP consistently applied, as determined on a Pro Forma Basis.
“Consolidated Total Assets” means, with respect to any Person, the consolidated total assets of such Person and its Subsidiaries as set forth on the most recent balance sheet of such Person prepared in accordance with GAAP, as determined on a Pro Forma Basis.
“Contribution Indebtedness” means, Indebtedness in an aggregate principal amount at any one time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge such Indebtedness, not to exceed 150% of the aggregate amount of all Net Equity Proceeds.
“Convertible Debt” means Indebtedness of the Issuer (which may be Guaranteed by the Guarantors) permitted to be incurred hereunder that is either (a) convertible or exchangeable into common stock of Parent (and cash in lieu of fractional shares) and/or cash (in an amount determined by reference to the price of such common stock) or (b) sold as units with call options, warrants or rights to purchase (or substantially equivalent derivative transactions) that are exercisable for common stock of Parent and/or cash (in an amount determined by reference to the price of such common stock).
“Corporate Trust Office of the Trustee” means, solely for purposes of presenting Notes, Deutsche Bank Trust Company Americas located at 60 Wall Street, New York, NY 10005, and, for all other purposes, the office of the Trustee at which any time its corporate trust business will be administered, which at the date hereof is located at 60 Wall Street, New York, NY 10005, or such other address as the Trustee may designate from time to time by notice to the holders and the Issuer, or the principal corporate trust office of any successor trustee (or such other address as such successor trustee may designate from time to time by notice to the holders and the Issuer).
“Credit Agreement” means (a) the Credit Agreement, dated April 1, 2020, by and among Parent, the Issuer, the subsidiaries of the Issuer party thereto, the financial institutions from time to time parties thereto and Deutsche Bank AG New York Branch, as administrative agent, together with the related documents thereto (including any term loans and revolving loans thereunder, any guarantees and security documents), as further amended, extended, renewed, restated, replaced, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and (b) any agreement (and related document) governing indebtedness which is incurred to Refinance, in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under such Credit Agreement or a successor Credit Agreement, whether by the same or any other lender or group of lenders.
“Credit Facilities” means, one or more debt facilities or other Indebtedness, whether in the form of loans or securities (including the Credit Agreement), financing leases, purchase money financings or commercial paper facilities, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), financing leases, purchase money debt, debt securities or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including, in each case, by means of sales of debt securities) in whole or in part from time to time.

“Crown Towers Transaction Agreements” means (i) the Master Agreement, dated as of September 28, 2012 (as the same may be amended, modified or supplemented from time to time) among the Issuer, Crown Castle International Corp., a Delaware corporation, and certain Subsidiaries of the Issuer; and (ii) each of the other transaction documents entered into in connection therewith or contemplated thereby, as they may be amended, modified or supplemented from time to time.
“Debt to Cash Flow Ratio” means, with respect to any Person as of any date of determination, the ratio of (a) the Consolidated Indebtedness of such Person as of such date, less cash and Cash Equivalents, to (b) the Consolidated Cash Flow of such Person for the four most recent full fiscal quarters ending immediately prior to such date for which internal financial statements are available.
For purposes of making the computation referred to above:
(1)
pro forma effect shall be given to Asset Dispositions and Asset Acquisitions (including the Merger and including giving pro forma effect to any related financing transactions and the application of proceeds of any Asset Disposition) that occur during such four-quarter period or subsequent to such four quarter period but on or prior to the date on which the Debt to Cash Flow Ratio is to be calculated as if they had occurred and such proceeds had been applied on the first day of such four-quarter period;

(2)
pro forma effect shall be given to asset dispositions and, asset acquisitions (including giving pro forma effect to any related financing transactions and the application of proceeds of any asset disposition) that have been made by any Person that has become a Restricted Subsidiary of the Issuer or has been merged with or into the Issuer (including MetroPCS Wireless, Inc.) or any Restricted Subsidiary during such four-quarter period or subsequent to such four quarter period but on or prior to the date on which the Debt to Cash Flow Ratio is to be calculated and that would have constituted Asset Dispositions or Asset Acquisitions had such transactions occurred when such Person was a Restricted Subsidiary, as if such asset dispositions or asset acquisitions were Asset Dispositions or Asset Acquisitions that occurred on the first day of such four-quarter period;

(3)
to the extent that the pro forma effect of any transaction is to be made pursuant to clause (1) or (2) above, such pro forma effect shall be determined in good faith on a reasonable basis by a responsible financial or accounting officer of the specified Person, whose determination shall be conclusive, as if the subject transaction(s) had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income;

(4)
the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of (without duplication of clauses (1) and (2) above) prior to the date on which the Debt to Cash Flow Ratio is to be calculated, shall be excluded;

(5)
any Person that is a Restricted Subsidiary on the date on which the Debt to Cash Flow Ratio is to be calculated will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period; and

(6)
any Person that is not a Restricted Subsidiary on the date on which the Debt to Cash Flow Ratio is to be calculated will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period.

For the avoidance of doubt, if the Debt to Cash Flow Ratio is determined for any period commencing prior to the date that is four fiscal quarters after the fiscal quarter during which the Closing Date occurs, the Debt to Cash Flow Ratio shall be calculated giving pro forma effect to the Transactions as if the Transactions had occurred on the first day of the four quarter reference period.
“December 2012 Sixth Supplemental Indenture” means the Sixth Supplemental Indenture, dated as of December 14, 2012, among MetroPCS Wireless, Inc., the guarantors party thereto and Wells Fargo Bank, N.A., as trustee, to the September 2010 Senior Notes Indenture.
“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Designated Entity” means (i) Iowa Wireless Services LLC, a Delaware limited liability company, or (ii) any Designated Tower Entity.
“Designated L/C Facilities” means one or more letter of credit facilities entered into from time to time by the Issuer or a Subsidiary providing in aggregate for up to $300.0 million in availability (in each case as may be amended, supplemented or otherwise modified from time to time).
“Designated Non-cash Consideration” means the Fair Market Value (as determined in good faith by the Issuer) of non-cash consideration received by the Issuer or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an officers’ certificate, setting forth such valuation, less the amount of cash and Cash Equivalents received in connection with a subsequent sale of, or other receipt of cash and Cash Equivalents in respect of, such Designated Non-cash Consideration.
“Designated Tower Entity” means any entity established solely or primarily for the limited purpose of holding wireless communications sites, towers, and related contracts, equipment, improvements, real estate, and other assets, and performing other activities incidental thereto or in connection with the Towers Transaction. For the avoidance of doubt, T-Mobile USA Tower LLC and T-Mobile West Tower LLC are each Designated Tower Entities.
“Disqualified Stock” means, with respect to Notes of any series, any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes of the applicable series mature; provided that any class of Capital Stock of such Person that, by its terms, requires such Person to satisfy in full its obligations with respect to the payment of dividends or upon maturity, redemption (pursuant to a sinking fund or otherwise) or repurchase thereof or otherwise by the delivery of Capital Stock, and that is not convertible, puttable or exchangeable for cash, Disqualified Stock or Indebtedness, will not be deemed to be Disqualified Stock, so long as such Person satisfies its obligations with respect thereto solely by the delivery of Capital Stock. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Issuer to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Issuer may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption “—Certain Covenants—Restricted Payments.” The amount of Disqualified Stock deemed to be outstanding at any time for purposes of the Indenture will be the maximum amount that the Issuer and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.
“Domestic Subsidiary” means any Subsidiary of the Issuer that is not a Foreign Subsidiary.
“DT” means Deutsche Telekom AG, an Aktiengesellschaft organized and existing under the laws of the Federal Republic of Germany.
“DT Notes” shall have the meaning assigned to such term in the Business Combination Agreement.
“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).
“Excluded Subsidiary” means any Subsidiary of Parent that is, at any time of determination, (i) not a Wholly-Owned Subsidiary, (ii) an Immaterial Subsidiary, (iii) a Foreign Subsidiary, (iv) a Domestic Subsidiary that is (x) a FSHCO or (y) a direct or indirect Subsidiary of a Foreign Subsidiary that is a CFC, (v) an “Unrestricted Subsidiary” (or the equivalent thereof) under the Credit Agreement, (vi) a not-for-profit Subsidiary, (vii) a Captive Insurance Subsidiary, (viii) a special purpose securitization vehicle (or similar entity), including any Permitted Receivables Financing Subsidiary, any Permitted Spectrum Financing Subsidiary or any Permitted Tower Financing Subsidiary, or any of their respective Subsidiaries, (ix) prohibited from guaranteeing the Specified Obligations by any applicable law (including financial assistance, fraudulent conveyance, preference, thin capitalization or other similar laws or regulations) or by any contractual requirement existing on the date of the consummation of the Sprint Merger or on the date of the acquisition of such Subsidiary or the date such Subsidiary became a “Restricted Subsidiary” under the Credit Agreement (in each case not created in contemplation of such acquisition or of such Restricted Subsidiary becoming such a Restricted Subsidiary) (and for so long as such restriction or any replacement or renewal thereof is in effect), including any requirement to obtain the consent, approval, license or authorization of a Governmental Authority or third party (other than the Issuer or any Guarantor or “Restricted Subsidiary” under the Credit Agreement) (unless such consent, approval, license or authorization has been obtained), (x) [reserved], (xi) with respect to which the provision of a guarantee would, in the reasonable good faith determination of the Issuer in consultation with the administrative agent under the Credit Agreement (for so long as the Credit Agreement is outstanding), be expected to result in materially adverse tax or regulatory consequences to the Issuer or any of its Subsidiaries or (xii) with respect to which the Issuer and the administrative agent under the Credit Agreement (for so long as the Credit Agreement is outstanding) reasonably determine the cost or other consequences of providing a guarantee is likely to be excessive in relation to the value to be afforded thereby; provided that, notwithstanding the foregoing, (a) the Issuer may in its sole discretion designate any Excluded Subsidiary as a Subsidiary Guarantor and may, thereafter, re-designate such Subsidiary as an Excluded Subsidiary (so long as such Subsidiary otherwise then qualifies as an Excluded Subsidiary pursuant to any of clauses (ii) through (xii) above), upon which re-designation such Subsidiary shall automatically be released from its Note Guarantee; provided that, for so long as the Credit Agreement is outstanding, in the case of any designation (or re-designation) of any Subsidiary that is not a Domestic Subsidiary as a Subsidiary Guarantor, (x) the jurisdiction of such Subsidiary shall be reasonably satisfactory to the administrative agent under the Credit Agreement and (y) the administrative agent under the Credit Agreement shall have received at least 3 Business Days prior to such Subsidiary becoming a Subsidiary Guarantor, all documentation and other information required by regulatory authorities with respect to such Subsidiary under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act, in each case as reasonably requested by the administrative agent under the Credit Agreement at least 10 Business Days prior to such Subsidiary becoming a Subsidiary Guarantor and (b) no Subsidiary of Parent that provides a guarantee of the Existing T-Mobile Unsecured Notes shall constitute an Excluded Subsidiary.
“Existing Indebtedness” means (a) Indebtedness of the Issuer and its Subsidiaries (other than Indebtedness in respect of the DT Notes) in existence on the Closing Date, until such amounts are repaid, (b) (1) the $1.75B Notes in existence on the Closing Date (and any “Exchange Notes” (as defined in the $1.75B Notes Indenture) relating thereto), and (2) all other Indebtedness of MetroPCS Wireless, Inc. and its Subsidiaries in existence on the Closing Date that was not incurred in violation of the terms of the Business Combination Agreement, in each case until such amounts are repaid (provided that the aggregate principal amount of Indebtedness incurred in contemplation of the Transactions, including any Indebtedness in the form of the $1.75B Notes and notes issued on the date of the Base Indenture, in each case permitted by this clause (b), shall not exceed $20.5 billion).
“Existing Receivables Financing Subsidiaries” means each of T-Mobile Airtime Funding LLC, T-Mobile Handset Funding LLC, SFE 1, LLC and SFE 2, LLC, together with their successors and assigns and any Subsidiary of the foregoing.
“Existing Sprint Spectrum Financing Documents” means the Existing Sprint Spectrum-Backed Notes, the Existing Sprint Spectrum Indenture, the Initial Spectrum Performance Agreement, the Intra-Company Spectrum Lease Agreement, dated as of October 27, 2016, among certain of the Existing Sprint Spectrum Note Entities, Sprint Communications, Inc., and the other parties thereto, each “Transaction Document” (as defined in the Existing Sprint Spectrum Indenture) and each other document related thereto, in each case as amended, supplemented or otherwise modified from time to time.
“Existing Sprint Spectrum Indenture” means the Indenture, dated as of October 27, 2016, by and among Sprint Spectrum Co LLC, Sprint Spectrum Co II LLC, Sprint Spectrum Co III LLC, and Deutsche Bank Trust Company Americas, as trustee, as amended, supplemented or otherwise modified from time to time, including as supplemented with respect to each series of Existing Sprint Spectrum-Backed Notes.
“Existing Sprint Spectrum Issuers” means Sprint Spectrum Co LLC, Sprint Spectrum Co II LLC, Sprint Spectrum Co III LLC, and their successors and assigns.
“Existing Sprint Spectrum Note Entities” means, collectively, each of Sprint Spectrum Depositor LLC, Sprint Spectrum Depositor II LLC, Sprint Spectrum Depositor III LLC, Sprint Intermediate HoldCo LLC, Sprint Intermediate HoldCo II LLC, Sprint Intermediate HoldCo III LLC, Sprint Spectrum PledgeCo LLC, Sprint

Spectrum PledgeCo II LLC, Sprint Spectrum PledgeCo III LLC, Sprint Spectrum Co LLC, Sprint Spectrum Co II LLC, Sprint Spectrum Co III LLC, Sprint Spectrum License Holder LLC, Sprint Spectrum License Holder II LLC and Sprint Spectrum License Holder III LLC, their successors and assigns and any Subsidiary of the foregoing.
“Existing Sprint Spectrum Transaction” means the transactions contemplated by the Existing Sprint Spectrum Financing Documents, including the issuance of any Existing Sprint Spectrum-Backed Notes.
“Existing Sprint Spectrum-Backed Notes” means the Existing Sprint Spectrum Issuers’ Series 2018-1 4.738% Senior Secured Notes, Class A-1, Series 2018-1 5.152% Senior Secured Notes, Class A-2, Series 2016-1 3.360% Senior Secured Notes, Class A-1, and any other note or series of notes issued under the Existing Sprint Spectrum Indenture from time to time.
“Existing Sprint Unsecured Notes” means (i) the 6.875% Notes due 2028 issued pursuant to the Sprint Capital Corporation Indenture, as supplemented by that certain Officers’ Certificate dated as of November 16, 1998, (ii) the 8.750% Notes due 2032 issued pursuant to the Sprint Capital Corporation Indenture, as supplemented by that certain Officers’ Certificate dated as of March 8, 2002, (iii) the 11.500% Notes due 2021 issued pursuant to the Sprint Communications, Inc. Indenture, as supplemented by that certain First Supplemental Indenture dated as of November 9, 2011, between Sprint Communications, Inc. (formerly known as Sprint Nextel Corporation) and The Bank of New York Trust Company, N.A., as trustee, (iv) the 7.000% Notes due 2020 issued pursuant to the Sprint Communications, Inc. Indenture, as supplemented by that certain Fifth Supplemental Indenture dated as of August 14, 2012, between Sprint Communications, Inc. (formerly known as Sprint Nextel Corporation), and The Bank of New York Trust Company, N.A., as trustee (which were repaid at maturity on August 15, 2020), (v) the 6.000% Notes due 2022 issued pursuant to the Sprint Communications, Inc. Indenture, as supplemented by that certain Sixth Supplemental Indenture dated as of November 14, 2012, between Sprint Communications, Inc. (formerly known as Sprint Nextel Corporation), and The Bank of New York Trust Company, N.A., as trustee, (vi) the 7.250% Notes due 2021 issued pursuant to the Sprint Corporation Indenture, as supplemented by that certain First Supplemental Indenture dated as of September 11, 2013, among Sprint Corporation, Sprint Communications, Inc., as guarantor, and the Bank of New York Mellon Trust Company, N.A., as trustee (vii) the 7.875% Notes due 2023 issued pursuant to the Sprint Corporation Indenture, as supplemented by that certain Second Supplemental Indenture dated as of September 11, 2013, among Sprint Corporation, Sprint Communications, Inc., as guarantor, and the Bank of New York Mellon Trust Company, N.A., as trustee, (viii) the 7.125% Notes due 2024 issued pursuant to the Sprint Corporation Indenture, as supplemented by that certain Third Supplemental Indenture dated as of December 12, 2013, among Sprint Corporation, Sprint Communications, Inc., as guarantor, and the Bank of New York Mellon Trust Company, N.A., as trustee, (ix) the 7.625% Notes due 2025 issued pursuant to the Sprint Corporation Indenture, as supplemented by that certain Fourth Supplemental Indenture dated as of February 24, 2015, among Sprint Corporation, Sprint Communications, Inc., as guarantor, and the Bank of New York Mellon Trust Company, N.A., as trustee and (x) the 7.625% Notes due 2026 issued pursuant to the Sprint Corporation Indenture, as supplemented by that certain Fifth Supplemental Indenture dated as of February 22, 2018, among Sprint Corporation, Sprint Communications, Inc., as guarantor, and the Bank of New York Mellon Trust Company, N.A., as trustee.
“Existing T-Mobile Secured Notes” means (i) the 3.500% Senior Secured Notes due 2025 issued pursuant to the Indenture, dated as of April 9, 2020 (the “April 2020 Base Indenture”), by and between T-Mobile US, Inc., T-Mobile USA, Inc., each of the subsidiary guarantors from time to time party thereto and Deutsche Bank Trust Company Americas, as trustee, as supplemented by that certain First Supplemental Indenture, dated as of April 9, 2020, by and among T-Mobile US, Inc., T-Mobile USA, Inc., each of the subsidiary guarantors from time to time party thereto and Deutsche Bank Trust Company Americas, as trustee, (ii) the 3.750% Senior Secured Notes due 2027 issued pursuant to the April 2020 Base Indenture, as supplemented by that certain Second Supplemental Indenture, dated as of April 9, 2020, by and among T-Mobile US, Inc., T-Mobile USA, Inc., each of the subsidiary guarantors from time to time party thereto and Deutsche Bank Trust Company Americas, as trustee, (iii) the 3.875% Senior Secured Notes due 2030 issued pursuant to the April 2020 Base Indenture, as supplemented by that certain Third Supplemental Indenture, dated as of April 9, 2020, by and among T-Mobile US, Inc., T-Mobile USA, Inc., each of the subsidiary guarantors from time to time party thereto and Deutsche Bank Trust Company Americas, as trustee, (iv) the 4.375% Senior Secured Notes due 2040 issued pursuant to the April 2020 Base Indenture, as supplemented by that certain Fourth Supplemental Indenture, dated as of April 9,

2020, by and among T-Mobile US, Inc., T-Mobile USA, Inc., each of the subsidiary guarantors from time to time party thereto and Deutsche Bank Trust Company Americas, as trustee, (v) the 4.500% Senior Secured Notes due 2050 issued pursuant to the April 2020 Base Indenture, as supplemented by that certain Fifth Supplemental Indenture, dated as of April 9, 2020, by and among T-Mobile US, Inc., T-Mobile USA, Inc., each of the subsidiary guarantors from time to time party thereto and Deutsche Bank Trust Company Americas, as trustee, (vi) the 1.500% Senior Secured Notes due 2026 issued pursuant to the April 2020 Base Indenture, as supplemented by that certain Seventh Supplemental Indenture, dated as of June 24, 2020, by and among T-Mobile US, Inc., T-Mobile USA, Inc., each of the subsidiary guarantors from time to time party thereto and Deutsche Bank Trust Company Americas, as trustee, (vii) the 2.050% Senior Secured Notes due 2028 issued pursuant to the April 2020 Base Indenture, as supplemented by that certain Eighth Supplemental Indenture, dated as of June 24, 2020, by and among T-Mobile US, Inc., T-Mobile USA, Inc., each of the subsidiary guarantors from time to time party thereto and Deutsche Bank Trust Company Americas, as trustee, and that certain Tenth Supplemental Indenture, dated as of October 6, 2020, by and among T-Mobile US, Inc., T-Mobile USA, Inc., each of the subsidiary guarantors from time to time party thereto and Deutsche Bank Trust Company Americas, as trustee, (viii) the 2.550% Senior Secured Notes due 2031 issued pursuant to the April 2020 Base Indenture, as supplemented by that certain Ninth Supplemental Indenture, dated as of June 24, 2020, by and among T-Mobile US, Inc., T-Mobile USA, Inc., each of the subsidiary guarantors from time to time party thereto and Deutsche Bank Trust Company Americas, as trustee, and that certain Eleventh Supplemental Indenture, dated as of October 6, 2020, by and among T-Mobile US, Inc., T-Mobile USA, Inc., each of the subsidiary guarantors from time to time party thereto and Deutsche Bank Trust Company Americas, as trustee, (ix) the 2.250% Senior Secured Notes due 2031 issued pursuant to the April 2020 Base Indenture, as supplemented by that certain Fourteenth Supplemental Indenture, dated as of October 28, 2020, by and among T-Mobile US, Inc., T-Mobile USA, Inc., each of the subsidiary guarantors from time to time party thereto and Deutsche Bank Trust Company Americas, as trustee, (x) the 3.000% Senior Secured Notes due 2041 issued pursuant to the April 2020 Base Indenture, as supplemented by that certain Twelfth Supplemental Indenture, dated as of October 6, 2020, by and among T-Mobile US, Inc., T-Mobile USA, Inc., each of the subsidiary guarantors from time to time party thereto and Deutsche Bank Trust Company Americas, as trustee, and that certain Fifteenth Supplemental Indenture, dated as of October 28, 2020, by and among T-Mobile US, Inc., T-Mobile USA, Inc., each of the subsidiary guarantors from time to time party thereto and Deutsche Bank Trust Company Americas, as trustee, (xi) the 3.300% Senior Secured Notes due 2051 issued pursuant to the April 2020 Base Indenture, as supplemented by that certain Thirteenth Supplemental Indenture, dated as of October 6, 2020, by and among T-Mobile US, Inc., T-Mobile USA, Inc., each of the subsidiary guarantors from time to time party thereto and Deutsche Bank Trust Company Americas, as trustee, and that certain Sixteenth Supplemental Indenture, dated as of October 28, 2020, by and among T-Mobile US, Inc., T-Mobile USA, Inc., each of the subsidiary guarantors from time to time party thereto and Deutsche Bank Trust Company Americas, as trustee, and (xii) the 3.600% Senior Secured Notes due 2060 issued pursuant to the April 2020 Base Indenture, as supplemented that certain Seventeenth Supplemental Indenture, dated as of October 28, 2020, by and among T-Mobile US, Inc., T-Mobile USA, Inc., each of the subsidiary guarantors from time to time party thereto and Deutsche Bank Trust Company Americas, as trustee.
“Existing T-Mobile Unsecured Notes” means (i) the 6.000% Senior Notes due 2023 issued pursuant to the Base Indenture, as supplemented by that certain Seventeenth Supplemental Indenture dated as of September 5, 2014, among T-Mobile USA, Inc., the guarantors named therein and Deutsche Bank Trust Company Americas, as trustee, (ii) the 6.500% Senior Notes due 2024 issued pursuant to the Base Indenture, as supplemented by that certain Fifteenth Supplemental Indenture dated as of November 21, 2013, among T-Mobile USA, Inc., the guarantors named therein and Deutsche Bank Trust Company Americas, as trustee (which were redeemed on July 4, 2020), (iii) the 6.375% Senior Notes due 2025 issued pursuant to the Base Indenture, as supplemented by that certain Eighteenth Supplemental Indenture dated as of September 5, 2014, among T-Mobile USA, Inc., the guarantors named therein and Deutsche Bank Trust Company Americas, as trustee (which were redeemed on September 1, 2020), (iv) the 6.500% Senior Notes due 2026 issued pursuant to the Base Indenture, as supplemented by that certain Twentieth Supplemental Indenture dated as of November 5, 2015, among T-Mobile USA, Inc., the guarantors named therein and Deutsche Bank Trust Company Americas, as trustee, (v) the 6.000% Senior Notes due 2024 issued pursuant to the Base Indenture, as supplemented by that certain Twenty-First Supplemental Indenture dated as of April 1, 2016, among T-Mobile USA, Inc., the guarantors named therein and Deutsche Bank Trust Company Americas, as trustee, (vi) the 4.000% Senior Notes due 2022 issued pursuant to the Base Indenture, as supplemented by that certain Twenty-Third Supplemental Indenture dated as of March 16, 2017, among T-Mobile USA, Inc., the guarantors named therein and Deutsche Bank Trust Company Americas, as trustee, (vii) the 5.125% Senior Notes due 2025 issued pursuant to the Base Indenture, as supplemented by that certain Twenty-Fourth Supplemental Indenture dated as of March 16, 2017, among T-Mobile USA, Inc., the guarantors named therein and Deutsche Bank Trust Company Americas, as trustee, (viii) the 5.375% Senior Notes due 2027 issued pursuant to the Base Indenture, as supplemented by that certain Twenty-Fifth Supplemental Indenture dated as of March 16, 2017, among T-Mobile USA, Inc., the guarantors named therein and Deutsche Bank Trust Company Americas, as trustee, (ix) the 4.000% Senior Notes due 2022-1 issued pursuant to the Base Indenture, as supplemented by that certain Twenty-Sixth Supplemental Indenture dated as of April 27, 2017, among T-Mobile USA, Inc., the guarantors named therein and Deutsche Bank Trust Company Americas, as trustee, (x) the 5.125% Senior Notes due 2025-1 issued pursuant to the Base Indenture, as supplemented by that certain Twenty-Seventh Supplemental Indenture dated as of April 28, 2017, among T-Mobile USA, Inc., the guarantors named therein and Deutsche Bank Trust Company Americas, as trustee (which were redeemed on July 4, 2020), (xi) the 5.375% Senior Notes due 2027-1 issued pursuant to the Base Indenture, as supplemented by that certain Twenty-Eighth Supplemental Indenture dated as of April 28, 2017, among T-Mobile USA, Inc., the guarantors named therein and Deutsche Bank Trust Company Americas, as trustee (the maturity date applicable to which was amended from April 15, 2027 to April 15, 2022 in connection with the Sprint Merger), (xii) the 5.300% Senior Notes due 2021 issued pursuant to the Base Indenture, as supplemented by that certain Twenty-Ninth Supplemental Indenture dated as of May 9, 2017, among T-Mobile USA, Inc., the guarantors named therein and Deutsche Bank Trust Company Americas, as trustee (which were repurchased and canceled in connection with the Sprint Merger), (xiii) the 6.000% Senior Notes due 2024 issued pursuant to the Base Indenture, as supplemented by that certain Twenty-First Supplemental Indenture dated as of April 1, 2016, among T-Mobile USA, Inc., the guarantors named therein and Deutsche Bank Trust Company Americas, as trustee, as supplemented further by that certain Thirtieth Supplemental Indenture dated as of May 9, 2017, among T-Mobile USA, Inc., the guarantors named therein and Deutsche Bank Trust Company Americas, as trustee (which were repurchased and canceled in connection with the Sprint Merger), (xiv) the 4.500% Senior Notes due 2026 issued pursuant to the Base Indenture, as supplemented by that certain Thirty-Second Supplemental Indenture, dated as of January 25, 2018, among T-Mobile USA, Inc., the guarantors named therein and Deutsche Bank Trust Company Americas, as trustee, (xv), the 4.750% Senior Notes due 2028 issued pursuant to the Base Indenture, as supplemented by that certain Thirty-Third Supplemental Indenture dated as of January 25, 2018, among T-Mobile USA, Inc., the guarantors named therein and Deutsche Bank Trust Company Americas, as trustee, (xvi) the 4.500% Senior Notes due 2026-1 issued pursuant to the Base Indenture, as supplemented by that certain Thirty-Fifth Supplemental Indenture, dated as of April 30, 2018, among T-Mobile USA, Inc., the guarantors named therein and Deutsche Bank Trust Company Americas, as trustee, (xvii) the 4.750% Senior Notes due 2028-1 issued pursuant to the Base Indenture, as supplemented by that certain Thirty-Sixth Supplemental Indenture, dated as of April 30, 2018, among T-Mobile USA, Inc., the guarantors named therein and Deutsche Bank Trust Company Americas, as trustee, (xviii) the 2.250% Senior Notes due 2026 issued pursuant to the Base Indenture, as supplemented by that certain Forty-Third Supplemental Indenture, dated as of January 14, 2021, among T-Mobile USA, Inc., the guarantors named therein and Deutsche Bank Trust Company Americas, as trustee, (xix) the 2.625% Senior Notes due 2029 issued pursuant to the Base Indenture, as supplemented by that certain Forty-Fourth Supplemental Indenture, dated as of January 14, 2021, among T-Mobile USA, Inc., the guarantors named therein and Deutsche Bank Trust Company Americas, as trustee and (xx) the 2.875% Senior Notes due 2031 issued pursuant to the Base Indenture, as supplemented by that certain Forty-Fifth Supplemental Indenture, dated as of January 14, 2021, among T-Mobile USA, Inc., the guarantors named therein and Deutsche Bank Trust Company Americas, as trustee.
“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Issuer’s Board of Directors or a senior officer of the Issuer, which determination shall be conclusive.
“FCC” means the United States Federal Communications Commission and any successor agency that is responsible for regulating the United States telecommunications industry.
“FCC Licenses” means all licenses or permits now or hereafter issued by the FCC.
“Financing Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a financing lease that would at that time be required to be capitalized and reflected as a liability on a balance sheet prepared in accordance with GAAP.

“First Lien Debt to Cash Flow Ratio” means, as of the last day of any period, the ratio of (a) (i) the Specified Consolidated Indebtedness of such Person as of such date that constitutes First Lien Obligations (including, in any event, the aggregate amount of Specified Consolidated Indebtedness constituting Permitted Spectrum Financings) less (ii) the aggregate amount of unrestricted Specified Cash Equivalents of the Issuer and its Subsidiaries as of such date to (b) the Specified Consolidated Cash Flow of such Person for such period.
For purposes of making the computation referred to above, the First Lien Debt to Cash Flow Ratio, Specified Consolidated Indebtedness and Specified Consolidated Cash Flow shall be calculated on a Pro Forma Basis.
“First Lien Obligations” means any Specified Indebtedness that is secured by Liens on the collateral that secures the Existing T-Mobile Secured Notes on a pari passu basis with the Liens that secure the Existing T-Mobile Secured Notes.
“First Priority Initial Spectrum Obligations” means, collectively, the lease payments and all other obligations and liabilities of the Issuer and the Guarantors (including, without limitation, Post-Petition Interest), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with (i) the Initial Intra-Company Spectrum Lease Agreement and (ii) the Initial Spectrum Performance Agreement, in each case, whether on account of principal, lease payments, guarantee payments, interest, reimbursement obligations, fees, prepayment premiums, liquidated damages, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel that are required to be paid by the Issuer or any Guarantors pursuant to the terms of any of the foregoing agreements); provided that notwithstanding anything to the contrary in any documents or agreements (and regardless of any underlying actual amounts owing or outstanding), the total amount of the foregoing obligations that may constitute “First Priority Initial Spectrum Obligations” shall be limited to an aggregate amount not to exceed at any time $3,500,000,000.
“Fitch” means Fitch Ratings, Inc. and its successors.
“Foreign Subsidiary” means any Subsidiary of Parent other than a Subsidiary organized under the laws of the United States or any state of the United States or the District of Columbia.
“FSHCO” means any Subsidiary of Parent that owns no material assets (directly or through Subsidiaries) other than Equity Interests (or Equity Interests and Specified Indebtedness) in one or more Foreign Subsidiaries that are CFCs.
“GAAP” means generally accepted accounting principles as in effect on the date of any calculation or determination required under the Notes of the applicable series or the Indenture. Notwithstanding the foregoing, at any time, (i) the Issuer may elect to apply IFRS accounting principles in lieu of GAAP and, upon any such election, references herein to GAAP or parts of the Accounting Standards Codification or “ASC” shall thereafter be construed to mean IFRS (except as otherwise provided in the Indenture) and (ii) the Issuer, on any date may elect to establish that GAAP shall mean GAAP as in effect on such date; provided that any such election, once made, shall be irrevocable; provided, further, that any calculation or determination in the Indenture that requires the application of GAAP for periods that include fiscal quarters ended prior to the Issuer’s election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP. The Issuer shall give notice of any such election made in accordance with this definition to the Trustee and the holders of outstanding Notes.
“Government Securities” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer’s option.
“Governmental Authority” means any nation or government, any state, province, territory or other political subdivision thereof and any other agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Governmental Authorization” means any permit, license, authorization, plan, directive, consent, permission, consent order or consent decree of or from any Governmental Authority, including but not limited to FCC Licenses.
“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).
“Guarantor” means, with respect to the Notes of any series, any Person who has guaranteed the obligations of the Issuer under the applicable Indenture until released from its Note Guarantee pursuant to the provisions of the applicable Indenture.
“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:
(1)	interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;
(2)	other agreements or arrangements designed to manage interest rates or interest rate risk; and
(3)	other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices, and any guarantee in respect thereof.
“IFRS” means the international accounting standards promulgated by the International Accounting Standards Board and its predecessors, as adopted by the European Union, as in effect from time to time.
“Immaterial Subsidiary” means any Subsidiary of the Issuer that at any time has Consolidated Total Assets accounting for less than 2.50% of the Issuer’s Consolidated Total Assets; provided that the aggregate Consolidated Total Assets of all Immaterial Subsidiaries shall not at any time exceed 5.00% of the Issuer’s Consolidated Total Assets.
“Indebtedness” means, with respect to any specified Person, without duplication, (1) any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:
(a)	in respect of borrowed money;
(b)	evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);
(c)	in respect of banker’s acceptances;
(d)	representing Financing Lease Obligations;
(e)	representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed; or
(f)	representing any Hedging Obligations; and
(2)	any financial liabilities recorded in respect of the upfront proceeds received in connection with the Towers Transaction;
in each case, if and only to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person. Notwithstanding the foregoing, in no event shall the reclassification of any lease or other liability as indebtedness due to a change in accounting principles (or in the application thereof) after the Closing Date be deemed to be an incurrence of Indebtedness for any purpose under the Indenture. The amount of any Indebtedness shall be determined in accordance with the last paragraph of the covenant described above under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” or

The amount of any Indebtedness outstanding as of any date will be:
(a)	the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;
(b)	in the case of Hedging Obligations, the termination value of the agreement or arrangement giving rise to such obligations that would be payable (giving effect to netting) by such Person at such time;
(c)	the principal amount of the Indebtedness, in the case of any other Indebtedness; and
(d)	in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:
(i)	the Fair Market Value of such assets at the date of determination; and
(ii)	the amount of the Indebtedness of the other Person.
“Indebtedness for Borrowed Money” means, with respect to any specified Person, without duplication, the Specified Indebtedness described in clauses (1)(a) and (1)(b) of the definition of “Specified Indebtedness.”
“Initial Intra-Company Spectrum Lease Agreement” means the Intra-Company Spectrum Lease Agreement, dated as of October 27, 2016, by and among, inter alia, various SpectrumCo1 entities, as lessors, Sprint Communications, Inc., as lessee, Sprint Corporation and the other guarantors party thereto (as amended from time to time).
“Initial Spectrum Performance Agreement” means the SCI Payment and Performance Undertaking Agreement, dated as of October 27, 2016, between Sprint Communications, Inc., Sprint Corporation, the other grantors party thereto, and Deutsche Bank Trust Company Americas, as trustee (as amended from time to time).
“Insolvency Proceeding” means each of the following, in each case with respect to the Issuer or any Guarantor or any property or Specified Indebtedness of the Issuer or any Guarantor: (a)(i) any voluntary or involuntary case or proceeding under any Bankruptcy Law or any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, (ii) any case or proceeding seeking receivership, liquidation, reorganization, winding up or other similar case or proceeding, (iii) any case or proceeding seeking arrangement, adjustment, protection, relief or composition of any debt and (iv) any case or proceeding seeking the entry of an order for relief or the appointment of a custodian, receiver, trustee or other similar official and (b) any general assignment for the benefit of creditors.
“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.
“Investment Grade” means:
(1)	with respect to Moody’s, a rating of Baa3 (or its equivalent under any successor rating category of Moody’s) or better (and, for purposes of an Investment Grade Event, stable or better outlook);
(2)	with respect to S&P, a rating of BBB- (or its equivalent under any successor rating category of S&P) or better (and, for purposes of an Investment Grade Event, stable or better outlook);
(3)	with respect to Fitch, a rating of BBB- (or its equivalent under any successor rating category of Fitch) or better (and, for purposes of an Investment Grade Event, stable or better outlook); and
(4)
if any Rating Agency ceases to exist or ceases to rate any series of notes issued under the Base Indenture for reasons outside of the control of the Issuer, the equivalent investment grade credit rating from any other “nationally recognized statistical rating organization”, as such term is defined under Section 3(a)(62) of the Exchange Act, selected by the Issuer as a replacement agency.

“Investment Grade Event” means:
(1)
the Issuer has obtained a rating or, to the extent any Rating Agency will not provide a rating, an advisory or prospective rating from at least two Rating Agencies, that reflects an Investment Grade rating (i) for the corporate rating of the Issuer or Parent and (ii) with respect to each outstanding series of notes issued under the Base Indenture after giving effect to the proposed release of all of the Note Guarantees;

(2)	no Event of Default shall have occurred and be continuing with respect to such series of notes; and

(3)
the (i) guarantees by, or direct obligation of, the Guarantors with respect to the Credit Agreement and the Existing T-Mobile Secured Notes have been released or would be released simultaneously with an Investment Grade Event Election and (ii) Liens securing the Specified Obligations under the Existing T-Mobile Secured Notes and the Specified Obligations under the Credit Agreement (including related secured interest rate agreements) have been released or would be released simultaneously with an Investment Grade Event Election.

“Investment Grade Event Election” means an election by the Issuer, upon or following the occurrence of an Investment Grade Event, to cause the Note Guarantees in respect of the Notes to be released. The Issuer shall give notice of any such election made in accordance with this definition to the Trustee and the holders of outstanding Notes.
“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees), advances (excluding commission, travel, entertainment, drawing accounts and similar advances to directors, officers and employees made in the ordinary course of business and excluding the purchase of assets, equipment, property or accounts receivables created or acquired in the ordinary course of business) or capital contributions, and purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities. If the Issuer or any Restricted Subsidiary of the Issuer sells or otherwise disposes of any Capital Stock of any direct or indirect Restricted Subsidiary of the Issuer such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Issuer, the Issuer will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Issuer’s Investments in such Restricted Subsidiary that were not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption “—Certain Covenants—Restricted Payments.” The acquisition by the Issuer or any Subsidiary of the Issuer of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Issuer or such Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of the covenant described above under the caption “—Certain Covenants—Restricted Payments” as of the date the acquisition of the acquired Person is consummated. Except as otherwise provided in the Indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.
“ISIS Joint Venture” means Amended and Restated LLC Agreement of JVL Ventures, LLC dated October 1, 2010, as amended.
“Issue Date” means the effective date of the Board Resolution, officers’ certificate or supplemental indenture pursuant to which the first series of DT Notes was issued under the Base Indenture, or April 28, 2013.
“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement and any lease in the nature thereof; provided that in no event shall an operating lease in and of itself constitute a Lien.
“Material Subsidiary” means any Person that is a Domestic Subsidiary if, as of the date of the most recent balance sheet of the Issuer, the aggregate amount of securities of, loans and advances to, and other investments in, such Person held by the Issuer and its Subsidiaries exceeded 10% of the Issuer’s Consolidated Net Worth, provided that any Subsidiary that is at any time designated as an “Unrestricted Subsidiary” (or the equivalent thereof) under the Credit Agreement shall not constitute a “Material Subsidiary” for any purpose hereof.
“Merger” means the merger of MetroPCS Wireless, Inc. with and into the Issuer with the Issuer as the surviving Person, pursuant to the Business Combination Agreement.
“Moody’s” means Moody’s Investors Service, Inc., and its successors.
“Net Equity Proceeds” means the net cash proceeds received by the Issuer since the Closing Date as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Issuer (other than Disqualified Stock).

“Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock accretion or dividends, excluding, however:
(1)
any gain (or loss), together with any related provision for taxes on such gain (or loss) realized in connection with: (a) dispositions of assets (other than in the ordinary course of business); or (b) the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

(2)	any extraordinary gain (or loss), together with any related provision for taxes on such extraordinary gain (or loss).
“Net Proceeds” means the aggregate cash proceeds received by the Issuer or any of its Restricted Subsidiaries in respect of any Asset Sale (including any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale, but excluding any items deemed to be cash pursuant to clause (2)(a) of the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales”), net of all costs relating to such Asset Sale, including (a) legal, accounting and investment banking fees, finder’s fees, sales commissions, employee severance costs, and any relocation expenses incurred as a result of the Asset Sale, (b) taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, (c) amounts required to be applied to the repayment of Indebtedness, other than Indebtedness under a Credit Facility, secured by a Lien on the asset or assets that were the subject of such Asset Sale, (d) all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries as a result of such Asset Sale and (e) any amounts to be set aside in any reserve established in accordance with GAAP or any amount placed in escrow, in either case for adjustment in respect of the sale price of such properties or assets or for liabilities associated with such Asset Sale and retained by the Issuer or any of its Restricted Subsidiaries until such time as such reserve is reversed or such escrow arrangement is terminated, in which case Net Proceeds shall include only the amount of the reserve so reversed or the amount returned to the Issuer or its Restricted Subsidiaries from such escrow arrangement, as the case may be.
“New Markets” means the collective reference to any wireless telephone markets other than the metropolitan areas of Las Vegas, Nevada; Los Angeles, San Francisco and Sacramento, California; Detroit, Michigan; Dallas/Fort Worth, Texas; Tampa/Sarasota, Orlando, Miami and Jacksonville, Florida; Atlanta, Georgia; Philadelphia, Pennsylvania; New York, New York; Boston, Massachusetts; and Hartford, Connecticut.
“New Market Losses” means, for any period, to the extent such losses were deducted in computing such Consolidated Net Income during the applicable period, an amount equal to any extraordinary loss plus any net loss (without duplication) realized by the Issuer or any of its Restricted Subsidiaries incurred in connection with construction, launch and operations in any New Market for such period, so long as such net losses are incurred on or prior to the fourth anniversary after the initial commencement of commercial operations in the applicable New Market.
“Non-Recourse Debt” means Specified Indebtedness:
(1)
as to which neither the Issuer nor any of its Restricted Subsidiaries (prior to the occurrence of an Investment Grade Event Election) or any of its Subsidiaries (following the occurrence of an Investment Grade Event Election) (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Specified Indebtedness), subject to customary “bad-boy” exceptions, (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender; and

(2)
no default with respect to which (including any rights that the holders of the Specified Indebtedness may have to take enforcement action against an Unrestricted Subsidiary (prior to the occurrence of an Investment Grade Event Election) or an “Unrestricted Subsidiary” (or equivalent thereof) under the Credit Agreement (following the occurrence of an Investment Grade Event Election)) would permit upon notice, lapse of time or both any holder of any other Specified Indebtedness of the Issuer or any of its Restricted Subsidiaries (prior to the occurrence of an Investment Grade Event Election) or any of its Subsidiaries (following the occurrence of an Investment Grade Event Election) to declare a default on such other Specified Indebtedness or cause the payment of the Specified Indebtedness to be accelerated or payable prior to its stated maturity;

provided that Non-Recourse Debt incurred by a Permitted Receivables Financing Subsidiary, Permitted Spectrum Financing Subsidiary or Permitted Tower Financing Subsidiary may have recourse to the Issuer and its Subsidiaries pursuant to Standard Securitization Undertakings.
“Note Guarantee” means the Guarantee by each Guarantor of obligations of the Issuer under the Indenture and the Notes of any series, executed in accordance with the provisions of the Indenture.
“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, cash collateral obligations, damages and other liabilities payable under the documentation governing any Indebtedness.
“Permitted Acquisition” means:
(1)
any Specified Investment by the Issuer or any Subsidiary of the Issuer in a Person, if as a result of such Specified Investment (i) such Person becomes a Subsidiary of the Issuer or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets or any division or business unit to, or is liquidated into, the Issuer or a Subsidiary of the Issuer; and

(2)	acquisitions of spectrum licenses.
“Permitted Bond Hedge Transaction” means any call or capped call option (or substantively equivalent derivative transaction) on Parent’s common stock purchased by the Issuer in connection with the issuance of any Convertible Debt; provided that the purchase price for such Permitted Bond Hedge Transaction, does not exceed the net cash proceeds received by the Issuer from the sale of such Convertible Debt issued in connection with the Permitted Bond Hedge Transaction.
“Permitted Business” means those businesses in which the Issuer and its Subsidiaries were engaged on the Closing Date, or any business similar, related, incidental or ancillary thereto or that constitutes a reasonable extension or expansion thereof, or any business reasonably related to the telecommunications industry, and the acquisition, holding or exploitation of any license relating to the delivery of those services.
“Permitted Holder” means (i) DT and (ii) any direct or indirect Subsidiary of DT.
“Permitted Investments” means:
(1)	any Investment in the Issuer or in any Restricted Subsidiary of the Issuer;
(2)	any Investment in Cash Equivalents;
(3)	any Investment by the Issuer or any Restricted Subsidiary of the Issuer in a Person, if as a result of such Investment:
(a)	such Person becomes a Restricted Subsidiary of the Issuer; or
(b)	such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary of the Issuer;
(4)
any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales”;

(5)	any acquisition of assets or Capital Stock solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Issuer or Equity Interests of Parent;
(6)
any Investments received in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Issuer or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (B) litigation, arbitration or other disputes with Persons who are not Affiliates;

(7)	Investments represented by Hedging Obligations;
(8)
loans or advances to employees made in the ordinary course of business of the Issuer or any Restricted Subsidiary of the Issuer in an aggregate principal amount not to exceed $50.0 million at any one time outstanding;

(9)
any payment on or with respect to, or purchase, redemption, defeasement or other acquisition or retirement for value of (i) the Notes, and any additional Notes of the same series, (ii) the DT Notes, and any additional Notes of the same series, and any Exchange Notes (as defined in the Base Indenture) relating thereto, (iii) any of the $1.75B Notes or (iv) any other Indebtedness that is pari passu with the Notes;

(10)	advances and prepayments for asset purchases in the ordinary course of business in a Permitted Business of the Issuer or any of its Restricted Subsidiaries;
(11)	Investments existing on the Closing Date, including Investments held by MetroPCS Wireless, Inc., the Issuer and their Subsidiaries immediately prior to the Merger;
(12)
Investments in the ISIS Joint Venture having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (12) since the Closing Date that are at that time outstanding, not to exceed $300.0 million;

(13)	Permitted Bond Hedge Transactions which constitute Investments;
(14)
(a) Permitted Joint Venture Investments, and (b) other Investments in any Person other than an Affiliate of the Issuer (excluding any Person that is an Affiliate of the Issuer solely by reason of Parent’s ownership, directly or indirectly, of Equity Interests or Parent’s control, of such Person or which becomes an Affiliate as a result of such Investment), to the extent such Investment under (a) or (b) has an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (14) that are at the time outstanding, not to exceed 12.5% of the Issuer’s Total Assets on the date of such Investment;

(15)
Investments in a Person primarily engaged in a Permitted Business having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (15) since the Closing Date that are at that time outstanding, not to exceed the greater of (x) $1,600.0 million and (y) 6.0% of the Consolidated Cash Flow of the Issuer;

(16)	guarantees permitted under the covenant described under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;
(17)	deposits or payments made with the FCC in connection with the auction or licensing of Governmental Authorizations;
(18)
any Investment deemed made from time to time pursuant to the covenant described under the caption “—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries” in connection with a Specified Unrestricted Subsidiary Designation, in an amount equal to the aggregate Fair Market Value of all outstanding Investments owned by the Issuer and its Restricted Subsidiaries in the Subsidiaries designated as Unrestricted Subsidiaries pursuant to such Specified Unrestricted Subsidiary Designation, but only to the extent not in excess of the aggregate Fair Market Value of all outstanding Investments owned by the Issuer and its Restricted Subsidiaries in such designated Subsidiaries as of the Closing Date (for this purpose, it shall be assumed, as regards to Investments in any Designated Tower Entity, that all wireless communications sites, towers, and related contracts, equipment, improvements, real estate, and other assets of the Issuer and its Subsidiaries subject to the Towers Transaction that are contemplated to be transferred to the Designated Tower Entities in accordance with the terms of the Towers Transaction, as contemplated in the Towers Transaction Agreements as in effect as of March 19, 2013, had been transferred to the Designated Tower Entities, whether or not all such transfers have in fact then taken place, but disregarding any transfers of assets not part of the Towers Transaction as contemplated in the Towers Transaction Agreements as in effect as of March 19, 2013);

(19)	any other Investments made in connection with the Towers Transaction, as contemplated in the Towers Transaction Agreements as in effect as of March 19, 2013; and

(20)
other Investments; provided that the Debt to Cash Flow Ratio calculated on a pro forma basis in the manner described in the definition of “Debt to Cash Flow Ratio” after giving effect to such Investment would be equal to or less than 3.50 to 1.00.

Notwithstanding any other provision to the contrary, no Permitted Investment shall be deemed to be a Restricted Payment.
“Permitted Joint Venture Investment” means, with respect to any specified Person, Investments in any other Person engaged in a Permitted Business of which at least 40% of the outstanding Capital Stock of such other Person is at the time owned directly or indirectly by the specified Person.
“Permitted Liens” means:
(1)
Liens securing Specified Indebtedness and other Specified Obligations under Credit Facilities and/or securing Hedging Obligations related thereto permitted by clauses (1), (8) and (19) of the second paragraph of the covenant titled “—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” provided that any secured Permitted Refinancing Indebtedness incurred in respect of Specified Indebtedness or other Specified Obligations previously secured pursuant to this clause (1) will be treated as Specified Indebtedness secured pursuant to this clause (1) in making any determination as to whether additional Specified Indebtedness or other Specified Obligations may be secured pursuant to this clause (1);

(2)	Liens in favor of the Issuer or the Guarantors;
(3)
Liens on property of a Person existing at the time such Person becomes a Subsidiary of the Issuer or is merged with or into or consolidated with the Issuer or any Subsidiary of the Issuer; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets (other than improvements thereon, accessions thereto and proceeds thereof) other than those of the Person that becomes a Subsidiary of the Issuer or is merged into or consolidated with the Issuer or the Subsidiary;

(4)
Liens on property (including Capital Stock) existing at the time of acquisition of the property by the Issuer or any Subsidiary of the Issuer; provided that such Liens were in existence prior to, and not incurred in contemplation of, such acquisition;

(5)
(a) bankers’ Liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution, and (b) Liens, deposits (including deposits with the FCC) or pledges to secure the performance of bids, tenders, trade or governmental contracts, leases, licenses, statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

(6)
Liens to secure Specified Indebtedness (including Financing Lease Obligations) permitted by clause (4) of the second paragraph of the covenant titled “—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” covering only the assets (including the proceeds thereof, accessions thereto and upgrades thereof) acquired with or financed by such Specified Indebtedness;

(7)	Liens existing on the Series Issue Date;
(8)
Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(9)
Liens imposed by law or contract, such as carriers’, warehousemen’s, suppliers’, vendors’, construction, repairmen’s, landlord’s and mechanics’ Liens or other similar Liens, in each case, incurred in the ordinary course of business;

(10)
survey exceptions, encumbrances, leases, subleases, encroachments, protrusions, easements or reservations of, or rights of others for, licenses, sub-licenses, rights-of-way, servitudes, sewers, electric lines, drains, telegraph and telephone lines and other similar purposes, or zoning, building codes or other restrictions (including defects or irregularities in title and similar encumbrances) as to the use of real property that were not incurred in connection with Specified Indebtedness, or Liens incidental to the conduct of business of such Person or to the ownership of its properties that were not incurred in connection with Specified Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;
(11)
Liens arising by reason of a judgment, attachment, decree or court order, to the extent not otherwise resulting in an Event of Default, and any Liens that are required to protect or enforce any rights in any administrative, arbitration or other court proceedings in the ordinary course of business;

(12)	Liens created for the benefit of (or to secure) the Notes (or the Note Guarantees);
(13)	Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under the Indenture; provided, however, that:
(a)
the new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to such property and assets and proceeds or distributions of such property and assets and improvements and accessions thereto); and

(b)
the Specified Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount or, if greater, committed amount, of the Specified Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged and (y) an amount necessary to pay accrued and unpaid interest, any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge;

(14)
(a) Liens contained in purchase and sale agreements or lease agreements limiting the transfer of assets pending the closing of the transactions contemplated thereby or the termination of the lease, respectively, (b) spectrum leases or other similar lease or licensing arrangements contained in, or entered into in connection with, purchase and sale agreements, and (c) Liens relating to deposits or escrows established in connection with purchase and sale agreements;

(15)
Liens that may be deemed to exist by virtue of contractual provisions that restrict the ability of the Issuer or any of its Subsidiaries from granting or permitting to exist Liens on their respective assets;

(16)
Liens (x) in favor of the Trustee as provided for in the Indenture on money or property held or collected by the Trustee in its capacity as trustee and (y) on Specified Cash Equivalents securing obligations under any Specified Indebtedness of the Issuer or any Subsidiary of the Issuer that has been called for redemption, defeasance or discharge;

(17)
Liens on Specified Cash Equivalents securing (a) workers’ compensation claims, self-insurance obligations, unemployment insurance or other social security, old age pension, bankers’ acceptances, performance bonds, completion bonds, bid bonds, appeal bonds, indemnity bonds, specific performance or injunctive relief bonds, surety bonds, public liability obligations, or other similar bonds or obligations, or securing any Specified Guarantees or letters of credit functioning as or supporting any of the foregoing, in each case incurred in the ordinary course of business or (b) letters of credit required to be issued for the benefit of any Person that controls a Specified Permitted Joint Venture Investment to secure any put right for the benefit of the Person controlling the Specified Permitted Joint Venture Investment;

(18)
Liens arising from Uniform Commercial Code financing statement filings (or similar filings in any other jurisdiction) regarding operating leases or consignments or sales of receivables entered into in the ordinary course of business covering only the property under lease (plus improvements and accessions to such property and proceeds or distributions of such property and improvements and accessions thereto), consignment or sale and other Liens arising solely from precautionary UCC financing statements or similar filings;

(19)	any interest or title of a lessor, licensor or sublicensor in the property subject to any lease, license or sublicense entered into in the ordinary course of business;
(20)	Liens on Specified Cash Equivalents on deposit to secure reimbursement obligations under letters of credit incurred in the ordinary course of business;

(21)
(i) prior to the occurrence of an Investment Grade Event Election, Liens on and pledges of the Equity Interests of any Unrestricted Subsidiary or any Person that is a Permitted Joint Venture Investment owned by the Issuer or any Restricted Subsidiary to the extent securing Non-Recourse Debt or other Indebtedness of such Unrestricted Subsidiary or Person and (ii) following the occurrence of an Investment Grade Event Election, Liens on and pledges of the Equity Interests of any Person that is an unrestricted subsidiary under any Credit Facility or any joint venture owned by the Issuer or any Subsidiary of the Issuer to the extent securing Non-Recourse Debt or other Specified Indebtedness of such Person;

(22)
Liens arising under operating agreements, joint venture agreements, partnership agreements, contracts for sale and other agreements arising in the ordinary course of business that are customary in the Specified Permitted Business, and applicable only to the assets that are the subject of such agreements or contracts;

(23)	Liens securing Hedging Obligations;
(24)	Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;
(25)
Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(26)
Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(27)
Liens securing any arrangement for treasury, depositary, disbursement, lockbox, funds transfer, pooling, netting, overdraft, stored value card, purchase card (including so-called “procurement cards” or “P-cards”), debit card, credit card, e-payable, cash management and similar services and any automated clearing house transfer of funds provided to Parent or any of its Subsidiaries;

(28)
Liens with respect to obligations that do not exceed at any time the greater of (x) $3,750.0 million and (y) 17.00% of Specified Consolidated Cash Flow determined on a Pro Forma Basis for the most recently ended Test Period;

(29)	Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements;
(30)	Liens, if any, incurred in connection with the Specified Towers Transactions;
(31)
Liens securing obligations in respect of the operating lease payments owed to SpectrumCo1 or in respect of any other secured spectrum leases to which the Issuer or any of its Subsidiaries are a party, and any related payment and performance undertaking;

(32)
leases, licenses, subleases and sublicenses of, and the granting of an easement interest in and to, assets (including real property and intellectual property rights and other general intangibles) in the ordinary course of business;

(33)	pledges and deposits in the ordinary course of business to secure liability to insurance carriers, insurance companies and brokers;
(34)	grants of software and other technology licenses in the ordinary course of business;
(35)	Liens arising out of conditional sale, title retention, consignment or similar arrangement for the sale of goods in the ordinary course of business;
(36)	Liens on equipment of the Issuer or any Subsidiary of the Issuer granted in the ordinary course of business to the Issuer’s or such Subsidiary’s client at which such equipment is located;
(37)	Liens on receivables and related assets including proceeds thereof being sold in factoring arrangements in the ordinary course of business;

(38)	customary options, put and call arrangements, rights of first refusal and similar rights relating to Specified Investments in joint ventures, partnerships and similar investment vehicles;
(39)	Liens arising out of or deemed to exist in connection with any financing transaction with respect to property owned, built or acquired by the Issuer or any Subsidiary of the Issuer;
(40)	Liens securing obligations in respect of the Designated L/C Facilities;
(41)
Liens on the cash proceeds (and the related escrow account, and any money market funds or securities in which such cash proceeds are invested during the applicable escrow period) of any issuance of Specified Indebtedness in connection with the cash proceeds of such Specified Indebtedness being placed into (and pending the release from) escrow; and

(42)
Liens incurred in connection with all transactions (i) contemplated by the Boost Asset Purchase Agreement and (ii) entered into pursuant to the consent decree originally filed by the U.S. Department of Justice with the U.S. District Court for the District of Columbia on July 26, 2019, as agreed to the U.S. Department of Justice, Parent, DT, Sprint Corporation, SoftBank Group Corp., and DISH Network Corporation, as it may be further amended or modified.

“Permitted MetroPCS Notes” shall have the meaning assigned to such term in the Business Combination Agreement.
“Permitted Post-IG Event Election Liens” means:
(1)	Permitted Liens, other than those Permitted Liens incurred pursuant to clause (1), (6) and (7) of the definition thereof;
(2)
Liens to secure Specified Indebtedness represented by Financing Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing (whether prior to or within 270 days after) all or any part of the purchase price or cost of design, construction, installation or improvement of property, plant or equipment or the Capital Stock of any Person owning such assets used in the business of the Issuer or its Subsidiaries; provided that Liens securing Specified Indebtedness permitted to be incurred pursuant to this clause (2) extend only to the assets purchased with the proceeds of such Specified Indebtedness, accessions to such assets, lease and sublease interests related thereto and upgrades thereof and the proceeds and products thereof, any lease of such assets (including accessions thereto) and the proceeds and products thereof and customary security deposits in respect thereof; provided, however, that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender;

(3)	Liens existing on the Series Issue Date (other than Liens permitted by clause (4) below);
(4)	Liens created for the benefit of (or to secure) First Lien Obligations in an aggregate principal amount not to exceed $19.0 billion at any time outstanding;
(5)	Liens with respect to Specified Obligations that do not exceed 15% of Consolidated Net Tangible Assets determined on a Pro Forma Basis for the most recently ended Test Period; and
(6)
Liens to secure any modification, refinancing, refunding, restatement, exchange, extension, renewal or replacement (or successive refinancing, refunding, restatement, exchange, extensions, renewals or replacements) as a whole, or in part, of any Specified Indebtedness secured by any Lien included or incorporated by reference in this definition of “Permitted Post-IG Event Election Liens” (including any accrued but unpaid interest thereon and any dividend, premium (including tender premiums), defeasance costs, underwriting discounts and any fees, costs and expenses (including original issue discount, upfront fees or similar fees) incurred in connection with such modification, refinancing, refunding, restatement, exchange, extension, renewal or replacement); provided, however, that:

(a)
the new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to such property and assets and proceeds or distributions of such property and assets and improvements and accessions thereto); and

(b)
the Specified Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount or, if greater, committed amount, of the Specified Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged and (y) an amount necessary to pay accrued and unpaid interest, any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge.

“Permitted Payments to Parent” means, without duplication as to amounts:
(1)	payments to Parent to permit Parent to pay reasonable accounting, legal, investment banking fees and administrative expenses of Parent when due; and
(2)
for so long as the Issuer is a member of a group filing a consolidated or combined tax return with Parent, payments to Parent in respect of an allocable portion of the tax liabilities of such group that is attributable to the Issuer and its Subsidiaries (“Tax Payments”). The Tax Payments shall not exceed the lesser of (i) the amount of the relevant tax (including any penalties and interest) that the Issuer would owe if the Issuer were filing a separate tax return (or a separate consolidated or combined return with its Subsidiaries that are members of the consolidated or combined group), taking into account any carryovers and carrybacks of tax attributes (such as net operating losses) of the Issuer and such Subsidiaries from other taxable years and (ii) the net amount of the relevant tax that Parent actually owes to the appropriate taxing authority.

“Permitted Receivables Financing” means any Receivables Financing of a Permitted Receivables Financing Subsidiary the terms of which (including financing terms, covenants, termination events and other provisions) (a) have been negotiated at arm’s length and (b) are, in the good faith determination of the Issuer’s Board of Directors or a senior financial officer of the Issuer, which determination shall be conclusive, in the aggregate economically fair and reasonable to the Issuer and its Subsidiaries.
“Permitted Receivables Financing Assets” means financial assets, including accounts receivable, chattel paper and other payment rights, and related assets (including contract rights and insurance payments), and the proceeds thereof.
“Permitted Receivables Financing Subsidiary” means, collectively, (i) each Existing Receivables Financing Subsidiary, (ii) each other Wholly-Owned Subsidiary of the Issuer that engages in no material activities other than in connection with Permitted Receivables Financings and any business or activities incidental or related to such business and (iii) any other Person formed for the purposes of engaging in a Permitted Receivables Financing in which the Issuer or any of its Subsidiaries makes a Specified Investment and to which the Issuer or any of its Subsidiaries transfers Permitted Receivables Financing Assets that engages in no material activities other than in connection with Permitted Receivables Financings, and any business or activities incidental or related to such business, and in the case of clause (ii) or (iii) above which is designated by the Board of Directors of the Issuer (as provided below) as a Permitted Receivables Financing Subsidiary and in each case (a) no portion of the Specified Indebtedness (contingent or otherwise) of which (i) is guaranteed by Parent, the Issuer or any of their Subsidiaries, other than another Permitted Receivables Financing Subsidiary or (to the extent that it might be deemed a guaranty) pursuant to Standard Securitization Undertakings, or (ii) is recourse to or obligates Parent, the Issuer or any of their Subsidiaries, other than another Permitted Receivables Financing Subsidiary, in any way other than pursuant to Standard Securitization Undertakings, (b) to which none of Parent, the Issuer or any of their Subsidiaries, other than another Permitted Receivables Financing Subsidiary, has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results. Any such designation by the Board of Directors of the Issuer shall be evidenced to the Trustee by delivery to the Trustee of a certified copy of the resolution of the Board of Directors of the Issuer giving effect to such designation and a certificate executed by a Responsible Officer certifying that such designation complied with the foregoing conditions.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Issuer or any of its Restricted Subsidiaries, any Disqualified Stock of the Issuer or any Preferred Stock of any Restricted Subsidiary issued to Refinance any other Indebtedness of the Issuer or any of its Restricted Subsidiaries (other than intercompany Indebtedness), any Disqualified Stock of the Issuer or any Preferred Stock of a Restricted Subsidiary in a principal amount or, in the case of Disqualified Stock of the Issuer or Preferred Stock of a Restricted Subsidiary, liquidation preference, not to exceed (after deduction of reasonable and customary fees and expenses incurred in connection with the Refinancing) the lesser of:
(1)
the principal amount or, in the case of Disqualified Stock or Preferred Stock, liquidation preference, of the Indebtedness, Disqualified Stock or Preferred Stock so Refinanced (plus, in the case of Indebtedness, the amount of accrued interest and premium, if any paid in connection therewith), and

(2)	if the Indebtedness being Refinanced was issued with any original issue discount, the accreted value of such Indebtedness (as determined in accordance with GAAP) at the time of such Refinancing;
in each case, except to the extent that any such excess principal amount (or accreted value, as applicable) would be then permitted to be incurred by other provisions of the covenant described above under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock;” provided that such excess principal amount of Indebtedness shall be deemed to be incurred under such other provision.
Notwithstanding the preceding, no Indebtedness, Disqualified Stock or Preferred Stock will be deemed to be Permitted Refinancing Indebtedness, unless:
(1)
such Indebtedness, Disqualified Stock or Preferred Stock has a final maturity date or redemption date, as applicable, later than the final maturity date or redemption date, as applicable, of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness, Disqualified Stock or Preferred Stock being Refinanced;

(2)
if the Indebtedness, Disqualified Stock or Preferred Stock being Refinanced is contractually subordinated in right of payment to the Notes, such Indebtedness, Disqualified Stock or Preferred Stock is contractually subordinated in right of payment to, the Notes, on terms at least as favorable to the holders of Notes as those contained in the documentation governing the Indebtedness, Disqualified Stock or Preferred Stock being Refinanced at the time of the Refinancing; and

(3)
such Indebtedness or Disqualified Stock is incurred or issued by the Issuer or such Indebtedness, Disqualified Stock or Preferred Stock is incurred or issued by the Restricted Subsidiary who is the obligor on the Indebtedness being Refinanced or the issuer of the Disqualified Stock or Preferred Stock being Refinanced, or a Restricted Subsidiary of such obligor or issuer.

“Permitted Spectrum Financing” means the Existing Sprint Spectrum Transaction.
“Permitted Spectrum Financing Subsidiary” means, collectively, (i) the Existing Sprint Spectrum Note Entities and (ii) any future special purpose vehicle Subsidiaries of the Issuer (including any “Depositors” and “Intermediate HoldCos”) formed as part of and for the purpose of consummating a future transaction similar to the Existing Sprint Spectrum Transaction, together with their successors and assigns and any Subsidiary thereof.
“Permitted Tower Financing” means the Specified Towers Transactions.
“Permitted Tower Financing Subsidiary” means any financing subsidiary formed in connection with a Permitted Tower Financing.
“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.
“Phoenix Towers Transaction Agreements” means (i) the Purchase and Sale Agreement, dated as of July 30, 2015 (as the same may be amended, modified, or supplemented from time to time), among the Issuer, certain Subsidiaries of the Issuer, PTI US Acquisitions, LLC, and each sale site subsidiary party thereto; (ii) the Purchase and Sale Agreement (PR Sale Sites), dated as of October 28, 2015 (as the same may be amended, modified, or supplemented from time to time), among the Issuer, certain Subsidiaries of the Issuer, PTI US Acquisitions, LLC, and each sale site subsidiary party thereto; and (iii) each of the other transaction documents entered into in connection therewith or contemplated thereby, as they may be amended, modified or supplemented from time to time.
“Post-Petition Interest” means all interest (or entitlement to fees or expenses or other charges) accruing or that would have accrued after the commencement of any Insolvency Proceeding, irrespective of whether a claim for post-filing or petition interest (or entitlement to fees or expenses or other charges) is allowed or allowable in any such Insolvency Proceeding.
“Preferred Stock” means, with respect to any Person, any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or payments upon liquidation.
“Principal Property” means the land, land improvements, buildings and fixtures (to the extent they constitute real property interests) (including any leasehold interest therein) constituting the principal corporate office and the equipment located thereon which (a) is owned by the Issuer or any of its Subsidiaries; (b) has not been determined in good faith by the Board of Directors of the Issuer not to be materially important to the total business conducted by Issuer and its Subsidiaries taken as a whole; and (c) has a net book value on the date as of which the determination is being made in excess of 1.0% of Consolidated Net Tangible Assets as most recently determined on or prior to such date (including, for purposes of such calculation, the land, land improvements, buildings and such fixtures comprising such office).
“Pro Forma Basis” means, with respect to compliance with any test or covenant or calculation of any ratio hereunder, the determination or calculation of such test, covenant or ratio (including in connection with Pro Forma Transactions) in accordance with the following provisions, mutatis mutandis:
(1)
pro forma effect shall be given to any transaction (including giving pro forma effect to any related financing transactions and the application of proceeds of any asset disposition) that has been made by any Person that has become a Subsidiary of the Issuer or has been merged with or into the Issuer or any Subsidiary of the Issuer during the relevant Test Period or subsequent to such period but on or prior to the date on which compliance is to be evaluated and that would have constituted a Pro Forma Transaction had such transactions occurred when such Person was a Subsidiary of the Issuer, as if such transaction was a Pro Forma Transaction that occurred on the first day of such relevant Test Period; and

(2)
such pro forma effect shall be determined in good faith on a reasonable basis by a responsible financial or accounting officer of the specified Person, whose determination shall be conclusive, as if the subject transaction(s) had occurred on the first day of the four-quarter reference period and Specified Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (3) of the proviso set forth in the definition of Specified Consolidated Net Income.

“Pro Forma Transactions” means, (x) the Sprint Transactions, (y) any incurrence or repayment of Specified Indebtedness (other than working capital or Specified Indebtedness incurred in the ordinary course of business), any Specified Investment that results in a Person becoming a Subsidiary of the Issuer, any Permitted Acquisition or disposition that results in a Subsidiary ceasing to be a Subsidiary or any Specified Investment constituting an acquisition of assets constituting a business unit, line of business or division of another Person or any disposition of a business unit, line of business or division of the Issuer or any Subsidiary of the Issuer, in each case whether by merger, consolidation, amalgamation or otherwise and in each case under this clause (y) with a Specified Fair Market Value in excess of $25,000,000 and (z) any restructuring or cost saving, operational change or business rationalization initiative or other initiative.
“Q1 Notes Issuances” means, collectively, the Issuer’s issuance on January 14, 2021 of (a) $1.0 billion in aggregate principal amount of its 2.250% Senior Notes due 2026, (b) $1.0 billion in aggregate principal amount of its 2.625% Senior Notes due 2029 and (c) $1.0 billion in aggregate principal amount of its 2.875% Senior Notes due 2031.
“Rating Agency” means each of Moody’s, S&P, Fitch and, if any of Moody’s, S&P or Fitch ceases to exist or ceases to rate the notes of the applicable series for reasons outside of the control of the Issuer, any other “nationally recognized statistical rating organization” as such term is defined under Section 3(a)(62) of the Exchange Act selected by the Issuer as a replacement agency.

“Rating Event” with respect to any series of Notes means the Notes of such series cease to be rated Investment Grade by at least two Rating Agencies on any day during the Ratings Decline Period.
“Ratings Decline Period” means the period that (i) begins on the earlier of (a) the date of the first public announcement of the occurrence of a Change of Control or of the intention by the Issuer or a stockholder of the Issuer as applicable, to effect a Change of Control or (b) the occurrence thereof and (ii) ends 90 days following consummation of such Change of Control; provided that such period shall be extended for so long as the rating of the notes of the applicable series, as noted by the applicable Rating Agency, is under publicly announced consideration for downgrade by the applicable Rating Agency.
“Receivables Financing” means any transaction or series of transactions that may be entered into by Parent, the Issuer or any Subsidiary pursuant to which Parent, the Issuer or any Subsidiary of the Issuer may sell, convey or otherwise transfer to (a) a Permitted Receivables Financing Subsidiary (in the case of a transfer by Parent, the Issuer or any Subsidiary of the Issuer) or (b) any other Person (in the case of a transfer by a Permitted Receivables Financing Subsidiary), or a Permitted Receivables Financing Subsidiary may grant a security interest in, any Permitted Receivables Financing Assets of Parent, the Issuer or any Subsidiary of the Issuer.
“Refinancing” or “Refinance” shall mean, with respect to any Indebtedness or Specified Indebtedness, as applicable, any other Indebtedness or Specified Indebtedness, as applicable, issued (a) in exchange for, or the net proceeds of which are used to, extend the maturity renew, refund, refinance, replace, defease, discharge or otherwise retire for value, in whole or in part, or (b) constituting an amendment, modification or supplement to or a deferral or renewal of such Indebtedness or Specified Indebtedness, as applicable.
“Reinsurance Entity” means TMUS Assurance Corporation, a Hawaii corporation and any successor thereto.
“Replacement Assets” means: (i) capital expenditures with respect to any assets, (ii) other assets that will be used or useful in a Permitted Business, (iii) all or substantially all of the assets of a Permitted Business, (iv) Voting Stock of any Person engaged in a Permitted Business that, when taken together with all other Voting Stock of such Person owned by the Issuer and its Restricted Subsidiaries, constitutes a majority of the Voting Stock of such Person and such Person will become a Restricted Subsidiary on the date of the acquisition thereof or (v) deposits or payments to acquire FCC Licenses.
“Responsible Officer” means, (i) when used with respect to the Trustee, any officer within the Corporate Trust Office of the Trustee (or any successor group thereto) or any other officer of the Trustee who customarily performs functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject and who has responsibility for the administration of the Indenture and (ii) as to any other Person, the chief executive officer, president, chief financial officer, chief accounting officer, treasurer or director of such Person, but in any event, with respect to financial matters, the chief financial officer, chief accounting officer, treasurer or director of such Person. Unless otherwise qualified or the context otherwise requires, all references to a “Responsible Officer” mean a Responsible Officer of the Issuer.
“Restricted Investment” means an Investment other than a Permitted Investment.
“Restricted Subsidiary” of a Person means any Subsidiary of the referenced Person that is not an Unrestricted Subsidiary.
“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global Inc., and its successors.
“September 2010 Senior Notes Indenture” means the Indenture, dated as of September 21, 2010, as supplemented by the Second Supplemental Indenture, dated November 17, 2010, among MetroPCS Wireless, Inc., the guarantors party thereto and Wells Fargo Bank, N.A., as trustee, as supplemented by the Fourth Supplemental Indenture, dated as of December 23, 2010, by MetroPCS Wireless, Inc., the guarantors party thereto and Wells Fargo Bank, N.A., as trustee, as further supplemented by the December 2012 Senior Notes Sixth Supplemental Indenture, as further supplemented by the Seventh Supplemental Indenture, dated as of May 1, 2013, among T-Mobile USA, Inc., the guarantors party thereto and Wells Fargo Bank, N.A., as trustee, as further supplemented by the Eighth Supplemental Indenture, dated as of July 15, 2013, among T-Mobile USA,

Inc., the guarantors party thereto and Wells Fargo Bank, N.A., as trustee, as further supplemented by that certain Ninth Supplemental Indenture, dated as of August 11, 2014, among T-Mobile USA, Inc., the guarantors named therein and Wells Fargo Bank, N.A., as trustee, as further supplemented by that certain Tenth Supplemental Indenture, dated as of September 28, 2015, among T-Mobile USA, Inc., the guarantors named therein and Wells Fargo Bank, N.A., as trustee, and as further supplemented by that certain Eleventh Supplemental Indenture, dated as of August 30, 2016, among T-Mobile USA, Inc., the guarantors named therein and Wells Fargo Bank, N.A., as trustee.
“Series Issue Date” means, with respect to a series of Notes, the effective date of the Board Resolution, officers’ certificate or supplemental indenture pursuant to which the Notes of such series are first issued.
“Series Issue Date Existing Indebtedness” means, with respect to a series of Notes, the Notes of any series issued under the Base Indenture and in existence on the applicable Series Issue Date for such series of Notes (including the DT Notes) (and any “Exchange Notes” (as defined in the Base Indenture) relating thereto) and, in each case, the related Note Guarantees (other than the Notes of such series issued on the Series Issue Date), including, for the avoidance of doubt, the Existing T-Mobile Unsecured Notes.
“Significant Subsidiary” means, with respect to any specified Person, any Subsidiary of such Person that as of the end of the most recent fiscal quarter for which financial statements are available, would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on April 9, 2020, of such Person.
“Specified Cash Equivalents” means:
(1)
United States dollars, pounds sterling, euros, Canadian dollars, Swiss francs, the national currency of any member state of the European Union or any other foreign currencies held by the Issuer and its Subsidiaries from time to time in the ordinary course of business;

(2)
securities issued or directly and fully guaranteed or insured by the government of the United States of America, Canada, the United Kingdom, Switzerland or any country that is a member of the European Union or any agency or instrumentality thereof (provided that the full faith and credit of the United States, Canada, the United Kingdom, Switzerland or the relevant member state of the European Union, as the case may be, is pledged in support of those securities) having maturities of not more than two years from the date of acquisition;

(3)
demand deposits, certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $250.0 million, in the case of U.S. banks, and $100.0 million (or the foreign currency equivalent thereof), in the case of non-U.S. banks;

(4)
repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5)	commercial paper having one of the two highest ratings obtainable from a Rating Agency at the date of acquisition and, in each case, maturing within one year after the date of acquisition;
(6)
securities issued and fully guaranteed by any state, commonwealth or territory of the United States, Canada, any country that is a member of the European Union, the United Kingdom or Switzerland or by any political subdivision or agency or instrumentality of the foregoing, rated at least “A” (or the equivalent thereof) by a Rating Agency at the date of acquisition and having maturities of not more than two years after the date of acquisition;

(7)	auction rate securities rated at least “AA-” or “Aa3” (or the equivalent thereof) by a Rating Agency at the time of purchase and with reset dates of one year or less from the time of purchase;
(8)
investments, classified in accordance with GAAP as current assets of the Issuer or any of its Subsidiaries, in money market funds, mutual funds or investment programs registered under the Investment Company Act of 1940, at least 90% of the portfolios of which constitute investments of the character, quality and maturity described in clauses (1) through (7) of this definition;

(9)	any substantially similar investment to the kinds described in clauses (1) through (7) of this definition rated at least “P-2” by Moody’s or “A-2” by S&P or the equivalent thereof; and
(10)	deposits or payments made to the FCC in connection with the auction or licensing of Governmental Authorizations that are fully refundable.
“Specified Consolidated Cash Flow” means, with respect to any specified Person for any period, the Specified Consolidated Net Income of such Person for such period plus, without duplication:
(1)
provision for taxes based on income or profits of such Person and its Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Specified Consolidated Net Income; plus

(2)
the Specified Consolidated Interest Expense of such Person and its Subsidiaries for such period, to the extent that such Specified Consolidated Interest Expense was deducted in computing such Specified Consolidated Net Income; plus

(3)
depreciation, amortization (including non-cash impairment charges and any write-off or write-down or amortization of intangibles) and other non-cash expenses or charges (excluding any such non-cash expense to the extent that it represents an ordinary course accrual of or reserve for cash expenses in any future period or amortization of any ordinary course prepaid cash expense that was paid in a prior period) of such Person and its Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses or charges were deducted in computing such Specified Consolidated Net Income; plus

(4)
any nonrecurring or unusual gains or losses or income, expenses or charges (including all fees and expenses relating thereto), including (a) any fees, expenses and costs relating to any Permitted Tower Financing or any Permitted Spectrum Financing, (b) any fees, expenses (including legal and professional expenses) or charges (not covered under sub-clause (d) below) related to any sale or offering of Equity Interests of such Person or Parent or any investment, acquisition, disposition, dividend, distribution, return of capital, recapitalization or the incurrence of any Specified Indebtedness, including refinancing thereof or the offering, amendment or modification of any debt instrument, including the offering, any amendment or other modification of the Existing Sprint Unsecured Notes, the Existing T-Mobile Unsecured Notes and the notes issued from time to time under the Base Indenture (in each case, whether or not successful and whether or not incurred prior to the Series Issue Date), (c) any premium, penalty or fee paid in relation to any repayment, prepayment or repurchase of Specified Indebtedness, (d) any fees or expenses relating to the Sprint Transactions and the transactions contemplated in the Credit Agreement or the Bridge Credit Agreement, including any fees, expenses or charges related to any incurrence, issuance or offering of incremental facilities, replacement facilities, extension facilities or incremental equivalent debt, or any amendment or modification of the Credit Agreement, the Bridge Credit Agreement, any other loan document executed and delivered in connection with the Credit Agreement or the Bridge Credit Agreement or any documentation governing incremental equivalent debt (in each case, whether or not successful) and (e) restructuring charges, integration costs (including retention, relocation and contract termination costs) and related costs and charges, and costs in connection with strategic initiatives, transition costs and information systems-related costs (including non-recurring employee bonuses in connection therewith and non-recurring product and intellectual property development costs); plus

(5)	losses or discounts on sales of Permitted Receivables Financing Assets in connection with any Permitted Receivables Financing; plus
(6)	[reserved]; plus
(7)
the “run rate” expected cost savings, operating expense reductions, other operating improvements and initiatives, restructuring charges and expenses and synergies that are reasonably identifiable, factually supportable and expected in good faith to be realized as a result of actions with respect to which substantial steps have been taken, will be, or are expected in good faith to be, taken within 24 months after the date of any acquisition, disposition, divestiture, restructuring, other operational changes or the implementation of a cost savings or other similar initiative, as applicable (calculated on a pro forma basis as though such cost savings, operating expense reductions, other operating improvements and initiatives, restructuring charges and expenses and synergies had been realized on the first day of such period as if such cost savings, operating expense reductions, other operating improvements and initiatives, restructuring charges and expenses and synergies were realized during the entirety of such period), net of the amount of actual benefits realized during such period from such actions; provided that (A) such actions or substantial steps have been, will be or are expected to be taken within 24 months after (x) if such cost savings, expense reductions, charge, expense, acquisition, divestiture, restructuring or initiative is initiated on or prior to the date of the consummation of the Sprint Merger, the date of the consummation of the Sprint Merger or (y) if such cost savings, expense reductions, charge, expense, acquisition, divestiture, restructuring, other operational changes or initiative is initiated after the date of the consummation of the Sprint Merger, the date on which such cost savings, expense reductions, charge, expense, acquisition, divestiture, restructuring other operational changes or initiative is initiated and (B) no cost savings, operating expense reductions, restructuring charges and expense or synergies shall be added pursuant to this defined term to the extent duplicative of any expenses or charges otherwise added to Specified Consolidated Cash Flow, whether through a pro forma adjustment or otherwise, for such period (which adjustments may be incremental to pro forma adjustments made pursuant to the definition of “Debt to Cash Flow Ratio”); plus
(8)
in addition to (but not in duplication of) clause (7) above, the “run rate” expected cost savings, operating expense reductions, other operating improvements and initiatives, restructuring charges and expenses and synergies related to the Sprint Transactions that are reasonably identifiable, factually supportable and expected in good faith to be realized as a result of actions with respect to which substantial steps have been taken, will be, or are expected in good faith to be, taken within 36 months after the date of the consummation of the Sprint Merger (calculated on a pro forma basis as though such cost savings, operating expense reductions, other operating improvements and initiatives, restructuring charges and expenses and synergies had been realized on the first day of such period as if such cost savings, operating expense reductions, other operating improvements and initiatives, restructuring charges and expenses and synergies were realized during the entirety of such period), net of the amount of actual benefits realized during such period from such actions (which actions may be incremental to pro forma adjustments made pursuant to the definition of “Debt to Cash Flow Ratio”); minus

(9)
non-cash items increasing such Specified Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with GAAP.

Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Subsidiary of the Issuer that is not a Subsidiary Guarantor will be added to Specified Consolidated Net Income to compute Specified Consolidated Cash Flow of the Issuer only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to the Issuer by such Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.
For the avoidance of doubt, calculations of “Specified Consolidated Cash Flow” of the Issuer for any period prior to the date of the consummation of the Sprint Merger for purposes of calculating the Debt to Cash Flow Ratio shall be on a Pro Forma Basis.
“Specified Consolidated Indebtedness” means, with respect to any Person as of any date of determination, the sum, without duplication, of (i) the total amount of Specified Indebtedness of such Person and its Subsidiaries described in clauses (a)(1) and (2) (excluding, for the avoidance of doubt, surety bonds, performance bonds and similar instruments) of the definition of Specified Indebtedness, determined on a consolidated basis, to the extent required to be recorded on a balance sheet in accordance with GAAP, including, without duplication, the outstanding principal amount of the Notes; provided that Specified Consolidated Indebtedness shall not include (w) Specified Indebtedness incurred in connection with any Permitted Tower Financing or other special purpose entity financing (other than Specified Indebtedness incurred by a Permitted Spectrum Financing

Subsidiary, including the Existing Sprint Spectrum-Backed Notes), (x) obligations in respect of letters of credit, except to the extent of any unreimbursed amounts thereunder or (y) Specified Indebtedness constituting Financing Lease Obligations, purchase money debt or other similar Specified Indebtedness.
“Specified Consolidated Interest Expense” means, with respect to any Person for any period, the sum of, without duplication:
(1)
the consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued (including amortization of debt issuance costs or original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Financing Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of payments (if any) pursuant to Hedging Obligations); plus

(2)	[reserved]; plus
(3)
any interest expense on that portion of Specified Indebtedness of another Person that is guaranteed by such Person or one of its Subsidiaries or secured by a Lien on assets of such Person or one of its Subsidiaries (whether or not such Specified Guarantee or Lien is called upon); plus

(4)
the product of (a) all dividend payments on any series of Preferred Stock of such Person or any of its Subsidiaries, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined U.S. federal, state and local statutory tax rate of such Person, expressed as a decimal;

in each case, on a consolidated basis and in accordance with GAAP; excluding, however, (i) [reserved], (ii) annual agency fees paid to the administrative agents and collateral agents or similar agents under the Credit Agreement, the Bridge Credit Agreement or other credit facilities, (iii) any additional interest with respect to failure to comply with any registration rights agreement owing with respect to any securities, (iv) costs associated with obtaining Swap Obligations, (v) any expense resulting from the discounting of any Specified Indebtedness in connection with the application of recapitalization accounting or, if applicable, purchase accounting in connection with the Sprint Transactions or any acquisition, (vi) penalties and interest relating to taxes, (vii) any “additional interest” or “liquidated damages” with respect to other securities for failure to timely comply with registration rights obligations, (viii) amortization or expensing of deferred financing fees, amendment and consent fees, debt issuance costs, commissions, fees, expenses and discounted liabilities and any other amounts of non-cash interest, (ix) any expensing of bridge, commitment and other financing fees and any other fees related to the Sprint Transactions or any acquisitions after April 9, 2020, (x) any accretion of accrued interest on discounted liabilities and any prepayment premium or penalty, (xi) interest expense attributable to a parent entity resulting from push-down accounting, and (xii) any lease, rental or other expense in connection with a non-financing lease.
“Specified Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Specified Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:
(1)
the positive Specified Net Income of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Subsidiary of the Person;

(2)	[reserved];
(3)	the effect of a change in accounting principles or in the application thereof (including any change to IFRS and any cumulative effect adjustment), in each case, will be excluded;
(4)
unrealized losses and gains attributable to Hedging Obligations, including those resulting from the application of the Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 815, will be excluded;

(5)	any non-cash compensation charge or expense realized from grants of stock, stock appreciation or similar rights, stock option or other rights to officers, directors and employees, will be excluded;

(6)
all extraordinary, unusual or non-recurring charges, gains and losses including, without limitation, all restructuring costs, severance costs, one-time compensation charges, transition costs, facilities consolidation, closing or relocation costs, costs incurred in connection with any acquisition (including the Sprint Business Combination) prior to or after the date of the consummation of the Sprint Merger (including integration costs), including all fees, commissions, expenses and other similar charges of accountants, attorneys, brokers and other financial advisors related thereto and cash severance payments made in connection with acquisitions, and any expense or charge related to the repurchase of Capital Stock or warrants or options to purchase Capital Stock, shall be excluded;

(7)
any fees and expenses, including prepayment premiums and similar amounts, incurred during such period, or any amortization thereof for such period, in connection with any equity issuance, acquisition, disposition, recapitalization, Specified Investment, asset sale, issuance or repayment of Specified Indebtedness (including any issuance of Notes), financing transaction or amendment or modification of any debt instrument (including, in each case, any such transaction undertaken but not completed), shall be excluded;

(8)	any gains and losses from any early extinguishment of Specified Indebtedness shall be excluded;
(9)	any gains and losses from any redemption or repurchase premiums paid with respect to Specified Indebtedness shall be excluded; and
(10)	any write-off or amortization of deferred financing costs (including the amortization of original issue discount) associated with Specified Indebtedness shall be excluded.
“Specified Fair Market Value” means the value that would be paid by a buyer to an unaffiliated seller, determined in good faith by the Issuer’s Board of Directors or a senior officer of the Issuer, which determination shall be conclusive; provided that any sale, lease, license or other disposition of assets in connection with the Sprint Business Combination (including any required regulatory divestitures) shall be deemed to be for Specified Fair Market Value regardless of whether such sale, lease, license or other disposition meets the requirement of this definition.
“Specified Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Specified Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise); provided, however, that the term Guarantee shall not include endorsements of instruments for deposit or collection in the ordinary course of business or customary indemnity obligations in effect on the date of the consummation of the Sprint Merger or entered into in connection with any acquisition or disposition permitted under the Indenture (other than such obligations with respect to Specified Indebtedness). The amount of any Guarantee of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation (or portion thereof) in respect of which such Guarantee is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Issuer in good faith.
“Specified Indebtedness” means, with respect to any specified Person, without duplication,
(1)	any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:
(a)	in respect of borrowed money;
(b)	evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);
(c)	in respect of banker’s acceptances;
(d)	representing Financing Lease Obligations;

(e)
representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed, except any such balance that constitutes an accrued expense or a trade payable or escrow for obligations, including indemnity obligations; or

(f)	representing any Hedging Obligations; and
(2)	any financial liabilities recorded in respect of the upfront proceeds received in connection with the Specified Towers Transactions, in each case, if and only to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Specified Indebtedness” includes all Specified Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Specified Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Specified Guarantee by the specified Person of any Specified Indebtedness of any other Person. Notwithstanding the foregoing, the following shall not constitute Specified Indebtedness: (1) accrued expenses and trade accounts payable arising in the ordinary course of business; (2) any indebtedness that has been defeased in accordance with GAAP or defeased pursuant to the deposit of cash or Specified Cash Equivalents (in an amount sufficient to satisfy all obligations relating thereto at maturity or redemption, as applicable, including all payments of interest and premium, if any) in a trust, escrow or account created or pledged for the sole benefit of the holders of such indebtedness, and in accordance with the other applicable terms of the instrument governing such indebtedness; (3) any obligation arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; (4) any obligation arising from any agreement providing for indemnities, Specified Guarantees, escrows, purchase price adjustments, holdbacks, contingency payment obligations based on the performance of the acquired or disposed assets or similar obligations (other than Specified Guarantees of Specified Indebtedness) incurred by any Person in connection with the acquisition or disposition of assets; (5) Standard Securitization Undertakings and obligations incurred by a Permitted Receivables Financing Subsidiary in a Permitted Receivables Financing that is not recourse to Parent, the Issuer or any of the “Restricted Subsidiaries” under the Credit Agreement other than (A) one or more Permitted Receivables Financing Subsidiaries and (B) pursuant to Standard Securitization Undertakings; (6) accruals for payroll and other liabilities accrued in the ordinary course of business; (7) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the seller; (8) all intercompany liabilities among the Issuer and/or the Subsidiaries having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business and (9) any operating lease that must be recognized on the balance sheet of such Person as a lease liability and right-of-use asset in accordance with the Financial Accounting Standards Board Update No. 2016-02, dated February 2016 (Leases (Topic 842)), which adopts Accounting Standards Codification 842.
The amount of any Specified Indebtedness outstanding as of any date will be:
(a)	the accreted value of the Specified Indebtedness, in the case of any Specified Indebtedness issued with original issue discount;
(b)	in the case of Hedging Obligations, the termination value of the agreement or arrangement giving rise to such obligations that would be payable (giving effect to netting) by such Person at such time;
(c)	the principal amount of the Specified Indebtedness, in the case of any other Specified Indebtedness; and
(d)	in respect of Specified Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:
(i)	the Specified Fair Market Value of such assets at the date of determination; and
(ii)	the amount of the Specified Indebtedness of the other Person.
“Specified Investments” means:
(A)
prior to the occurrence of an Investment Grade Event Election, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans

(including Specified Guarantees), advances (excluding commission, travel, entertainment, drawing accounts and similar advances to directors, officers and employees made in the ordinary course of business and excluding the purchase of assets, equipment, property or accounts receivables created or acquired in the ordinary course of business) or capital contributions, and purchases or other acquisitions for consideration of Specified Indebtedness, Equity Interests or other securities. If the Issuer or any Restricted Subsidiary of the Issuer sells or otherwise disposes of any Capital Stock of any direct or indirect Restricted Subsidiary of the Issuer such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Issuer, the Issuer will be deemed to have made a Specified Investment on the date of any such sale or disposition equal to the Specified Fair Market Value of the Issuer’s Specified Investments in such Restricted Subsidiary. Except as otherwise provided in the Indenture, the amount of a Specified Investment will be determined at the time the Specified Investment is made and without giving effect to subsequent changes in value; and
(B)
following the occurrence of an Investment Grade Event Election, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Specified Guarantees), advances (excluding commission, travel, entertainment, drawing accounts and similar advances to directors, officers and employees made in the ordinary course of business and excluding the purchase of assets, equipment, property or accounts receivables created or acquired in the ordinary course of business) or capital contributions, and purchases or other acquisitions for consideration of Specified Indebtedness, Equity Interests or other securities. If the Issuer or any of its Wholly-Owned Subsidiaries that are “Restricted Subsidiaries” under the Credit Agreement sells or otherwise disposes of any Capital Stock of any direct or indirect Wholly-Owned Subsidiary that is a “Restricted Subsidiary” under the Credit Agreement such that, after giving effect to any such sale or disposition, such Person is no longer a “Restricted Subsidiary” under the Credit Agreement, the Issuer will be deemed to have made an Investment on the date of any such sale or disposition equal to the Specified Fair Market Value of the Issuer’s Investments in such “Restricted Subsidiary” under the Credit Agreement. Except as otherwise provided in the Indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

“Specified Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock accretion or dividends, excluding however:
(1)
any gain (or loss), together with any related provision for taxes on such gain (or loss) realized in connection with: (a) dispositions of assets (other than in the ordinary course of business); or (b) the extinguishment of any Specified Indebtedness of such Person or any of its Subsidiaries; and

(2)	any extraordinary gain (or loss), together with any related provision for taxes on such extraordinary gain (or loss).
“Specified Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, cash collateral obligations, damages and other liabilities payable under the documentation governing any Specified Indebtedness (including, without limitation, interest, fees or expenses which accrue after the commencement of any bankruptcy case or proceeding, whether or not allowed or allowable as a claim in any such case or proceeding).
“Specified Permitted Business” means any business, service or other activity in which the Issuer and its Subsidiaries or any direct or indirect parent of the Issuer were engaged on the date of the consummation of the Sprint Merger, or any business similar, related, complementary, incidental or ancillary thereto or that constitutes a reasonable extension, development or expansion thereof, or any business reasonably related to the telecommunications industry, and the acquisition, holding or exploitation of any license relating to the delivery of those services.
“Specified Permitted Joint Venture Investment” means, with respect to any specified Person, Specified Investments in any other Person engaged in a Specified Permitted Business of which at least 40% of the outstanding Capital Stock of such other Person is at the time owned directly or indirectly by the specified Person.

“Specified Towers Transactions” means the transactions contemplated by the Specified Towers Transactions Agreements.
“Specified Towers Transactions Agreements” means the Crown Towers Transaction Agreements, the Phoenix Towers Transaction Agreements and the Sprint Towers Transaction Agreements.
“Specified Unrestricted Subsidiary Designation” has the meaning assigned to such term in the covenant described above under the caption “—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries.”
“Spectrum” means frequencies of electromagnetic spectrum used to provide fixed or mobile communications services as licensed or authorized by the FCC.
“SpectrumCo1” means, collectively, the Spectrum special purpose vehicle Subsidiaries of Parent existing on April 9, 2020 that are part of, and were formed for the purpose of, transactions relating to the First Priority Initial Spectrum Obligations (including in respect of any additional sales or transfers of Spectrum, any additional issuances of notes thereby and any amendments thereto).
“Sprint Business Combination” means the acquisition by Parent or any of its subsidiaries, whether directly or indirectly, of Sprint Corporation.
“Sprint Business Combination Agreement” means the Business Combination Agreement, dated as of April 29, 2018 (such agreement, together with all schedules and exhibits thereto, as amended, restated, amended and restated, supplemented or otherwise modified from time to time), by and among T-Mobile US, Inc., Huron Merger Sub LLC, Superior Merger Sub Corporation, Sprint Corporation, Starburst I, Inc., Galaxy Investment Holdings, Inc., and for the limited purposes set forth therein, Deutsche Telekom AG, Deutsche Telekom Holding B.V., and SoftBank Group Corp.
“Sprint Capital Corporation Indenture” means that certain Indenture, dated as of October 1, 1998, by Sprint Capital Corporation, Sprint Corporation and The Bank of New York Mellon Trust Company, N.A. (as successor to Bank One, N.A.), as trustee, as supplemented by the First Supplemental Indenture, dated as of January 15, 1999, among Sprint Capital Corporation, Sprint Corporation and The Bank of New York Mellon Trust Company, N.A. (as successor to Bank One, N.A.), as trustee, the Second Supplemental Indenture, dated as of October 15, 2001, among Sprint Capital Corporation, Sprint Corporation and The Bank of New York Mellon Trust Company, N.A. (as successor to Bank One, N.A.), as trustee, the Third Supplemental Indenture, dated as of September 11, 2013, among Sprint Capital Corporation, Sprint Corporation, Sprint Communications, Inc. (formerly known as Sprint Nextel Corporation) and The Bank of New York Mellon Trust Company, N.A. (as successor to Bank One, N.A.), as trustee, and the Fourth Supplemental Indenture, dated as of May 18, 2018, among Sprint Capital Corporation, Sprint Communications, Inc. (formerly known as Sprint Nextel Corporation), and The Bank of New York Mellon Trust Company, N.A. (as successor to Bank One, N.A.), as trustee.
“Sprint Communications, Inc. Indenture” means that certain Senior Notes Indenture, dated as of November 20, 2006, between Sprint Communications, Inc. (formerly known as Sprint Nextel Corporation) and The Bank of New York Trust Company, N.A., as trustee, as supplemented by the Seventh Supplemental Indenture, dated as of November 20, 2012, among Sprint Communications, Inc. (formerly known as Sprint Nextel Corporation), the subsidiary guarantors party thereto and The Bank of New York Trust Company, N.A., as trustee, the Eighth Supplemental Indenture, dated as of September 11, 2013, among Sprint Corporation, Sprint Communications, Inc. (formerly known as Sprint Nextel Corporation) and The Bank of New York Trust Company, N.A., as trustee, and the Thirteenth Supplemental Indenture, dated as of May 14, 2018, among Sprint Communications, Inc. (formerly known as Sprint Nextel Corporation) and The Bank of New York Mellon Trust Company, N.A., as trustee.
“Sprint Corporation Indenture” means that certain Senior Notes Indenture, dated as of September 11, 2013, between Sprint Corporation and the Bank of New York Mellon Trust Company, N.A., as trustee, as supplemented by the Sixth Supplemental Indenture, dated as of May 14, 2018, between Sprint Corporation and The Bank of New York Mellon Trust Company, N.A, as trustee.
“Sprint Merger” means the merger of Sprint Corporation, a Delaware corporation, with a merger subsidiary of Parent with Sprint Corporation as the surviving Person and following its contribution by Parent to the Issuer, as a Wholly-Owned Subsidiary of the Issuer, pursuant to the Sprint Business Combination Agreement.

“Sprint Towers Transaction Agreements” means (i) the towers transactions agreements entered into prior to April 9, 2020 by Sprint Corporation and its affiliates and (ii) each of the other transaction documents entered into in connection therewith or contemplated thereby, as they may be amended, modified or supplemented from time to time.
“Sprint Transactions” means, collectively, (i) the consummation of the Sprint Merger, (ii) [reserved], (iii) [reserved], (iv) the contribution by Parent of Sprint Corporation to the Issuer, or consummation of another transaction by which Sprint Corporation becomes a direct or indirect Wholly-Owned Subsidiary of the Issuer, (v) the execution, delivery and performance by the Issuer and each other loan party of the Credit Agreement and the Bridge Credit Agreement and each other loan document required to be delivered thereunder, the borrowing of loans thereunder and the use of proceeds thereof and the issuance of letters of credit thereunder, (vi) the issuance and sale of the $19.0 billion of Existing T-Mobile Secured Notes on April 9, 2020 in connection with the refinancing of the Bridge Credit Agreement and the use of proceeds thereof, (vii) the repayment, repurchase and retirement, redemption, discharge (including constructive discharge) and/or call for redemption (or causing the applicable borrower or issuer to do so) of Specified Indebtedness in connection with the Sprint Merger as contemplated by the Sprint Business Combination Agreement and (viii) the payment of all fees (including original discount), costs and expenses incurred by Parent, the Issuer or any of their Subsidiaries in connection with the foregoing.
“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities (including repurchase obligations in the event of a breach of representation and warranty) made or provided, and limited recourse guarantees, performance guarantees and servicing obligations undertaken, by the Issuer or any of its Subsidiaries in connection with a Permitted Receivables Financing, a Permitted Spectrum Financing or a Permitted Tower Financing of a character appropriate for the assets being securitized and which have been negotiated at arm’s length with an unaffiliated third party. For the avoidance of doubt, the undertakings included in the Existing Sprint Spectrum Financing Documents (and substantially similar undertakings to the foregoing in any similar arrangements) constitute Standard Securitization Undertakings.
“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the Closing Date, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.
“Subordinated Indebtedness” means:
(1)	with respect to the Issuer, any Indebtedness of the Issuer which is by its terms subordinated in right of payment to the Notes of the applicable series; and
(2)	with respect to any Guarantor, any Indebtedness of such Guarantor which is by its terms subordinated in right of payment to such Guarantor’s Guarantee of the Notes of the applicable series.
“Subsidiary” means, with respect to any specified Person:
(1)
any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)
any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“Subsidiary Guarantors” means, collectively, the Guarantors that are Subsidiaries of the Issuer.
“Swap Obligation” means with respect to any of the Issuer, Parent or any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Test Period” means on any date of determination, the period of four consecutive fiscal quarters of the Issuer (taken as one accounting period) then most recently ended for which internal financial statements are available immediately preceding the date on which the action for which such calculation is being made shall occur.
“TMUS Working Capital Facility” shall have the meaning assigned to such term in the Business Combination Agreement.
“Total Assets” means the consolidated total assets of a Person and its Subsidiaries as set forth on the most recent balance sheet of such Person prepared in accordance with GAAP.
“Tower Obligations” means long-term financial obligations in the amount of the net proceeds received and recognized interest on the obligations pursuant to the Specified Towers Transactions Agreements.
“Towers Transaction” means the transactions contemplated by the Towers Transaction Agreements.
“Towers Transaction Agreements” means (i) the Master Agreement, dated as of September 28, 2012 (as the same may be amended, modified or supplemented from time to time), among the Issuer, Crown Castle International Corp., a Delaware corporation, and certain Subsidiaries of the Issuer; and (ii) each of the or the transaction documents entered into in connection therewith or contemplated thereby, as they may be amended, modified or supplemented from time to time.
“Transactions” means (i) the Merger, (ii) the offering of the Permitted MetroPCS Notes and the DT Notes and the incurrence of the TMUS Working Capital Facility, (iii) the refinancing of Existing Indebtedness on or prior to the Closing Date, (iv) “the Cash Payment” and the “MetroPCS Reverse Stock Split,” each as defined in the Business Combination Agreement, and (v) all other transactions consummated in connection therewith.
“Treasury Rate” means,
(1)
with respect to the 2026 Notes and any redemption date, the yield to maturity of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published (or the relevant information is no longer published therein), any publicly available source of similar market data)) most nearly equal to the period from such redemption date to    , 2023; provided, however, that if the period from such redemption date to    , 2023 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used. The Issuer will (1) calculate the Treasury Rate on the third business day preceding the applicable redemption date and (2) prior to such redemption date file with the Trustee an officers’ certificate setting forth the Applicable Premium and the Treasury Rate and showing the calculation of each in reasonable detail;

(2)
with respect to the 2029 Notes and any redemption date, the yield to maturity of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published (or the relevant information is no longer published therein), any publicly available source of similar market data)) most nearly equal to the period from such redemption date to    , 2024; provided, however, that if the period from such redemption date to    , 2024 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used. The Issuer will (1) calculate the Treasury Rate on the third business day preceding the applicable redemption date and (2) prior to such redemption date file with the Trustee an officers’ certificate setting forth the Applicable Premium and the Treasury Rate and showing the calculation of each in reasonable detail; and

(3)
with respect to the 2031 Notes and any redemption date, the yield to maturity of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published (or the relevant information is no longer published therein), any publicly available source of similar market data)) most nearly equal to the period from such redemption date to    , 2026; provided, however, that if the period from such

redemption date to    , 2026 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used. The Issuer will (1) calculate the Treasury Rate on the third business day preceding the applicable redemption date and (2) prior to such redemption date file with the Trustee an officers’ certificate setting forth the Applicable Premium and the Treasury Rate and showing the calculation of each in reasonable detail.
“UCC” or “Uniform Commercial Code” means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction.
“Unrestricted Subsidiary” means any Subsidiary of the Issuer that is designated by the Board of Directors of the Issuer as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that:
(1)	such Subsidiary does not hold any Liens on any property of Parent, the Issuer or any of its Restricted Subsidiaries; and
(2)
such Subsidiary has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Issuer or any of its Restricted Subsidiaries, except to the extent that such guarantee or credit support would be released upon such designation.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.
“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:
(1)
the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2)	the then outstanding principal amount of such Indebtedness.
“Wholly-Owned Subsidiary” of any specified Person means a Subsidiary of such Person, all of the outstanding Capital Stock or other ownership interests of which (other than (a) directors’ qualifying shares and (b) nominal shares issued to foreign nationals to the extent required by applicable legal requirements) is owned by such Person directly or through one or more Wholly-Owned Subsidiaries of such Person. Except if expressly otherwise specified, Wholly-Owned Subsidiary means a Wholly-Owned Subsidiary of the Issuer.

BOOK-ENTRY SYSTEM; DELIVERY AND FORM
Book-Entry, Delivery and Form
The Notes of each series will be deposited with the Trustee on behalf of The Depository Trust Company (“DTC”), in the form of one or more global notes (the “Global Notes”). The Notes will be issued as fully-registered securities registered in the name of Cede & Co. (DTC’s nominee) or such other name as may be requested by an authorized representative of DTC. So long as DTC or its nominee is the registered owner of a Global Note, DTC or that nominee will be considered the sole owner or holder of the Notes represented by that Global Note for all purposes under the indenture governing the Notes and under the Notes of the applicable series. Except as set forth below, owners of beneficial interests in a Global Note will not be entitled to have Notes represented by that Global Note registered in their names, will not receive or be entitled to receive physical delivery of certificated Notes and will not be considered the owners or holders thereof under the indenture or under the Notes of the applicable series for any purpose, including with respect to the giving of any direction, instruction or approval to the Trustee. Accordingly, each holder owning a beneficial interest in a Global Note must rely on the procedures of DTC and, if that holder is not a direct participant in DTC, on the procedures of the participant through which that holder owns its interest, to receive any payments on or a Note or to exercise any rights of a holder of Notes under the indenture or the Global Note.
Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for Notes in certificated form (“Certificated Notes”) except in the limited circumstances described below. See “—Exchange of Global Notes for Certificated Notes.” Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of Notes in certificated form.
In addition, transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”) or Clearstream Banking, société anonyme (“Clearstream”)), which may change from time to time.
Depositary Procedures
The following description of the operations and procedures of DTC is provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. The Issuer takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.
DTC has advised us that DTC is a limited-purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations (collectively, the “participants”) and to facilitate the clearance and settlement of transactions in those securities between participants through electronic book-entry changes in accounts of its participants. The participants include securities brokers and dealers (including the underwriters), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly (collectively, the “indirect participants”). Persons who are not participants may beneficially own securities held by or on behalf of DTC only through the participants or the indirect participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the participants and indirect participants.
DTC has also advised the Issuer that, pursuant to procedures established by it:
(1)	upon deposit of the Global Notes, DTC will credit the accounts of participants designated by the underwriters with portions of the principal amount of the Global Notes; and
(2)
ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the participants) or by the participants and the indirect participants (with respect to other owners of beneficial interests in the Global Notes).

As long as DTC is the depositary for the notes of the relevant series, you may hold interests in the notes of such series through participants in DTC, including Euroclear and Clearstream. Euroclear and Clearstream will hold interests, in each case, on behalf of their participants through customers’ securities accounts in the names of Euroclear and Clearstream on the books of their respective depositaries, which in turn will hold such interests in customers’ securities accounts in the depositaries’ names on DTC’s books. The Trustee has no liability or responsibility for the action or inaction of DTC or any other depositary. Payments, deliveries, transfers, exchanges, notices and other matters relating to the notes made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on the one hand, and other participants in DTC, on the other hand, would also be subject to the rules and procedures of DTC.
Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States. In addition, because of time-zone differences, U.S. investors who hold their interests in the notes through these systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchases or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than transactions within one clearing system.
Except as described below, beneficial owners of an interest in the Global Notes will not have Notes registered in their names, will not receive physical delivery of Notes in certificated form and will not be considered the registered owners or “holders” thereof under the indentures governing the Notes for any purpose.
Payments in respect of the principal of, and interest and premium, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the indentures governing the Notes. Under the terms of the indentures governing the Notes, the Issuer and the Trustee will treat the persons in whose names the Notes, including the Global Notes, are registered as the owners of such Notes for the purpose of receiving payments and for all other purposes. Consequently, neither the Issuer or the Trustee, nor any agent of the Issuer or the Trustee, has or will have any responsibility or liability for:
(1)
any aspect of DTC’s records or any participant’s or indirect participant’s records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any participant’s or indirect participant’s records relating to the beneficial ownership interests in the Global Notes; or

(2)	any other matter relating to the actions and practices of DTC or any of its participants or indirect participants.
DTC has advised the Issuer that its current practice, upon receipt of any payment in respect of securities such as the Notes (including principal and interest), is to credit the accounts of the relevant participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the participants and the indirect participants to the beneficial owners of Notes will be governed by standing instructions and customary practices and will be the responsibility of the participants or the indirect participants and will not be the responsibility of DTC, the Trustee or the Issuer. Neither the Issuer nor the Trustee nor any of their respective agents will be liable for any delay by DTC or any of its participants or indirect participants in identifying the beneficial owners of the Notes, and the Issuer, the Trustee and their respective agents may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Transfers between participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.
DTC has advised the Issuer that it will take any action permitted to be taken by a holder of Notes only at the direction of one or more participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the Notes as to which such participant or participants has or have given such direction. However, if there is an event of default under the Notes, DTC reserves the right to exchange the Global Notes for legended Notes in certificated form, and to distribute such Notes to its participants.
Subject to compliance with the transfer restrictions applicable to the Notes described herein, cross-market transfers between DTC participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.
Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Notes among participants in DTC, it is under no obligation to perform such procedures, and such procedures may be discontinued or changed at any time. Neither the Issuer nor the Trustee nor any of their respective agents will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.
Exchange of Global Notes for Certificated Notes
A Global Note is exchangeable for Certificated Notes if:
(1)
DTC (a) notifies the Issuer that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either case, the Issuer fails to appoint a successor depositary within 120 days after receiving such notice or becoming aware that DTC is no longer so registered;

(2)	if requested by such a Holder after the occurrence and during the continuance of an Event of Default; or
(3)	the Issuer executes and delivers to the Trustee an officers’ certificate to the effect that such Global Note will be so exchangeable.
In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures). Under the terms of the indentures governing the Notes, the Issuer and the Trustee will treat the persons in whose names any Certificated Notes are registered as the owners of such Certificated Notes for the purpose of receiving payments and for all other purposes.
Unless and until we issue the Notes in fully certificated, registered form, (1) you will not be entitled to receive a certificate representing your interest in the Notes; (2) all references in this prospectus supplement or in the accompanying prospectus to actions by holders will refer to actions taken by the depositary upon instructions from their direct participants; and (3) all references in this prospectus supplement or the accompanying prospectus to payments and notices to holders will refer to payments and notices to the depositary, as the registered holder of the Notes, for distribution to you in accordance with its policies and procedures.

Same Day Settlement and Payment
The Issuer will make payments in respect of the Notes represented by the Global Notes (including principal, premium, if any, and interest) by wire transfer of immediately available funds to the accounts specified by the Global Note holder. The Issuer will make all payments of principal, interest and premium, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the registered holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such holder’s registered address. The Notes represented by the Global Notes are expected to be made eligible to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such Notes will, therefore, be required by DTC to be settled in immediately available funds. The Issuer expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.
Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a DTC participant will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised the Issuer that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a DTC participant will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES
The following discussion is a summary of certain U.S. federal income tax consequences of the purchase, ownership and disposition of the Notes issued pursuant to this offering, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or foreign tax laws, are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a beneficial owner of the Notes. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the U.S. federal income tax consequences of the purchase, ownership and disposition of the Notes.
This discussion is limited to beneficial owners who hold the Notes as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). In addition, this discussion is limited to persons purchasing the Notes for cash at original issue and at the original “issue price” of the applicable series of the Notes within the meaning of Section 1273 of the Code (i.e., the first price at which a substantial amount of the Notes of such series is sold for money to investors, other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). This discussion does not address all U.S. federal income tax consequences relevant to a beneficial owner’s particular circumstances, including the impact of the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to beneficial owners subject to special rules, including, without limitation:
•	U.S. expatriates and former citizens or long-term residents of the United States;
•	persons subject to the alternative minimum tax;
•	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;
•	persons holding the Notes as part of a hedge, straddle or other risk reduction strategy or as part of a conversion, constructive sale, wash sale or other integrated transaction;
•	banks, insurance companies, and other financial institutions;
•	real estate investment trusts or regulated investment companies;
•	brokers, dealers or traders in securities or currencies;
•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;
•	U.S. Holders that hold Notes through non-U.S. brokers or other non-U.S. intermediaries;;
•	S corporations, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein); and
•	tax-exempt entities, retirement plans, individual retirement accounts, tax-deferred accounts, and governmental organizations.
U.S. Holders that use an accrual method of accounting for U.S. federal income tax purposes generally are required to include certain amounts in income no later than the time such amounts are reflected on certain applicable financial statements. The application of this rule may require the accrual of income earlier than would be the case under the general U.S. federal income tax rules described below. U.S. Holders that use an accrual method of accounting for U.S. federal income tax purposes should consult with their tax advisors regarding the potential applicability of this rule to their particular situation. The remainder of this discussion does not address the application of the foregoing rule.
If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds the Notes, the U.S. federal income tax treatment of a partner in the partnership generally will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, entities or arrangements classified as partnerships for U.S. federal income tax purposes considering an investment in the Notes and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.
THIS DISCUSSION IS FOR INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES ARISING UNDER OTHER U.S. FEDERAL TAX LAWS (INCLUDING ESTATE AND GIFT TAX LAWS), UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.
Tax Consequences Applicable to U.S. Holders
Definition of a U.S. Holder
For purposes of this discussion, a “U.S. Holder” is a beneficial owner of a Note that, for U.S. federal income tax purposes, is treated as:
•	an individual who is a citizen or resident of the United States;
•	a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;
•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or
•
a trust that (1) is subject to the primary supervision of a U.S. court and with respect to which one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) have the authority to control all substantial decisions, or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Payments of Interest
Interest on a Note generally will be included in a U.S. Holder’s gross income and taxed as ordinary income at the time such interest is received or accrued, in accordance with such U.S. Holder’s method of tax accounting for U.S. federal income tax purposes.
Sale or Other Taxable Disposition
A U.S. Holder will recognize gain or loss, if any, on the sale, exchange, redemption, retirement or other taxable disposition of a Note. The amount of such gain or loss will generally equal the difference between the amount received for the Note in cash or other property valued at fair market value (less amounts attributable to any accrued but unpaid interest, which will be taxable as interest to the extent not previously included in income in the manner described above under “—Payments of Interest”) and the U.S. Holder’s adjusted tax basis in the Note. A U.S. Holder’s adjusted tax basis in a Note generally will be equal to the amount the U.S. Holder paid for the Note. Any gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder has held the Note for more than one year at the time of sale or other taxable disposition. Otherwise, such gain or loss will be short-term capital gain or loss. Long-term capital gains recognized by certain non-corporate U.S. Holders, including individuals, generally will be taxable at a reduced rate. The deductibility of capital losses is subject to limitations.
Information Reporting and Backup Withholding
A U.S. Holder generally will be subject to information reporting and backup withholding when such holder receives payments of interest on a Note or receives proceeds from the sale or other taxable disposition of a Note (including a redemption or retirement of a Note). Certain U.S. Holders are exempt from backup withholding, including corporations and certain tax-exempt entities, provided that such U.S. Holders furnish appropriate evidence of exemption. A U.S. Holder will be subject to backup withholding if such holder is not otherwise exempt and fails to furnish the holder’s taxpayer identification number, which for an individual is ordinarily his or her social security number, or otherwise comply with the requirements of the backup withholding rules.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS. U.S. Holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.
Tax Consequences Applicable to Non-U.S. Holders
Definition of a Non-U.S. Holder
For purposes of this discussion, a “Non-U.S. Holder” is a beneficial owner of a Note that is, for U.S. federal income tax purposes, an individual, corporation, estate or trust that is not a U.S. Holder.
Payments of Interest
Subject to the discussions of backup withholding and FATCA below, interest paid on a Note to a Non-U.S. Holder that is not effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States generally will not be subject to U.S. federal income tax or withholding tax provided that:
•	the Non-U.S. Holder does not, actually or constructively, own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of Section 871(h)(3) of the Code;
•	the Non-U.S. Holder is not a controlled foreign corporation related to us through actual or constructive stock ownership (as provided in the Code);
•	the Non-U.S. Holder is not a bank receiving interest described in Section 881(c)(3)(A) of the Code; and
•
the Non-U.S. Holder provides a signed written statement on an IRS Form W-8BEN or W-8BEN-E (or other applicable form), which can be reliably associated with the Non-U.S. Holder, certifying that the Non-U.S. Holder is not a United States person to (1) the applicable withholding agent, (2) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds the Note on behalf of the Non-U.S. Holder and certifies to the applicable withholding agent (directly or through one or more similarly situated financial institutions) that it has received from the Non-U.S. Holder (or another financial institution) the signed written statement described above and provides a copy of such statement; or (3) a “qualified intermediary” (within the meaning of applicable Treasury Regulations), provided that certain conditions are satisfied.

If a Non-U.S. Holder does not satisfy the requirements described above, such Non-U.S. Holder will be subject to a U.S. federal withholding tax of 30% (or such lower rate specified by an applicable income tax treaty) on interest that is not effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States. To claim an entitlement to a reduction in or exemption from withholding on such interest as a result of an applicable tax treaty, the Non-U.S. Holder must provide the applicable withholding agent with a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) claiming a reduction in or exemption from withholding tax under an income tax treaty between the United States and the country in which the Non-U.S. Holder resides or is established. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.
If interest paid to a Non-U.S. Holder is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States, the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above, unless an applicable income tax treaty provides otherwise. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI (or other applicable form), certifying that interest paid on a Note is not subject to withholding tax because it is effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States.
Any such effectively connected interest generally will be subject to U.S. federal income tax at the regular tax rates in the same manner as if the Non-U.S. Holder were a U.S. person, unless an applicable income tax treaty provides otherwise. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on its effectively connected earnings and profits, as adjusted for certain items.

The certifications described above must be provided to the applicable withholding agent prior to the payment of interest and must be updated periodically.
Sale or Other Taxable Disposition
Subject to the discussions of backup withholding and FATCA below, a Non-U.S. Holder will not be subject to U.S. federal income tax on any gain recognized upon the sale, exchange, redemption, retirement or other taxable disposition of a Note (excluding any amount allocable to accrued and unpaid interest, which generally will be treated as interest subject to the rules discussed above in “—Payments of Interest”) unless:
•
the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable); or

•	the Non-U.S. Holder is an individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met.
Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular tax rates in the same manner as if the Non-U.S. Holder were a U.S. person. A Non-U.S. Holder that is a foreign corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on its effectively connected earnings and profits, as adjusted for certain items.
Gain described in the second bullet point above generally will be subject to U.S. federal income tax at a rate of 30% (even though the individual is not considered a resident of the United States), which may be offset by certain U.S. source capital losses of the Non-U.S. Holder, provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.
Non-U.S. Holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.
Information Reporting and Backup Withholding
Payments of interest generally will not be subject to backup withholding, provided the holder certifies its non-U.S. status as described above under “—Payments of Interest.” However, information returns are required to be filed with the IRS in connection with any interest paid to the Non-U.S. Holder, regardless of whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of a Note (including a retirement or redemption of the Note) within the United States or conducted through certain U.S.-related brokers generally will be subject to backup withholding and/or information reporting, unless the applicable withholding agent receives the statement described above or the beneficial owner otherwise establishes an exemption. Proceeds of a disposition of a Note paid outside the United States and conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.
Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS.
Additional Withholding Tax on Payments Made to Foreign Accounts
Sections 1471 to 1474 of the Code and related Treasury guidance (commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) generally impose U.S. federal withholding tax at a 30% rate on payments made to non-U.S. entities (whether such entities are the beneficial owners or intermediaries) of U.S. source interest (including interest on the Notes) and gross proceeds from the sale or other disposition (including a retirement or redemption) of an obligation that produces U.S.-source interest (including a disposition of the Notes). This obligation applies unless the foreign entity complies with (1) certain information reporting requirements regarding its U.S. account holders and U.S. owners and (2) certain withholding obligations regarding certain payments to its account holders and certain other persons, or the foreign entity otherwise qualifies for an exemption from these rules. Accordingly, the entity through which a U.S. Holder or a Non-U.S. Holder holds its Notes will affect the determination of whether such withholding is required. Under recently proposed Treasury Regulations that may be relied upon pending finalization, the withholding tax on gross proceeds would be eliminated and, consequently, FATCA withholding on gross proceeds is not expected to apply. We will not pay additional amounts to U.S. Holders or Non-U.S. Holders in respect of amounts withheld under FATCA. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.
Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in the Notes.

UNDERWRITING
Credit Suisse Securities (USA) LLC is acting as representative of each of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement among the Issuer, Parent, the other guarantors and the representative for itself and as representative of the several underwriters, the Issuer has agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase, the principal amount of Notes set forth opposite its name below.
Principal Amount
Underwriter	2026 Notes	2029 Notes	2031 Notes
Credit Suisse Securities (USA) LLC	$	$	$
Citigroup Global Markets Inc.
Deutsche Bank Securities Inc.
Goldman Sachs & Co. LLC
Barclays Capital Inc.
J.P. Morgan Securities LLC
Morgan Stanley & Co. LLC
RBC Capital Markets, LLC
Total	$	$	$
Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the Notes sold under the underwriting agreement if any of these Notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriter may be increased or the underwriting agreement may be terminated.
We have agreed to indemnify the underwriters and their controlling persons against certain liabilities in connection with this offering, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.
Commissions and Discounts
The representative has advised us that the underwriters propose initially to offer the Notes to the public at the public offering prices set forth on the cover page of this prospectus supplement. After the initial offering, the public offering prices or any other terms of this offering may be changed. The underwriters may offer and sell Notes through certain of their affiliates. The underwriters reserve the right to reject an order of Notes in whole or in part.
We estimate that our costs, fees and expenses in connection with this offering, other than underwriting discounts and commissions, will be $    million.
No Market for the Notes
There is no established trading market for the Notes. The Issuer does not intend to apply for the Notes to be listed on any securities exchange or to arrange for the Notes to be quoted on any quotation system. The Issuer has been advised by the underwriters that they presently intend to make a market in the Notes after completion of this offering. The underwriters are not obligated, however, to make a market in the Notes and any such market making may be discontinued at any time at the sole discretion of the underwriters. In addition, market-making activities will be subject to the limits imposed by the Exchange Act, and may be limited. Accordingly, no assurance can be given as to liquidity of the trading market for the Notes or that an active public market for the Notes will develop. If an active public trading market for the Notes does not develop or ceases to exist, the market price and liquidity of the Notes may be adversely affected. If the Notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.

No Sale of Similar Securities
We have agreed that we will not, after the date of this prospectus supplement and until the issue date of the Notes, without first obtaining the prior written consent of the representative, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Issuer, Parent or any of the Subsidiary Guarantors and having a tenor of more than one year.
Settlement
We expect that delivery of the Notes will be made to investors on or about      , 2021, which will be the fifth business day following the date of this prospectus supplement (such settlement being referred to as “T+5”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes on the date of pricing or the next two business days will be required, by virtue of the fact that the Notes initially will settle in T+5, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement and should consult their own advisors.
Stabilization and Short Positions
In connection with the offering of the Notes, the underwriters, or persons acting on their behalf, may engage in transactions that stabilize, maintain or otherwise affect the price of the Notes. Specifically, the underwriters, or persons acting on their behalf, may bid for and purchase Notes in the open market to stabilize the price of the Notes. The underwriters, or persons acting on their behalf, may also over-allot the offering of the Notes, creating a syndicate short position, and may bid for and purchase Notes in the open market to cover the syndicate short position. In addition, the underwriters, or persons acting on their behalf, may bid for and purchase Notes in market-making transactions as permitted by applicable laws and regulations and impose penalty bids. Any of these activities may have the effect of preventing or retarding a decline in the market price of the Notes. These activities may also stabilize or maintain the respective market price of the Notes above market levels that may otherwise prevail. The underwriters are not required to engage in these activities, and may end these activities at any time. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Notes.
Neither the Issuer nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes. In addition, neither the Issuer nor any of the underwriters make any representation that the representative will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
Other Relationships
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research and principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments. Certain of the underwriters and/or their respective affiliates may be lenders under, or holders of, our indebtedness and would therefore receive any portion of the net proceeds of this offering used to repay such indebtedness. Affiliates of certain of the underwriters act as lenders and/or agents under the Credit Agreement. Deutsche Bank Securities Inc., one of the underwriters, is an affiliate of the Trustee.
If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates are likely to hedge and certain other of those underwriters or their affiliates may hedge their credit exposure to us consistent with their customary risk management policies. Typically, they would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby.
In addition, affiliates of certain of the underwriters have made commitments to provide us with secured bridge financing pursuant to that certain bridge commitment letter dated as of October 30, 2020, as amended on November 13, 2020, in an aggregate amount of up to $2.0 billion (reflecting commitment reductions as a result of the Q1 Notes Issuances). These commitments may be reduced by an amount equal to the aggregate gross proceeds of the Notes. See “Use of Proceeds.”
Notice to Prospective Investors in Canada
The Notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Prohibition of Sales to EEA Retail Investors
The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Directive 2017/1129 (as amended, the “Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of Notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of Notes. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the Prospectus Regulation.
Prohibition of sales to United Kingdom Retail Investors
The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (the “UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA. Consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.
Notice to Prospective Investors in the United Kingdom
This prospectus supplement and the accompanying prospectus are for distribution only to persons who
(1)
have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”);

(2)	are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order;
(3)	are outside the United Kingdom; or
(4)
are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”).

This and the accompanying prospectus are directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.
Notice to Prospective Investors in Singapore
This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA. Where the Notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the Notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SEA; (2) where no consideration is given for the transfer; or (3) by operation of law.
Singapore Securities and Futures Act Product Classification
Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the Securities and Futures Act (Chapter 289 of Singapore) (the “SFA”), the Issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the Notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Notice to Prospective Investors in Switzerland
This prospectus supplement and the accompanying prospectus are not intended to constitute an offer or solicitation to purchase or invest in the Notes. The Notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the Notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement, the accompany prospectus nor any other offering or marketing material relating to the Notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the Notes may be publicly distributed or otherwise made publicly available in Switzerland.
Notice to Prospective Investors in Japan
The Notes have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the Notes nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.
Notice to Prospective Investors in Hong Kong
Each underwriter (i) has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any Notes other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the laws of Hong Kong) (the “SFO”) and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (the “CO”) or which do not constitute an offer to the public within the meaning of the CO; and (ii) has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the Notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

LEGAL MATTERS
Certain legal matters with respect to the issuance of the Notes offered hereby will be passed upon for us by Fried, Frank, Harris, Shriver & Jacobson LLP, New York, New York; McLane Middleton Professional Association, Manchester, New Hampshire and Polsinelli PC, Kansas City, Missouri, and for the underwriters by Cahill Gordon & Reindel LLP, New York, New York.
EXPERTS
The T-Mobile financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2020 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting, which contains an explanatory paragraph on the effectiveness of internal control over financial reporting due to the exclusion of certain elements of the internal control over financial reporting of the Sprint business T-Mobile acquired during 2020.
The consolidated financial statements of Sprint and subsidiaries incorporated in this prospectus supplement by reference from T-Mobile US’s Current Report on Form 8-K filed on May 18, 2020 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph relating to Sprint’s adoption of Accounting Standard Update No. 2016-02, Leases (Topic 842), and an emphasis of matter paragraph relating to the acquisition of Sprint by T-Mobile US on April 1, 2020) incorporated by reference herein. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
This prospectus supplement is part of a registration statement on Form S-3 that we filed with the SEC, as amended. That registration statement contains more information than this prospectus supplement and the accompanying prospectus regarding us and our securities, including certain exhibits and schedules. You can obtain a copy of the registration statement from the SEC at the address listed below or from the SEC’s website.
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available over the Internet at the SEC’s web site at www.sec.gov. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov. Our filings with the SEC are also available on our website at www.T-Mobile.com. The information on our website is not incorporated by reference in this prospectus supplement and you should not consider it a part of this prospectus supplement, the accompanying prospectus or any related free writing prospectus (except for our SEC reports expressly incorporated by reference herein).

INFORMATION INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement, and later information filed with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents we subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering under this prospectus supplement (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K):
•	Parent’s Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on February 23, 2021;
•
Parent’s Proxy Statement on Schedule 14A filed with the SEC on April 21, 2020, to the extent specifically incorporated by reference into Part III of Parent’s Annual Report on Form 10-K for the year ended December 31, 2019; and

•	Parent’s Current Reports on Form 8-K filed with the SEC on May 18, 2020, January 6, 2021, January 14, 2021, March 10, 2021 and March 16, 2021.
Any statement contained in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in any subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.
You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference in that filing) at no cost, by writing to or telephoning us at the following address:
David A. Miller
Executive Vice President, General Counsel and Secretary
T-Mobile US, Inc.
12920 SE 38th Street Bellevue, Washington 98006
(425) 383-4000

PROSPECTUS

T-MOBILE US, INC.
Guarantees of Debt Securities of T-Mobile USA, Inc.
T-MOBILE USA, INC.
Debt Securities
T-Mobile USA, Inc., a Delaware corporation, may, from time to time, offer to sell, in one or more offerings, the debt securities described in this prospectus. T-Mobile US, Inc., a Delaware corporation, and the Co-Registrants listed in the Table of Additional Registrants in the registration statement on Form S-3 of which this prospectus forms a part may, from time to time, offer to sell, in one or more offerings, guarantees of debt securities of T-Mobile USA, Inc. The specific terms of any debt securities to be offered will be described in a supplement to this prospectus.
The securities may be sold to or through one or more underwriters, dealers or agents, or directly to investors, on a continuous or delayed basis. See “Plan of Distribution.”
Investing in our securities involves risks. See “Risk Factors” on page 5 of this prospectus, and any applicable prospectus supplement, and in the documents which are incorporated by reference herein.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is September 28, 2020.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, we may offer and sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices, and terms of the securities being offered. A prospectus supplement may add, update or change information contained in this prospectus. If information varies between this prospectus and any accompanying prospectus supplement, you should rely on the information in the accompanying prospectus supplement. This prospectus does not contain all the information provided in the registration statement filed with the SEC. You should carefully read both this prospectus and any prospectus supplement together with the additional information described below under “Where You Can Find More Information” and “Information Incorporated By Reference” before you make an investment decision.
We have not authorized anyone to provide you with different information. This document may only be used where it is legal to sell these securities. You should not assume that the information contained in this prospectus, or in any prospectus supplement, is accurate as of any date other than its date regardless of the time of delivery of the prospectus or prospectus supplement or any sale of the securities.
Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in a prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. See “Information Incorporated By Reference.”
This prospectus and any accompanying prospectus supplement may include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included in this prospectus are the property of their respective owners.
In this prospectus, unless the context indicates otherwise, references to the “Company” and “our Company” refer to T-Mobile US, Inc. and references to “T-Mobile,” “we,” “our,” “ours” and “us” refer to T-Mobile US, Inc. and its subsidiaries. T-Mobile US, Inc. has no operations separate from its investment in T-Mobile USA, Inc. (“T-Mobile USA”). Accordingly, unless otherwise noted, all of the financial information in this prospectus is presented on a consolidated basis of T-Mobile. References to “you” refer to a prospective investor.

ABOUT US
We are the Un-carrier. Through our Un-carrier strategy, we have disrupted the wireless communications services industry, by actively engaging with and listening to our customers and eliminating their existing pain points, including providing them with added value and an exceptional experience and implementing signature Un-carrier initiatives that have changed wireless for good. We ended annual service contracts, overages, unpredictable international roaming fees, data buckets and so much more. We are inspired by a relentless customer experience focus, consistently leading the wireless industry in customer care by delivering an excellent customer experience with our “Team of Experts,” which drives our record-high customer satisfaction levels while enabling operational efficiencies.
We provide wireless services to postpaid, prepaid and wholesale customers and generate revenue by providing affordable wireless communications services to these customers, as well as a wide selection of wireless devices and accessories. Our most significant expenses relate to acquiring and retaining high-quality customers, providing a full range of devices, compensating employees, and operating and expanding our network. We provide service, devices and accessories across our flagship brands, T-Mobile, Metro by T-Mobile and Sprint, through our owned and operated retail stores, as well as through our websites, T-Mobile app and customer care channels. In addition, we sell devices to dealers and other third-party distributors for resale through independent third-party retail outlets and a variety of third-party websites.
On April 1, 2020, we completed our merger with Sprint in an all-stock transaction. Sprint is a communications company that offers a comprehensive range of wireless and wireline communications products and services. Our corporate headquarters and principal executive offices are located at 12920 SE 38th Street, Bellevue, Washington 98006. Our telephone number is (425) 378-4000.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements in this prospectus, the documents incorporated by reference and our other public statements include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, including information concerning our future results of operations, are forward-looking statements. These forward-looking statements are generally identified by the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “could” or similar expressions. Forward-looking statements are based on current expectations and assumptions, which are subject to risks and uncertainties that may cause actual results to differ materially from the forward-looking statements. The following important factors, along with the factors identified under “Risk Factors” and the risk factors incorporated by reference herein, could affect future results and cause those results to differ materially from those expressed in the forward-looking statements:
•
failure to realize the expected benefits and synergies of the merger with Sprint Corporation (“Sprint”), pursuant to the Business Combination Agreement with Sprint and the other parties named therein (as amended, the “Business Combination Agreement”) and the other transactions contemplated by the Business Combination Agreement (collectively, the “Transactions”) in the expected timeframes, in part or at all;

•
adverse economic, political or market conditions in the U.S. and international markets, including those caused by the COVID-19 pandemic, and the impact that any of the foregoing may have on us and our customers and other stakeholders;

•
costs of or difficulties in integrating Sprint’s network and operations into our network and operations, including intellectual property and communications systems, administrative and information technology infrastructure and accounting, financial reporting and internal control systems;

•	changes in key customers, suppliers, employees or other business relationships as a result of the consummation of the Transactions;
•	the risk that our business, investor confidence in our financial results and stock price may be adversely affected if our internal controls are not effective;
•	the risk of future material weaknesses resulting from the differences between T-Mobile’s and Sprint’s internal controls environments as we work to integrate and align policies and practices;
•
the impacts of the actions we have taken and conditions we have agreed to in connection with the regulatory proceedings and approvals of the Transactions including the disposition of Sprint’s prepaid wireless business (other than certain excluded assets) and certain related liabilities to DISH Network Corporation (the “Prepaid Transaction”) on July 1, 2020, the complaint and proposed final judgment agreed to by us, Deutsche Telekom AG, Sprint, SoftBank Group Corp. and DISH Network Corporation (“DISH”) with the U.S. District Court for the District of Columbia, which was approved by the Court on April 1, 2020, the proposed commitments filed with the Secretary of the FCC, which we announced on May 20, 2019, certain national security commitments and undertakings, and any other commitments or undertakings entered into, including but not limited to those we have made to certain states and nongovernmental organizations;

•	the ongoing commercial and transition services arrangements that we entered into with DISH in connection with the Prepaid Transaction, which we completed on July 1, 2020;
•	the assumption of significant liabilities, including the liabilities of Sprint in connection with, and significant costs, including financing costs, related to the Transactions;
•	our ability to make payments on debt or to repay existing or future indebtedness when due or to comply with the covenants contained therein;
•	adverse changes in the ratings of our debt securities or adverse conditions in the credit markets;
•	natural disasters, public health crises, including the COVID-19 pandemic, terrorist attacks or similar incidents;
•	competition, industry consolidation and changes in the market for wireless services, which could negatively affect our ability to attract and retain customers;
•	the effects of any future merger, investment, or acquisition involving us, as well as the effects of mergers, investments or acquisitions in the technology, media and telecommunications industry;

•	breaches of our and/or our third-party vendors’ networks, information technology and data security, resulting in unauthorized access to customer confidential information;
•	inability to implement and maintain effective cybersecurity measures over critical business systems;
•	challenges in implementing our business strategies or funding our operations, including payment for additional spectrum or network upgrades;
•	the impact on our networks and business from major system and network failures;
•	difficulties in managing growth in wireless data services, including network quality;
•	material changes in available technology and the effects of such changes, including product substitutions and deployment costs and performance;
•	the timing, scope and financial impact of our deployment of advanced network and business technologies;
•	the occurrence of high fraud rates related to device financing, customer credit cards, dealers, subscriptions, or account take over fraud;
•	our inability to retain and hire key personnel;
•	any changes in the regulatory environments in which we operate, including any increase in restrictions on the ability to operate our networks and changes in data privacy laws;
•	unfavorable outcomes of existing or future litigation or regulatory actions, including litigation or regulatory actions related to the Transactions;
•	the possibility that we may be unable to adequately protect our intellectual property rights or be accused of infringing the intellectual property rights of others;
•	changes in tax laws, regulations and existing standards and the resolution of disputes with any taxing jurisdictions;
•	the possibility that we may be unable to renew our spectrum leases on attractive terms or acquire new spectrum licenses or leases at reasonable costs and terms;
•	any disruption or failure of third parties (including key suppliers) to provide products or services;
•	material adverse changes in labor matters, including labor campaigns, negotiations or additional organizing activity, and any resulting financial, operational and/or reputational impact;
•	changes in accounting assumptions that regulatory agencies, including the SEC, may require, which could result in an impact on earnings; and
•	interests of our significant stockholders that may differ from the interests of other stockholders.
Additional information concerning these and other risk factors is contained in the documents incorporated herein by reference.
Forward-looking statements in this prospectus, any accompanying prospectus supplement or the documents incorporated by reference speak only as of the date of this prospectus, the applicable prospectus supplement or the applicable document incorporated by reference (or such earlier date as may be specified in the applicable prospectus supplement or other document), as applicable, are based on assumptions and expectations as of such dates, and involve risks, uncertainties and assumptions, many of which are beyond our ability to control or predict, including the factors above. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. For more information, see the section entitled “Where You Can Find More Information.” The results presented for any period may not be reflective of results for any subsequent period.
You should carefully read and consider the cautionary statements contained or referred to in this section in connection with any subsequent written or oral forward-looking statements that may be issued by us or persons acting on our behalf, and all future written and oral forward-looking statements attributable to us are expressly qualified in their entirety by the foregoing cautionary statements.

RISK FACTORS
An investment in our securities involves risks. You should carefully consider the risks described in the sections entitled “Risk Factors” in any prospectus supplement and those set forth in documents incorporated by reference in this prospectus and any applicable prospectus supplement, as well as other information in this prospectus and any applicable prospectus supplement, before purchasing any of our securities. Each of the risks described in these sections and documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a loss of your investment. Additional risks and uncertainties not known to us or that we deem immaterial may also impair our business, financial condition, results of operations and prospects.

USE OF PROCEEDS
Unless otherwise indicated in the applicable prospectus supplement, we expect to use the net proceeds from the sale of the securities by us described in this prospectus for general corporate purposes, which could include, but may not be limited to, working capital, capital expenditures, the repayment or refinancing, in whole or in part, of debt, acquisition of additional spectrum, asset or business acquisitions, repurchase, redemption or retirement of securities, corporate development opportunities and future technology initiatives.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES OF DEBT SECURITIES
We may issue debt securities and guarantees of debt securities. We will set forth in the accompanying prospectus supplement a description of the debt securities and guarantees of debt securities that may be offered under this prospectus. The applicable prospectus supplement and other offering material relating to such offering will describe the specific terms relating to the series of debt securities and guarantees being offered, including a description of the material terms of the indenture (and any supplemental indentures) governing such series. These terms may include the following:
•	the title of the series of the offered debt securities;
•	the price or prices at which the offered debt securities will be issued;
•	any limit on the aggregate principal amount of the offered debt securities;
•	the date or dates on which the principal of the offered debt securities will be payable;
•
the rate or rates (which may be fixed or variable) per year at which the offered debt securities will bear interest, if any, or the method of determining the rate or rates and the date or dates from which interest, if any, will accrue;

•
if the amount of principal, premium or interest with respect to the offered debt securities of the series may be determined with reference to an index or pursuant to a formula, the manner in which these amounts will be determined;

•	the date or dates on which interest, if any, on the offered debt securities will be payable and the regular record dates for the payment thereof;
•
the place or places, if any, in addition to or instead of the corporate trust office of the trustee, where the principal, premium and interest with respect to the offered debt securities will be payable;

•
the period or periods, if any, within which, the price or prices of which, and the terms and conditions upon which the offered debt securities may be redeemed, in whole or in part, pursuant to optional redemption provisions;

•
the terms on which we would be required to redeem or purchase the offered debt securities pursuant to any sinking fund or similar provision, and the period or periods within which, the price or prices at which and the terms and conditions on which the offered debt securities will be so redeemed and purchased in whole or in part;

•	the denominations in which the offered debt securities will be issued, if other than denominations of $2,000 and integral multiples of $1,000;
•
the form of the offered debt securities and whether the offered debt securities are to be issued in whole or in part in the form of one or more global securities and, if so, the identity of the depositary for the global security or securities;

•	the portion of the principal amount of the offered debt securities that is payable on the declaration of acceleration of the maturity, if other than their principal amount;
•
if other than U.S. dollars, the currency or currencies in which the offered debt securities will be denominated and payable, and the holders’ rights, if any, to elect payment in a foreign currency or a foreign currency unit other than that in which the offered debt securities are otherwise payable;

•	whether the offered debt securities will be issued with guarantees and, if so, the terms of any guarantee of the payment of principal and interest with respect to the offered debt securities;
•	any addition to, or modification or deletion of, any event of default or any covenant specified in the indenture;
•
whether the offered debt securities will be convertible or exchangeable into other securities, and if so, the terms and conditions upon which the offered debt securities will be convertible or exchangeable;

•	whether the offered debt securities will be senior or subordinated debt securities;
•	any trustees, authenticating or paying agents, transfer agents or registrars or other agents with respect to the offered debt securities; and
•	any other specific terms of the offered debt securities.

PLAN OF DISTRIBUTION
We may sell the securities being offered hereby:
•	directly to purchasers;
•	through agents;
•	through dealers;
•	through underwriters;
•	through a combination of any of the above methods of sale; or
•	through any other methods described in a prospectus supplement.
We will identify the specific plan of distribution, including any direct purchasers, agents, dealers, underwriters and, if applicable, their compensation, the purchase price, the net proceeds to us, the public offering price, and any discounts or concessions allowed or reallowed or paid to dealers, in a prospectus supplement.
The distribution of securities may be effected, from time to time, in one or more transactions, including block transactions and transactions on any organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities.
Offers to purchase the securities may be solicited directly by us or by agents designated by us from time to time. We will, in the prospectus supplement relating to an offering, name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.
If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell the securities to the dealer, as principal. The dealer, which may be deemed to be an underwriter as that term is defined in the Securities Act, may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. Dealer trading may take place in certain of the securities, including securities not listed on any securities exchange.
If an underwriter or underwriters are utilized in the sale, we will execute an underwriting agreement with the underwriters at the time of sale to them and the names of the underwriters will be set forth in the applicable prospectus supplement, which will be used by the underwriters to make resales of the securities in respect of which this prospectus is delivered to the public. The obligations of underwriters to purchase securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of the securities of a series if any are purchased.
We may directly solicit offers to purchase the securities and we may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.
Underwriters, dealers, agents and other persons may be entitled, under agreements that may be entered into with us, to indemnification against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that they may be required to make in respect thereof. Underwriters, dealers and agents may engage in transactions with, or perform services for, us in the ordinary course of business.
Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.
In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

LEGAL MATTERS
Unless otherwise specified in connection with the particular offering of any securities, the validity of the securities offered by this prospectus will be passed upon for us by Fried, Frank, Harris, Shriver & Jacobson LLP, New York, New York. Certain matters pertaining to the laws of Colorado, Georgia, Kansas, Missouri, Nevada, Texas and Virginia will be passed upon for us by Polsinelli PC. Certain matters pertaining to the laws of New Hampshire will be passed upon for us by McLane Middleton Professional Association.
EXPERTS
The T-Mobile US, Inc. financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2019 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The consolidated financial statements of Sprint and subsidiaries incorporated in this prospectus by reference from the Company’s Current Report on Form 8-K filed on May 18, 2020, have been audited by Deloitte & Touche LLP, independent auditors, as set forth in their report (which report expresses an unqualified opinion and includes an explanatory paragraph relating to Sprint’s adoption of Accounting Standard Update No. 2016-02, Leases (Topic 842), and an emphasis of matter paragraph relating to the acquisition of Sprint by the Company on April 1, 2020) incorporated by reference herein. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available over the Internet at the SEC’s web site at www.sec.gov. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov. Our filings with the SEC are also available on our website at www.t-mobile.com. The information on our website is not incorporated by reference in this prospectus or any prospectus supplement and you should not consider it a part of this prospectus or any accompanying prospectus supplement.

INFORMATION INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and any accompanying prospectus supplement, and later information filed with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents subsequently filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the termination of the offering under this prospectus and any prospectus supplement (in each case, other than information deemed furnished and not filed in accordance with SEC rules, including pursuant to Items 2.02 and 7.01 of Form 8-K or corresponding information furnished under Item 9.01 or included in a furnished exhibit, except as stated specifically below):
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the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on February 6, 2020, including those portions of our Proxy Statement on Schedule 14A filed with the SEC on April 21, 2020 that are incorporated by reference in such Annual Report;

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the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020 filed with the SEC on May 6, 2020 and August 6, 2020 (as amended by Amendment No. 1 to the Quarterly Report on Form 10-Q filed on August 10, 2020); and

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the Company’s Current Reports on Form 8-K filed with the SEC on February 11, 2020, February 19, 2020, February 20, 2020, March 12, 2020, March 19, 2020, March 25, 2020, April 1, 2020 at 9:23 a.m. Eastern time (as amended by the Current Report on Form 8-K/A filed on April 17, 2020), April 1, 2020 at 9:40 a.m. Eastern time (excluding all information deemed furnished and not filed other than the sections titled “Risk Factors” and “Recent Developments” in Exhibit 99.1 thereto), April 13, 2020, April 16, 2020, April 24, 2020, May 18, 2020, June 8, 2020, June 17, 2020 at 4:46 p.m. Eastern time, June 17, 2020 at 5:04 p.m. Eastern time, June 18, 2020, June 22, 2020, June 26, 2020 at 4:26 p.m. Eastern time, June 26, 2020 at 4:34 p.m. Eastern time, July 1, 2020, July 28, 2020, August 4, 2020, September 17, 2020 and September 18, 2020.

The financial statements of Sprint and subsidiaries included in our Current Report on Form 8-K/A filed on April 17, 2020 have been superseded by the financial statements in our Current Report on Form 8-K filed on May 18, 2020 and therefore Deloitte & Touche LLP has not reissued their opinion included in the prior filing.
You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing to or telephoning us at the following address:
David A. Miller
Executive Vice President, General Counsel and Secretary
T-Mobile US, Inc.
12920 SE 38th Street
Bellevue, Washington 98006
(425) 383-4000

$3,000,000,000

$                  % Senior Notes due 2026
$                  % Senior Notes due 2029
$                  % Senior Notes due 2031
Prospectus
Joint Book-Running Managers

Credit Suisse
Citigroup
Deutsche Bank Securities
Goldman Sachs & Co. LLC
Barclays
J.P. Morgan
Morgan Stanley
RBC Capital Markets
        , 2021